UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A NO. 4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEXINGTON RESOURCES, INC.
(Exact name of registrant as specified in charter)
NEVADA (State or jurisdiction of incorporation or organization)	3663 (Primary Standard Industrial Classification Code Number)	88-0365453 (I.R.S. Employer Identification No.)
7473 West Lake Mead Road, Las Vegas, Nevada, 89128 Telephone: (702) 382-5139
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Grant R. Atkins President, Chief Executive Officer, Chairman, Principal Executive Officer and a director 7473 West Lake Mead Road, Las Vegas, Nevada, 89128 Telephone: (702) 382-5139
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Thomas J. Deutsch, Esq.
LANG MICHENER LLP
1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7
Telephone: (604) 689-9111 and Facsimile: (604) 685-7084

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(4)	Proposed Maximum Aggregate Offering Price(6)	Amount of Registration Fee
Common stock, par value $0.00025 per share (2)	8,415,000	$1.01(4)	$8,499,150	$909.41
Common stock, par value $0.00025 per share (3)	7,650,000	$1.25(5)	$9,562,500	$1,023.18
Total	16,065,000		$18,061,650	$1,932.59

  In addition to the shares set forth in the table, this registration statement also covers any additional shares that shall become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction that results in an increase in the number of outstanding shares in accordance with Rule 416(a) of the Securities Act.

  The Company issued has issued an aggregate of 7,650,000 units (each a "Unit") at a price of $1.00 per Unit, with each Unit consisting of one share of common stock and one non-transferable common stock purchase warrant (each a "Warrant") to the selling shareholders named herein. The Company issued an additional 765,000 shares of common stock as finders' fees in connection with the completion of the offering of Units. The common stock to be registered represents the 7,650,000 shares of common stock issued in connection with the issue of the Units and the 765,000 shares issued as payment of the finders' fees.

  Comprised of 7,650,000 shares of common stock issuable upon exercise of the Warrants. Each Warrant entitles the holder to purchase one additional share of common stock at a price of $1.25 per share.

  Calculated in accordance with Rule 457(c) based on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on June 27, 2006.

  Calculated in accordance with Rule 457(g) based on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on June 27, 2006.

  Estimated solely for the purposed of determining the registration fee in accordance with Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JANUARY 24, 2007

PROSPECTUS

LEXINGTON RESOURCES, INC.

16,065,000 Shares of Common Stock

This prospectus relates to the sale of 8,415,000 shares of our common stock by the selling shareholders named in this prospectus under the heading "Selling Shareholders". We will not receive any proceeds from the sale of the currently outstanding common stock by the selling shareholders. In addition, this prospectus relates to the resale of 7,650,000 shares issuable upon the exercise of outstanding warrants to acquire shares of our common stock by certain of the selling shareholders. We will receive proceeds from this offering in the event that any warrants are exercised. If all of the warrants are exercised, we will receive proceeds in an amount up to $9,562,500.

Our common stock is quoted on the OTC Bulletin Board under the symbol "LXRS.OB". The last reported sale price of our shares of common stock on the OTC Bulletin Board on January 24, 2007 was $0.25 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus titled "Risk Factors" on pages 7 through 17 before buying any of our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until the registration statement (of which this prospectus is a part) filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ◆ , 2007

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TABLE OF CONTENTS
Item	Page No.
ABOUT THIS PROSPECTUS	I
PROSPECTUS SUMMARY	2
RISK FACTORS	6
Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.	6
The trading price of our stock on the OTC Bulletin Board has been and may continue to fluctuate significantly and stockholders may have difficulty reselling their shares.	7
Our business is difficult to evaluate because we have a limited operating history.	7
We have a history of operating losses and there can be no assurances we will be profitable in the future.	7
We have received a going concern opinion from our independent registered public accounting firm accompanying our December 31, 2005 and 2004 consolidated financial statements.	8
We will require additional funding in the future.	8
Our acquisitions may not be successful.	8
Our exploratory and development drilling and production operations may not be successful.	8
A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.	9
We are a new entrant into the oil and gas industry without profitable operating history and only have proved developed producing future net revenue of $2,200,000 at a 10% discounted present worth.	9
No assurance of the accuracy of the estimates of oil and gas reserves.	10
Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.	10
Prospects that we decide to drill may not yield natural gas or oil in commercially viable quantities.	10
We are substantially dependent on properties located in the Arkoma Basin and North Texas, which causes our risk to be concentrated.	11
Properties that we buy may not produce as projected and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against them.	11
The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.	11
We are dependent upon transportation and storage services provided by third parties.	11
Our results of operations are dependent upon market prices for oil and natural gas, which fluctuate widely and are beyond our control.	11
The oil and gas industry in which we operate involves many operating risks that can cause substantial losses.	12
The oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.	13
There can be no assurance we will be able to obtain drilling equipment to meet our drilling requirements.	13
The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.	13
Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.	13
Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.	14
Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.	14
We may be unable to retain key employees or consultants or recruit additional qualified personnel.	14
Our officers and directors may be subject to conflicts of interest.	14
One of our shareholders may exercise voting power of more than 15% of our common stock.	14
Additional issuances of equity securities may result in dilution to our existing stockholders.	15
Possible issuance of preferred stock.	15
Our common stock is classified as a "penny stock" under SEC rules which limits the market for our common stock.	15
A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.	15
Nevada law and our Articles of Incorporation may protect our directors from certain types of lawsuits.	15
FORWARD-LOOKING STATEMENTS	16
USE OF PROCEEDS	16

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SELLING SHAREHOLDERS	16
PLAN OF DISTRIBUTION	19
LEGAL PROCEEDINGS	21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
DESCRIPTION OF SECURITIES	25
EXPERTS	25
INTERESTS OF NAMED EXPERTS AND COUNSEL	25
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26
ORGANIZATION SINCE INCORPORATION	26
DESCRIPTION OF BUSINESS AND PROPERTIES	26
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	52
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER INFORMATION	54
EXECUTIVE COMPENSATION	57
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	58
WHERE YOU CAN FIND MORE INFORMATION	59
FINANCIAL STATEMENTS	59
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	120
SIGNATURES	130
POWER OF ATTORNEY	130

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement containing this prospectus, including the exhibits to the registration statement, also contains additional information about Lexington Resources, Inc. and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's website (located at www.sec.gov) or at the Securities and Exchange Commission's Public Reference Room mentioned under the heading "Where You Can Find More Information" of this prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. Our business, financial condition or results of operations may have changed since that date.

REFERENCES

As used in this prospectus: (i) the terms "we", "us", "our" and the "Company" mean Lexington Resources, Inc. and our wholly-owned subsidiaries, Lexington Oil & Gas Ltd. Co., Oak Hills Drilling and Operating International, Inc. and Oak Hills Drilling and Operating, LLC; (ii) "SEC" refers to the Securities and Exchange Commission; (iii) "Securities Act" refers to the Securities Act of 1933, as amended; (iv) "Exchange Act" refers to the Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

The Company

We are a natural resource exploration and production company currently engaged in the exploration, acquisition and development of oil and gas properties in the United States. We currently have an aggregate of approximately 4,718 gross developed and 5,511 gross undeveloped acres pursuant to leases and/or concessions. Effective January 31, 2006, we entered into an exploration agreement with Dylan Peyton, LLC to jointly develop, on a 50/50 basis, our undeveloped acreage on the Coal Creek, South Lamar, Middle Creek and H-9 Prospects discussed below. Our working interests and net revenue interests as discussed below reflect this arrangement.

Our material mineral properties are as follows:

  Wagnon Lease in Pittsburg County, Oklahoma. We have a 53.2% working interest and a 32.22% net revenue interest in 590 gross acres. The Kellster 1-5, Kyndal 2-2, Bryce 3-2 and Calleigh 4-2 wells are all in production.

  Coal Creek Prospect in Hughes and Pittsburg Counties, Oklahoma. We have a 47.5% working interest and a minimum 39.5% net revenue interest in 1,324 gross acres, a 47.5% working interest and a 39% net revenue interest on 372 acres and a 47.5% working interest and a 39.5% net revenue interest in an additional 23 acres. The Lex 1-34 and Brumbaugh 1-10 wells are in production, in which we have a 43.5% working interest and 18.88% working interest, respectively. The Ellis 1-15 well, in which we have an 88% working interest, is currently being reworked. Pursuant to further arrangements with Dylan Peyton LLC, the Company now participates 50/50 with Dylan Peyton LLC in the 88% working interest and 69.49% net revenue interest in this well. Paluca Petroleum, Inc. receives a 10% carried interest of our working interest pursuant to a farm-out agreement.

  Panther Creek Prospect in Hughes County, Oklahoma. We have a 100% working interest and an 81% net revenue interest in 201 acres. The POE 1-29 well, in which we have a 25.78% working interest, is in production.

  South Lamar Prospect in Hughes County, Oklahoma. We have a 50% working interest and a 39.25% net revenue interest in 960 acres. The Peyton 1-25 well and the Nicole 2-23H are completed and are both flowing gas, and the Dylan Peyton 1-24H well is in the completion phase. The Payton 2-25 and Dylan 2-24 are at various levels of site preparation and drilling.

  H-9 Prospect in Hughes County, Oklahoma. We have a 50% leasehold interest and a 39.625% net revenue interest in 1,849 acres and a 50% working interest and 39.125% net revenue interest in 325 acres. Gates 1-19, which was drilled by Orion Exploration, is completed and is now in production. We participate 50/50 with Dylan Peyton LLC in a 11.25% working interest and a 8.91% net revenue interest in those wells. The Gates 2-19 well has been completed by Orion Exploration and is now in production. The Gray 1-22 has been drilled with Dylan Peyton LLC and we have a 50% working interest and a 39.625% net revenue interest. The well is flowing but requires frac'ing. .

  Middle Creek Prospect in Hughes County, Oklahoma. We have a 50% leasehold interest and a 35% net revenue interest in 320 acres. There are two minimal producing gas wells, the Betsey 1-23 and the Fix 1-14, that existed at the time of purchase in which we have a 90% working interest and a 70% net revenue interest. There has been no new development on the property.

  Barnett Pathway Prospect in the Jack, Wise and Palo Pinto Counties, Texas. We have a 100% working interest and 70% net revenue interest in 2,325 acres and a 100% working interest and a 72.5% net revenue interest in an additional 601 acres in Parker and Hood Counties, Texas. The Martin 1H well in Parker County, Texas, has completed the drilling phase and frac and is now in production. The Gilbert lease (1,211 contiguous acres) in Palo Pinto County, Texas has completed drilling and frac of the Gilbert 1H but is not in production. We have a 90% working interest and a 63% net revenue interest in these two wells. The Gilbert 1H well is shut in pending resolution of water infiltration and the setup of compressor equipment to aid gas flows into a small diameter higher pressure pipeline. A Marble Falls zone above the Barnett Shale target represents an alternative or commingled production opportunity. We also have a 9% working interest and a 6.3% net revenue interest in the Paradise Park 1H well on property that we do not own. The well has been frac'ed, stimulated and fitted with production equipment and compressor and is in production.

  Geneva Prospect in Tarrant County, Texas. We have a 90% working interest and a 63% net revenue interest in 312 acres. The Oliver Unit 1H well is shut in pending resolution of water infiltration.

  Comanche County Prospect in Comanche County, Texas. We have a 50% working interest in approximately 5,670 acres of Barnett Shale and shallow gas targets. We do not yet know what our exact net revenue interest in this property will be, but anticipate it to be in the range of 37.5% and expect it will vary on a lease by lease basis. We have received title to 1,368 acres to date. The property will be developed on a 50/50 equal working basis with Dylan Peyton, LLC. We will pay approximately $1,250,000 for our 50% working interest in the new acreage through a combination of $575,000 (paid during the period ended September 30, 2006) and approximately $675,000 of carried drilling costs in the first Comanche Barnett Shale test well. The test well (Petta -1) commenced drilling on September 1, 2006. It is estimated that the total amount owing for acreage will be $1,400,000 resulting in an amount remaining to be paid of $350,000 after deducting the original payment of $575,000 and the carried costs estimated to be $475,000. We must pay the $350,000 in cash or restricted stock with piggy back registration rights at a 15% discount to the 30 day weighted average preceding the completion of the drilling of the Petta-1. The Petta-1 well will be analyzed with a view toward the possible completion once pipeline infrastructure in the area is further developed.

On January 20, 2006, we acquired Oak Hills Drilling and Operating International, Inc. ("Oak Hills International") and its subsidiary, Oak Hills Drilling and Operating, LLC ("Oak Hills") from the shareholders of Oak Hills International in consideration of the issuance of an aggregate of 6,000,000 shares of our common stock.

Oak Hills is a full service well drilling, operating and completion company. Until recently, Oak Hills owned a 10,000 foot operating depth Wilson Giant triple mechanical drilling rig, which operates on a twenty-four hour basis, and various other well and pipeline completion equipment. On January 2, 2007, we authorized the sale of this rig and related equipment by Oak Hills to Innovative Energy Services for $3,100,000. Fiscal year 2005 was Oak Hills' first year of substantial operating since acquiring its drilling rig in late 2004. Although Oak Hills no longer owns the Wilson Giant drilling rig, it continues to provide well completion and related services to a small group of clients, including us.

We were incorporated as "All Wrapped Up, Inc." under the laws of the State of Nevada in 1996. We acquired all of the issued and outstanding shares of Lexington Oil & Gas Ltd. Co., an Oklahoma limited liability company, on November 19, 2003. We issued an aggregate of 3,000,000 pre-split shares of our common stock in connection with this acquisition and changed our name to "Lexington Resources, Inc." This acquisition has been accounted for as a reverse merger.

Our executive offices are located at 7473 West Lake Mead Road Las Vegas, Nevada, U.S.A., 89128, and our telephone number is (702) 382-5139.

The Offering
The Issuer	Lexington Resources, Inc.
The Selling Shareholders

The selling shareholders are comprised of our existing shareholders who (i) purchased an aggregate of 7,650,000 units, with each unit being comprised of one share of our common stock and one share purchase warrant in private placement transactions that completed in April and May 2006, and (ii) received an aggregate of 765,000 shares of our common stock as finders' fees in connection with the private placement transactions. Each warrant entitles the selling shareholder to purchase one additional share of our common stock at a price of $1.25 per share. The selling shareholders are named in this prospectus under "Selling Shareholders".

Shares Offered by the Selling Shareholders	The selling shareholders are offering up to an aggregate of 16,065,000 shares of our common stock comprised of:

  7,650,000 shares of our common stock acquired by certain of the selling shareholders in the private placement transactions;

  765,000 shares of our common stock issued as finders' fees in connection with the private placement transactions; and

  7,650,000 shares of our common stock that may be acquired by certain of the selling shareholders upon exercise of the warrants.

Offering Price

The selling shareholders may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices, at prices related to prevailing market prices, at varying prices or negotiated prices. The shares may be sold directly or through agents or broker-dealers acting as agents on behalf of the selling shareholders. We will pay substantially all the expenses relating to the registration of the shares offered by this prospectus, except for sales commissions and other fees applicable to sales of the shares. See "Plan of Distribution" for a description of the methods of distribution.

Use of Proceeds

We will not receive any proceeds from the sale of the currently outstanding common stock held by the selling shareholders. We will receive proceeds in the event that any warrants are exercised. If all of the warrants are exercised, we will receive proceeds in an amount up to $9,562,500.

Market for our Common Stock	Our common stock is quoted on the OTC Bulletin Board under the symbol "LXRS.OB". The last report sale price for our shares on the OTC Bulletin Board on January 24, 2007 was $0.25 per share.
Outstanding Shares of Common Stock

There were 38,766,270 shares of our common stock issued and outstanding as at January 24, 2007. If all options and warrants are exercised, then there would be 51,450,270 shares of our common stock issued and outstanding.

Risk Factors	See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Glossary of Oil & Gas Terms

"BBl" means a barrel of 42 U.S. gallons of oil.

"Bcf" means a billion cubic fee of natural gas.

"Completion" means the installation of permanent equipment for the production of oil or gas.

"Development Well" means a well drilled within the proved area of oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

"EUR" or "estimate ultimate recovery" means total amount of oil or gas to be produced from a well or lease.

"Gross" when used with respect to acres or wells, refers to total acres or wells in which a company has a working interest.

"Horizontal drilling" means a drilling technique that permits the operator to contact and intersect a larger portion of the producing horizon than conventional vertical drilling techniques and can result in both increased production rates and greater ultimate recoveries of hydrocarbons.

"Mcf" means thousand cubic fee of gas.

"MMBtu" means one million British Thermal units.

"MMcf" means million cubic feet of natural gas.

"Net Revenue Interest" or "N.R.I." when used with respect to acres or wells, refers to gross acres using the ration of 6 multiplied, in each case, by the percentage of working interest owned by a company.

"Operator" means the company responsible for the exploration, development and production of an oil or gas well or lease.

"PV" or "present value of future revenues" or means the pretax present value of estimated future revenues to be generated from the production of proved reserves, net of estimated production and future development costs. Future net revenues are discounted to a present value of an annual rate which is typically 10%.

"Proved Reserves" means the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

"PUDs" or "Proved Undeveloped Reserves" means reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

"Reserves" means proved reserves.

"Working Interest" or "W.I." means an interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas on the leased acreage and requires the owner to pay a share of costs of drilling and production operations.

Summary of Financial Data

The following consolidated financial data has been derived from and should be read in conjunction with: (i) our unaudited interim financial statements as of and for the three and nine months ended September 30, 2006; and (ii) our audited financial statements for the years ended December 31, 2005 and 2004, together with the notes to these financial statements and the section of this prospectus entitled "Management's Discussion and Analysis or Plan of Operations" included elsewhere herein.

Balance Sheet Data
	As at September 30, 2006	As at December 31, 2005	As at December 31, 2004
	(Unaudited)	(Audited)	(Audited)
Cash and cash equivalents	$ 113,408	$ 520,332	$ 326,293
Working capital deficit	(5,268,493)	(2,372,426)	(382,953)
Total assets	22,158,139	7,706,042	3,095,248
Total liabilities	9,797,032	4,699,984	1,409,734
Total stockholders' equity	12,361,107	3,006,058	1,685,514

Statement of Operations Data
	Three Months Ended September 30, 2006	Nine Month Ended September 30, 2006	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Revenue	$ 991,672	$ 1,938,292	$ 693,860	$ 472,140
Operating expenses	1,333,909	5,447,478	4,457,684	6,502,897
Interest and finance fees	147,517	3,137,653	4,775,039	61,932
Net loss	27,854	3,875,439	8,538,863	6,092,689

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that we are currently aware of that are facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 38,766,270 shares of our common stock issued and outstanding as at January 24, 2007. When the registration statement of which this prospectus forms a part is declared effective, the Selling Stockholders will be able to resell up to 8,415,000 shares of our common stock. As a result, a substantial number of our shares of common stock may be issued and may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

Further, to the extent any of the Selling Stockholders exercise any of the warrants, and then resell the shares of common stock issued to them upon such exercise (subject to applicable securities law restrictions), the price of our common stock may decrease due to the additional shares of common stock in the market.

As of January 24, 2007, there were 24,649,251 outstanding shares of our common stock that are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. Further, as of January 24, 2007, there are an aggregate of 12,684,000 options and warrants outstanding.

Any significant downward pressure on the price of our common stock as the selling shareholders sell their shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

The trading price of our stock on the OTC Bulletin Board has been and may continue to fluctuate significantly and stockholders may have difficulty reselling their shares.

Our common stock has traded as low as $0.17 and as high as $7.46 (adjusted for pre-split share prices on a three new shares for one old share basis effected on January 28, 2004). In addition to volatility associated with Bulletin Board securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

  changes in the world wide price for oil or natural gas;

  disappointing results from our discovery or development efforts;

  failure to meet our revenue or profit goals or operating budget;

  decline in demand for our common stock;

  downward revisions in securities analysts' estimates or changes in general market conditions;

  technological innovations by competitors or in competing technologies;

  lack of funding generated for operations;

  investor perception of our industry or our prospects; and

  general economic trends.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price and you may lose all or part of your investment.

Our business is difficult to evaluate because we have a limited operating history.

In considering whether to invest in our common stock, you should consider that there is only limited historical financial and operating information available on which to base your evaluation of our performance. We commenced our business on November 19, 2003 and, as a result, we have a limited operating history.

We have a history of operating losses and there can be no assurances we will be profitable in the future.

We have a history of operating losses, expect to continue to incur losses, and may never be profitable, and we must be considered to be in the development stage. Further, we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We incurred losses totaling approximately $3,875,439 during the nine month period ended September 30, 2006. As of September 30, 2006, we had an accumulated deficit of $19,982,457 and a working capital deficit of $5,268,493. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

  the costs to acquire additional leases are more than we currently anticipate;

  drilling and completion costs for additional wells increase beyond our expectations; or

  we encounter greater costs associated with general and administrative expenses or offering costs.

Our development of and participation in an increasingly larger number of oil and gas prospects has required and will continue to require substantial capital expenditures. The uncertainty and factors described throughout this section may impede our ability to economically find, develop, exploit, and acquire natural gas and oil reserves. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future.

We have received a going concern opinion from our independent registered public accounting firm accompanying our December 31, 2005 and 2004 consolidated financial statements.

The independent registered public accounting firm's report accompanying our December 31, 2005 and 2004 consolidated financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared "assuming that the Company will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business. Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected.

We will require additional funding in the future.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our development plans and achieve production levels will be greatly limited. Our current development plans require us to make capital expenditures for the exploration and development of our oil and natural gas properties. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on favorable terms, if at all. Our future cash flows and the availability of financing will be subject to a number of variables, including potential production and the market prices of oil and natural gas. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

Our acquisitions may not be successful.

As part of our growth strategy, we intend to acquire additional oil and gas production properties. Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive properties. Even if we are successful in acquiring additional properties, some of the properties may not produce revenues at anticipated levels or failure to conduct drilling on prospects within specified time periods may cause the forfeiture of the lease in that prospect. There can be no assurance that we will be able to successfully integrate acquired properties, which could result in substantial costs and delays or other operational, technical, or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

Our exploratory and development drilling and production operations may not be successful.

We intend to drill additional wells and continue production operations on our current wells. There can be no assurance that our future drilling activities will be successful, and we cannot be sure that our overall drilling success rate or our production operations within a particular area will not decline. We may not recover all or any portion of our capital investment in the wells or the underlying leaseholds. Unsuccessful drilling activities would have a material adverse effect upon our results of operations and financial condition. The cost of drilling, completing, and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations including: (i) unexpected drilling conditions; (ii) pressure or irregularities in formation; (iii) equipment failures or accidents; (iv) adverse weather conditions; and (iv) shortages or delays in availability of drilling rigs and delivery of equipment.

Further, the coal beds in the Arkoma Basin in the State of Oklahoma from which we produce methane gas frequently contain water, which may hamper our ability to produce gas in commercial quantities. The amount of coal bed methane that can be commercially produced depends upon the coal quality, the original gas content of the coal seam, the thickness of the seam, the reservoir pressure, the rate at which gas is released from the coal, and the existence of any natural fractures through which the gas can flow to the well bore. However, coal beds frequently contain water that must be removed in order for the gas to detach from the coal and flow to the well bore. The average life of a coal bed well is only five to six years. Our ability to remove and dispose of sufficient quantities of water from the coal seam will determine whether or not we can produce coal bed methane in commercial quantities.

In addition, there is a risk of a failure during our drilling for natural gas in the Barnett Shale in the State of Texas. The reason for failure in the Barnett Shale Play is spacing and depth which are essential in producing from this zone. A fine layer of obsidian covers the Ellenberger zone which must be watched and avoided in the core areas. If, during our horizontal drilling, one of the fractures goes into the Ellenberger Zone which is below the Barnett Shale then all of the gas will follow the path of least resistance and follow into the Ellenberger zone which is an underground ocean itself and the well will not be successful.

There is no guarantee that the potential drilling locations that we have or acquire in the future will ever produce natural gas or oil, which could have a material adverse effect upon our results of operations.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We are a new entrant into the oil and gas industry without profitable operating history and only have proved developed producing future net revenue of $2,200,000 at a 10% discounted present worth.

Since September 29, 2003 (inception), our activities have been limited to organizational efforts, obtaining working capital and acquiring and developing a limited number of properties. As a result, there is limited information regarding production or revenue generation. Further, a Mid-Year 2006 Reserves and Economic Evaluation initially prepared on August 7, 2006 and finalized September 23, 2006 by Pinnacle Energy Services, LLC (based on evaluation of our assets as of July 1, 2006), shows proven developed producing future net revenue of $2,200,000 (before income taxes) at a 10% discounted present worth. As a result, our future revenues may be limited.

Our prospects are still in the development stage, and estimates made at this time by our contracted independent reservoir engineer as to proved or probable oil and natural gas reserves cannot be guaranteed, nor can we be certain that sufficient reserves will be maintained or new reserves discovered for production. Although several wells have been drilled to date and several others are nearing completion, the absence of a sustained production history provides risk regarding independent reserve estimates. Property lease positions in other locations that have been purchased by the Company are unproven, having little to no production, which prevents our engineers from assigning any proved or probable reserves to these other properties.

No assurance of the accuracy of the estimates of oil and gas reserves.

We have obtained a report on the estimated reserves on our leases. Reserve estimates are based upon various assumptions, including assumptions relating to oil and gas prices, drilling and operating expenses, production levels and rates of decline, capital expenditures, taxes and availability of funds. No one can measure underground accumulations of oil and natural gas in an exact way. As a result, estimated quantities of proved reserves, projections of future production rates, and the timing of development expenditures may be incorrect. Any significant variance from these assumptions to actual figures could greatly affect our estimates of reserves, the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, the classifications of reserves based on risk of recovery, and estimates of the future net cash flows.

Further, the present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated oil and natural gas reserves. Actual future net cash flows from our oil and natural gas properties also will be affected by factors such as:

  actual prices we receive for oil and natural gas;

  the amount and timing of actual production;

  the amount and timing of operating costs incurred;

  supply of and demand for oil and natural gas; and

  changes in governmental regulations or taxation.

The timing of both our production and our incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% discount factor used when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general. Actual future production, oil and gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves will most likely vary from those estimates and any significant variance could have a material adverse effect on our future results from operations.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Thus, our future oil and natural gas reserves and production and, therefore, our cash flow and income are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs.

Prospects that we decide to drill may not yield natural gas or oil in commercially viable quantities.

We describe some of our current prospects in this prospectus. Our prospects are in various stages of evaluation, ranging from a prospect that is ready to drill to a prospect that will require substantial additional seismic data processing and interpretation. However, the use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling and testing whether natural gas or oil will be present or, if present, whether natural gas or oil will be present in sufficient quantities to recover drilling or completion costs or to be economically viable. If we drill additional wells that we identify as dry holes in our current and future prospects, our drilling success rate may decline and materially harm our business. In sum, the cost of drilling, completing and operating any wells is often uncertain and new wells may not be productive.

We are substantially dependent on properties located in the Arkoma Basin and North Texas, which causes our risk to be concentrated.

All of our producing wells and leases are located in the Arkoma Basin in the State of Oklahoma and in North Texas. As a result, we may be disproportionately exposed to the impact of delays or interruptions of production from these wells caused by significant governmental regulation, transportation capacity constraints, curtailment of production or interruption of transportation of natural gas produced from the wells in this basin.

Properties that we buy may not produce as projected and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against them.

One of our growth strategies is to capitalize on opportunistic acquisitions of oil and natural gas reserves. However, our reviews of acquired properties are inherently incomplete because it generally is not feasible to review in depth every individual property involved in each acquisition. A detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Further, environmental problems, such as ground water contamination, are not necessarily observable even when an inspection is undertaken. Acquiring properties with liabilities would have a material adverse effect upon our results of operations.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These and other changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas, which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include, but are not limited to, the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on our invested capital.

We are dependent upon transportation and storage services provided by third parties.

We will be dependent on the transportation and storage services offered by various interstate and intrastate pipeline companies for the delivery and sale of our gas supplies. Both the performance of transportation and storage services by interstate pipelines and the rates charged for such services are subject to the jurisdiction of the Federal Energy Regulatory Commission or state regulatory agencies. An inability to obtain transportation and/or storage services at competitive rates could hinder our processing and marketing operations and/or affect our sales margins.

Our results of operations are dependent upon market prices for oil and natural gas, which fluctuate widely and are beyond our control.

Our revenue, profitability, and cash flow depend upon the prices and demand for oil and natural gas. The markets for these commodities are very volatile and even relatively modest drops in prices can significantly affect our financial results and impede our growth. Prices received also will affect the amount of future cash flow available for capital expenditures and may affect our ability to raise additional capital. Lower prices may also affect the amount of natural gas and oil that can be economically produced from reserves either discovered or acquired.

  factors that can cause price fluctuations include:

  the level of consumer product demand;

  weather conditions;

  domestic and foreign governmental regulations;

  the price and availability of alternative fuels;

  technical advances affecting energy consumption;

  proximity and capacity of oil and gas pipelines and other transportation facilities;

  political conditions in natural gas and oil producing regions;

  the domestic and foreign supply of natural gas and oil;

  the ability of members of Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

  the price of foreign imports; and

  overall domestic and global economic conditions.

The availability of a ready market for our oil and gas depends upon numerous factors beyond our control, including the extent of domestic production and importation of oil and gas, the relative status of the domestic and international economies, the proximity of our properties to gas gathering systems, the capacity of those systems, the marketing of other competitive fuels, fluctuations in seasonal demand and governmental regulation of production, refining, transportation and pricing of oil, natural gas and other fuels.

The oil and gas industry in which we operate involves many operating risks that can cause substantial losses.

Our drilling activities are subject to many risks, including the risk that we will not discover commercially productive reservoirs. Drilling for oil and natural gas can be unprofitable, not only from dry holes, but from productive wells that do not produce sufficient revenues to return a profit. In addition, our drilling and producing operations may be curtailed, delayed or cancelled as a result of other factors, including:

  fires;

  explosions;

  blow-outs and surface cratering;

  uncontrollable flows of underground natural gas, oil, or formation water;

  natural disasters;

  facility and equipment failures;

  title problems;

  shortages or delivery delays of equipment and services;

  abnormal pressure formations; and

  environmental hazards such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

If any of these events occur, we could incur substantial losses as a result of:

  injury or loss of life;

  severe damage to and destruction of property, natural resources or equipment;

  pollution and other environmental damage;

  clean-up responsibilities;

  regulatory investigation and penalties;

  suspension of our operations; or

  repairs necessary to resume operations.

If we were to experience any of these problems, it could affect well bores, gathering systems and processing facilities, any one of which could adversely affect our ability to conduct operations. We may be affected by any of these events more than larger companies, since we have limited working capital. We currently maintain $2 million of liability insurance on bodily injury per year, for up to 25 wells, which includes coverage for pollution, environmental damage and chemical spills. However, for some risks, we may elect not to obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect operations. Moreover, we cannot provide assurance that we will be able to maintain adequate insurance in the future at rates considered reasonable.

The oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring the leases.

The oil and natural gas industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only explore for and produce oil and natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil and natural gas properties.

There can be no assurance we will be able to obtain drilling equipment to meet our drilling requirements.

There is currently a high demand for drilling equipment. We have experienced delays in the past in obtaining drilling rigs. While our exploration agreement with Dylan Peyton, LLC has given us access to drill rigs to develop our properties, we may still encounter limitations with respect to drilling equipment. There can be no assurance that we will be able to obtain the requisite drilling equipment to meet our planned drilling initiatives according to our timetable. In the event that we are unable to obtain drilling equipment to conduct our exploration operations, it could have a material adverse effect upon our business and our results of operations.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, state, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend material amounts on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. However, we are not fully insured against all possible environmental risks.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

We may be unable to retain key employees or consultants or recruit additional qualified personnel.

Our extremely limited personnel means that we would be required to spend significant sums of money to locate and train new employees in the event any of our employees resign or terminate their employment with us for any reason. Due to our limited operating history and financial resources, we are entirely dependent on the continued service of Grant R. Atkins, our Chief Executive Officer, and Douglas Humphreys, Drilling Operations Manager of Lexington Oil & Gas Ltd. Co. Further, we do not have key man life insurance on either of these individuals. We may not have the financial resources to hire a replacement if one or both of our officers were to die. The loss of service of either of these employees could therefore significantly and adversely affect our operations.

Our officers and directors may be subject to conflicts of interest.

Our officers and directors serve only part time and are subject to conflicts of interest. Each of our executive officers and directors serves only on a part time basis. Each devotes part of his working time to other business endeavors, including consulting relationships with other oil and gas entities, and has responsibilities to these other entities. Such conflicts include deciding how much time to devote to our affairs, as well as what business opportunities should be presented to the company. Because of these relationships, our officers and directors will be subject to conflicts of interest.

One of our shareholders may exercise voting power of more than 15% of our common stock.

Orient Exploration, Inc. ("Orient Exploration") owns 6,000,000 shares of our common stock, or 15.48% of our outstanding common stock, as of the date hereof. Due to its stock ownership, Orient Exploration may be in a position in combination with others to effect control to elect our Board of Directors and, therefore, to control our business and affairs, including certain significant corporate actions such as acquisitions, the sale or purchase of assets, and the issuance and sale of our securities. Further, Orient Exploration may be able to prevent or cause a change in control. We also may be prevented from entering into transactions that could be beneficial to us without Orient Exploration's consent. The interest of our largest shareholder may differ from the interests of other shareholders.

Additional issuances of equity securities may result in dilution to our existing stockholders.

Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock and 75,000,000 shares of preferred stock. The board of directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, if you acquire shares of our common stock from the selling shareholders, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

Possible issuance of preferred stock.

We are authorized to issue up to 75,000,000 shares of preferred stock. The preferred stock may be issued in one or more series; the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions as determined by the Board of Directors. Although we have no present plans to issue any shares of preferred stock, the issuance of preferred stock in the future could adversely affect the rights of the holders of common stock and reduce the value of the common stock.

Our common stock is classified as a "penny stock" under SEC rules which limits the market for our common stock.

Because our stock is not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market, and because the market price of the common stock is less than $5 per share, the common stock is classified as a "penny stock". Our stock has not traded above $5 per share since June 28, 2004. SEC Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor". This includes the requirement that a broker-dealer must make a determination that investments in penny stocks are suitable for the customer and must make special disclosures to the customers concerning the risk of penny stocks. Many broker-dealers decline to participate in penny stock transactions because of the extra requirements imposed on penny stock transactions. Application of the penny stock rules to our common stock reduces the market liquidity of our shares, which in turn affects the ability of holders of our common stock to resell the shares they purchase, and they may not be able to resell at prices at or above the prices they paid.

A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this prospectus that are not residents of the United States.

Nevada law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this prospectus include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties outlined in this prospectus under "Risk Factors". These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this prospectus. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this prospectus are made as of the date of this prospectus and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the United States Private Securities Litigation Reform Act of 1995 does not apply to the offering made by this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. We would receive gross proceeds in the approximate amount of $9,562,500 assuming the exercise of all warrants of which the underlying common stock are being offered hereby.

All proceeds from the sale of the shares will be for the account of the selling shareholders, and they will pay any and all expenses incurred by them for brokerage, accounting or tax services (or any other expenses incurred by them in disposing of their shares). We will however incur substantially all of the costs associated with the filing of this prospectus and the registration statement of which it forms a part.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 16,065,000 shares of common stock offered through this prospectus. The selling shareholders are comprised of our existing shareholders who (i) purchased an aggregate of 7,650,000 units in separate private placement transactions that completed on April 28, 2006, May 3, 2006, and May 16, 2006, and (ii) were issued 765,000 shares of our common stock as finders' fees in connection with the private placement transactions. Each warrant entitles the selling shareholder to purchase one additional share of our common stock at a price of $1.25 per share for a period of 18 months from the date of issuance or 12 months from the effective date of the registration statement of which this prospectus forms a part, whichever is earlier (except that 875,000 of the warrants are exercisable up to the later of those two dates). The private placement transactions were completed in reliance of Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), with respect to investors in the United States, and in reliance of Rule 903 of Regulation S of the Securities Act, with respect to those investors who were not "U.S. Persons", within the meaning of Regulation S, and who were otherwise outside of the United States. Sales to United States investors pursuant to Rule 506 of Regulation D were limited to investors who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D. Each unit was comprised of one share our common stock and one warrant.

The selling shareholders are offering up to an aggregate of 16,065,000 shares of our common stock comprised of:

  7,650,000 shares of our common stock acquired by certain of the selling shareholders in the private placement transactions;

  765,000 shares of our common stock issued as finders' fees in connection with the private placement transactions; and

  7,650,000 shares of our common stock that may be acquired by certain of the selling shareholders who participated in the private placement of units upon exercise of the warrants.

In connection with the private placement transactions, we agreed to file a registration statement with the SEC, within 60 days following the closings, to register the shares of common stock that were issued to the selling shareholders as part of the units and the shares that may be acquired by the selling shareholders upon exercise of their warrants. We also agreed to register the shares that were issued in connection with the finders' fees. If we fail to have a registration statement declared effective within 120 calendar days from the closings of the private placements or, if such registration is declared effective, but sales cannot be made pursuant thereto (including because there is a stop order or we have failed to update the registration statement or our common stock is not listed or quoted on a recognized stock exchange or over-the-counter market or trading has been suspended), then we are required to make a monthly payment to the purchasers of the units equal to 1.5% of the subscription price for the units.

The following table sets forth certain information regarding the beneficial ownership of the shares of common stock to be sold by the selling shareholders as of January 24, 2007. The number of shares held by the selling shareholders include both the shares issued in the private placement transactions and the shares issuable to the selling shareholders upon exercise of the warrants.

Information with respect to beneficial ownership is based upon information obtained from the selling shareholders. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below, to our knowledge, each of the named selling shareholders beneficially owns and has sole voting and investment power over, all shares or rights to these shares. Other than the relationships described below, none of the selling shareholders had or have any material relationship with us. Bernard L. Madoff Investment Securities LLC is an underwriter in connection with the offering of their securities under this prospectus because this selling shareholder is a registered broker-dealer. On information and belief based upon query by the Company to the selling shareholders, we do not believe that any other selling shareholders are registered broker-dealers or affiliates of registered broker-dealers. We do not have any agreement with Bernard L. Madoff Investment Securities LLC in connection with the distribution of any of the securities offered by this prospectus. Except as otherwise disclosed in this prospectus, to our knowledge, none of the selling shareholders has had any relationship with our company within the last three years.
Name of Selling Shareholder	Shares Beneficially Owned Prior to this Offering	Shares to be Offered under this Prospectus (1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
			Shares Beneficially Owned After Offering	Percentage of Issued and Outstanding Shares
Alexander Cox(2)	5,155,134	500,000	4,655,134	12.01%
Bernard L. Madoff Investment Securities LLC(3)	1,750,000	1,750,000	Nil	Nil
Europa International, Inc.(4)	300,000	300,000	Nil	Nil
Herbst Universal SA(5)	300,000	300,000	Nil	Nil
JPI Project Management Inc.(6)	40,000	40,000	Nil	Nil

Name of Selling Shareholder	Shares Beneficially Owned Prior to this Offering	Shares to be Offered under this Prospectus (1)	Number of Shares Owned After Offering and Percentage of Total of the Issued and Outstanding
Jurgen Hahn	1,000,000	1,000,000	Nil	Nil
Knoll Capital Fund II Master Fund(7)	300,000	300,000	Nil	Nil
Meadowbrook Opportunity Fund LLC(8)	600,000	600,000	Nil	Nil
Eastern Capital Corp.(9)	2,110,000	2,110,000	Nil	Nil
Parc Place Investments AG(10)	222,500	202,500	20,000	0.05%
Russ Shiels	50,000	50,000	Nil	Nil
Steve Webster	400,000	400,000	Nil	Nil
Sylvester P. Johnson IV	200,000	200,000	Nil	Nil
Tombstone Investments LLC(11)	542,500	542,500	Nil	Nil
Touradji Deep Rock Master Fund, Ltd.(12)	2,400,000	2,400,000	Nil	Nil
Touradji Global Resources Master Fund Ltd.(12)	3,600,000	3,600,000	Nil	Nil
Truk International Fund, LP(13)	32,000	32,000	Nil	Nil
Truk Opportunity Fund, LLC(13)	368,000	368,000	Nil	Nil
Tuva Financial S.A.(14)	20,000	20,000	Nil	Nil
Umex GMBH(15)	50,000	50,000	Nil	Nil
Vose Partners(16)	200,000	200,000	Nil	Nil
Westcliff Aggressive Growth, LP(17)	304,200	304,200	Nil	Nil
Westcliff Energy Partners, LP(17)	317,200	317,200	Nil	Nil
Westcliff Partners, LP(17)	478,600	478,600	Nil	Nil
Totals:	20,740,134	16,065,000	4,675,134	12.06%

  Consists of the shares issued to the selling shareholder upon completion of the private placement transaction and shares issuable to the selling shareholders upon exercise of the warrants.

  Alexander Cox is the holder of record of 2,155,134 shares of our common stock. In addition, Longfellow Industries (B.C.), Ltd. is the holder of record of 3,000,000 shares of our common stock. The sole shareholder of Longfellow Industries (B.C.) Ltd. is Irene V. Cox, the wife of Alexander Cox. As such, and as described herein under "Security Ownership of Certain Beneficial Owners and Management", Alexander Cox is the beneficial owner of 13.30% of our issued and outstanding shares.

  We are informed that Bernard L. Madoff is the owner of and exercises sole dispositive and voting power with respect to the shares of common stock owned by Bernard L. Madoff Investment Securities LLC; and this selling shareholder has no known relationship with our company. We are also informed that Bernard L. Madoff Investment Securities LLC acquired our securities in the ordinary course of business for their own account without any view or intention to distribute their securities and that, at the time of purchase, they had no agreements or understandings, directly or indirectly, with the Company or with any other party to distribute the securities.

  We are informed that Fred Knoll, of Knoll Capital Management, and Investment Manager for Europa International, Inc., exercises sole dispositive and voting power with respect to the shares of common stock owned by Europa International, Inc.; and this selling shareholder has no known relationship with our company.

  We are informed that Dr. George Hoop exercises sole dispositive and voting power with respect to the shares of common stock owned by Herbst Universal SA; and this selling shareholder has no known relationship with our company.

  We are informed that Jillian Williams exercises sole dispositive and voting power with respect to the shares of common stock owned by JPI Project Management Inc.; and this selling shareholder has no known relationship with our company.

  We are informed that Fred Knoll, of Knoll Capital Management, and Investment Manager for Knoll Capital Fund II Master Fund, exercises sole dispositive and voting power with respect to the shares of common stock owned by Knoll Capital Fund II Master Fund; and this selling shareholder has no known relationship with our company.

  We are informed that, through MYR Partners LLC, the manager of Meadowbrook Capital Management LLC which, in turn, is the manager of Meadowbrook Opportunity Fund LLC, Michael Ragins exercises sole dispositive and voting power with respect to the shares of common stock owned by Meadowbrook Opportunity Fund LLC.

  We are informed that Tanishka Hall, of Carlson Group Ltd., exercises sole dispositive and voting power with respect to the shares of common stock owned by Eastern Capital Corp.; and this selling shareholder has no known relationship with our company.

  We are informed that each of Sean Kelly, Phil Mast and Brent Pierce exercise joint dispositive and voting power with respect to the shares of common stock owned by Parc Place Investments AG. As described herein under "Security Ownership of Certain Beneficial Owners and Management", Brent Pierce is the beneficial owner of 5.64% of our issued and outstanding shares.

  We are informed that each of Paul T. Wertervelt, Jr. and Michael D. Bofino exercise joint dispositive and voting power with respect to the shares of common stock owned by Tombstone Investments LLC; and this selling shareholder has no known relationship with our company.

  We are informed that Touradji Capital Management, LP, serves as Investment Manager to each of Touradji Deep Rock Master Fund, Ltd. and Touradji Global Resources Master Fund Ltd., and that Paul Touradji is the managing member of the Investment Manager who exercises sole dispositive and voting power with respect to the shares of common stock owned by each of Touradji Deep Rock Master Fund, Ltd. and Touradji Global Resources Master Fund Ltd.; and these selling shareholders have no known relationship with our company.

  We are informed that, through Atoll Asset Management, LLC, the managing member of each of Truk Opportunity Fund, LP and Truk Opportunity Fund, LLC, Michael E. Fein and Stephen E. Saltzstein exercise joint dispositive and voting power with respect to the shares of common stock owned by each of Truk Opportunity Fund, LP and Truk Opportunity Fund, LLC. Both Messrs. Fien and Saltzstein disclaim beneficial ownership of the securities owned by each of Truk Opportunity Fund, LP and Truk Opportunity Fund, LLC.

  We are informed that Minna Ledereich exercises sole dispositive and voting power with respect to the shares of common stock owned by Tuva Financial S.A.

  We are informed that Christoph Mazotti exercises sole dispositive and voting power with respect to the shares of common stock owned by Umex GMBH; and this selling shareholder has no known relationship with our company.

  We are informed that James B. Vose exercises sole dispositive and voting power with respect to the shares of common stock owned by Vose Partners; and this selling shareholder has no known relationship with our company.

  We are informed that Richard S. Spencer, III, in his capacity as the managing member of Westcliff Capital Management, LLC, the General Partner of each of Westcliff Aggressive Growth, Westcliff Energy Partners, LP and Westcliff Partners, LP, holds the sole power to vote and dispose of the shares of common stock owned by each of Westcliff Aggressive Growth, Westcliff Energy Partners, LP and Westcliff Partners, LP; and these selling shareholders have no known relationship with our company.

PLAN OF DISTRIBUTION

Timing of Sales

The selling shareholders may offer and sell the shares covered by this prospectus at various times. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling shareholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The selling shareholders will sell their shares to the public at:

  the market price prevailing at the time of sale;

  a price related to such prevailing market price; or

  such other price as the selling shareholders determine from time to time.

The sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

  a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

  ordinary brokerage transactions in which the broker solicits purchasers;

  through options, swaps or derivative;

  privately negotiated transactions; or

  in a combination of any of the above methods.

The selling shareholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to the registration statement of which this prospectus forms a part, disclosing such arrangements, including the names of any broker dealers acting as underwriters.

Bernard L. Madoff Investment Securities LLC is an underwriter in connection with the offering of their securities under this prospectus because this selling shareholder is a registered broker-dealer. On information and belief based upon query by the Company to the selling shareholders, we do not believe that any other selling shareholders are registered broker-dealers or affiliates of registered broker-dealers. We do not have any agreement with Bernard L. Madoff Investment Securities LLC in connection with the distribution of any of the securities offered by this prospectus. The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling shareholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $42,932, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. An aggregate of $382,500 in cash and 765,000 shares of our common stock were issued as finders' fees in connection with the private placement transactions, and none of the finders has had any relationship with our company within the last three years.

LEGAL PROCEEDINGS

Management is not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties other than the following:

  Cude Oilfield Contractors Inc. and Cude Energy Services Inc. (collectively, the "lienholders"), recorded mineral property liens to secure payment in connection with amounts owed to the lienholders totaling $589,407 relating to labor, materials and services provided by the lienholders on certain of our drilling sites located in Texas. The properties subject to the liens include the Olive Lease in Tarrant County, the Martin Cantrell Lease in Parker County and the Gilbert Lease in Palo Pinto County. Subsequently, on or about December 1, 2006, the lienholders filed suit in each of Tarrant, Parker and Palo Pinto Counties, Texas, in connection with such claims.

  In addition, several of our properties are subject to notices of demand, claim, and liens, as more fully described herein in "Management's Discussion and Analysis or Plan of Operations--Mineral Property Liens."

As of the date of this prospectus, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings. Other than as described herein, management is not aware of any other legal proceedings pending or that have been threatened against us or our properties.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and executive officers and their respective ages as of January 24, 2007 are as follows:
Name	Age	Position with the Company
Grant R. Atkins	46	President, Chief Executive Officer, Chairman, Principal Executive Officer and a director
Douglas Humphreys	54	Director
Norman J. R. MacKinnon	71	Director, Secretary, Treasurer and Chief Financial Officer
Steve Jewett	68	Director
Gino Cicci	70	Director

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

Grant R. Atkins. Grant R. Atkins has been our Chief Executive Officer since July 2003, our President since 2001 and our Secretary and a director since September 1998. For the past ten years, Mr. Atkins has been self-employed and has acted as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. From 1998 to March 31, 2004, Mr. Atkins provided consulting services through Investor Communications International, Inc. to a number of private and public companies, including us. Mr. Atkins received a Bachelor of Commerce degree from the University of British Columbia. Mr. Atkins is a director of Derminsonics, Inc., which is quoted on the OTC Bulletin Board. Mr. Atkins is not a director or officer of any other U.S. reporting company.

Douglas Humphreys. Douglas Humphreys has been a director since April 30, 2004 and is a member of our audit committee. Mr. Humphreys is also a manager of Oak Hills Drilling and Operating, LLC ("Oak Hills"), one of our wholly-owned subsidiaries. Mr. Humphreys has been Operations Manager of Lexington Oil & Gas since November 2003 and an oil and gas consultant to Paluca Petroleum, Inc. since 1995. Mr. Humphreys is also an officer, director and sole shareholder of Paluca Petroleum, Inc. and has been a director of GHB Farms, Inc. Mr. Humphreys received his Bachelor of Science degree in Business and Geology from Southwest Oklahoma State University. Mr. Humphreys has been active in the industry for over 30 years, mostly in his home state of Oklahoma and in the surrounding oil and gas rich regions of the mid continent. His industry knowledge comes from hands-on experience helping to build several oil and gas producing companies to prominence. Mr. Humphreys is not a director or officer of any other U.S. reporting company.

Norman J. R. MacKinnon. Norman J. R. MacKinnon has been a director since April 30, 2004 and is a member of our audit committee. Mr. MacKinnon is a Chartered Accountant and has been the principal of NJR MacKinnon, CA since 1984. Mr. MacKinnon received his degree as a Chartered Accountant from the Institute of Chartered Accountants of British Columbia. Mr. MacKinnon is not a director or officer of any other U.S. reporting company. Mr. MacKinnon became our Secretary, Treasurer and Chief Financial Officer on January 3, 2007, replacing Vaughn Barbon, who resigned as of such date.

Steve Jewett. Steve Jewett has been a director since April 30, 2004. Since 1978, Mr. Jewett has been the owner of Stephen Jewett - Chartered Accountants. During his career, Mr. Jewett was auditor of several public companies. Mr. Jewett received his degree as a Chartered Accountant from the Institute of Chartered Accountants of British Columbia and is the audit committee's financial expert. Mr. Jewett is a currently a director of each of Morgan Creek Energy Corp. and Geneva Gold Corp., and was until mid-last year a director of Uranium Energy Corp.; each of which is quoted on the OTC Bulletin Board. Mr. Jewett is not a director or officer of any other U.S. reporting company.

Gino Cicci. Gino Cicci has been a director since June 12, 2006. During the past five years, Mr. Cicci has been active within the oil and gas industry and has been engaged in providing consulting services to the Company. In past years, he has been associated with junior companies that have drilled oil and gas in Alberta and Texas. He has also been engaged in companies that have explored various regions in the United State and Canada for precious metals. Mr. Cicci has a broad experience and knowledge of junior markets and will be an asset to the Company during its various phases of growth. Mr. Cicci is not a director or officer of any other U.S. reporting company.

Term of Office

All of our directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Significant Employees

There are no other significant employees.

Family Relationships

There are no family relationships among our directors and officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers or control persons have been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of January 24, 2007, there are 38,766,270 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Number of Shares Owned(1)	Percentage of Class(1)
Directors and Officers:
Grant R. Atkins 7473 West Lake Mead Road Las Vegas, Nevada 89128	350,000(2)	0.90%
Douglas Humphreys 7473 West Lake Mead Road Las Vegas, Nevada 89128	2,250,000(3)	5.80%
Norman J. R. MacKinnon 7473 West Lake Mead Road Las Vegas, Nevada 89128	27,500(4)	0.07%
Steve Jewett 7473 West Lake Mead Road Las Vegas, Nevada 89128	27,500(5)	0.07%
Gino Cicci 7473 West Lake Mead Road Las Vegas, Nevada 89128	Nil	Nil
All executive officers and directors as a group (5 persons)(6)	2,655,000	6.84%
Major Shareholders:
Orient Explorations Ltd. P.O. Box 97 Leeward Highway, Provinciales Turks & Caicos Islands	6,000,000(7)	15.48%

Name and Address of Beneficial Owner(1)	Number of Shares Owned(1)	Percentage of Class(1)
Longfellow Industries (B.C.) Ltd. 612 - 618 West 45th Avenue Vancouver, B.C. Canada, V5Z 4R7	3,000,000(8)	7.74%
Alexander Cox 760 Terminal Avenue Vancouver, B.C., Canada, V6A 2M5	5,155,134(9)	13.30%
Brent Pierce c/o Newport Capital Corp. Rennweg 28, Zurich, Switzerland, CH-8001	2,185,364(10)	5.64%
Eastern Capital Corp. P.O. Box 97 Leeward Hwy, Provinciales, Turks & Caicos Islands	2,110,000(11)	5.44%
Touradji Deep Rock Master Fund, Ltd. Spectrum GFA, P.O. 10243 APO, Anchorage Center, 2nd Floor, George Town, Grand Cayman, Cayman Islands, BWI	2,400,000(12)	6.19%
Touradji Global Resources Master Fund, Ltd. Spectrum GFA, P.O. 10243 APO, Anchorage Center, 2nd Floor, George Town, Grand Cayman, Cayman Islands, BWI	3,600,000(13)	9.29%

  Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 24, 2007. As of January 24, 2007, there were 38,766,270 shares issued and outstanding.

  This figure includes 350,000 shares which may be acquired on the exercise of stock options that are exercisable within 60 days of the date hereof.

  This figure includes 750,000 shares which may be acquired on the exercise of stock options that are exercisable within 60 days of the date hereof.

  This figure includes 27,500 shares which may be acquired on the exercise of stock options that are exercisable within 60 days of the date hereof.

  This figure includes 27,500 shares which may be acquired on the exercise of stock options that are exercisable within 60 days of the date hereof.

  This figure includes 1,155,000 shares which may be acquired on the exercise of stock options that are exercisable within 60 days of the date hereof.

  The sole shareholder of Orient Explorations Ltd. is Canopus Limited for Meridian Trust. The sole director of Orient Explorations Ltd. is Cockburn Directors, Ltd. Mr. Dempsey, as the authorized representative of Cockburn Directors Ltd., has the sole exclusive voting and disposition rights regarding shares of common stock.

  The sole shareholder of Longfellow Industries (B.C.) Ltd. is Irene V. Cox. The directors of Longfellow Industries (B.C.) Ltd. are Irene V. Cox, Catherine S. Lambert and William A. Cox. The Board of Directors of Longfellow Industries (B.C.) Ltd. has the sole exclusive voting and disposition rights regarding shares of common stock. Our Board of Directors was advised that a private transaction not involving a public sale occurred effective as of February 18, 2005 between Orient Explorations Ltd. and Longfellow Industries (B.C.) Ltd. Pursuant to the terms and provisions of the private transaction, Orient Explorations Ltd. sold 3,000,000 shares of our restricted common stock it held of record to Longfellow Industries (B.C.) Ltd. at par value $0.00025 for an aggregate consideration of approximately $750.00 in cash. At the time of the transaction, Orient Explorations Ltd. was deemed to be an affiliate of us. Our Board of Directors is unaware of any arrangement or understanding among the members of Orient Explorations Ltd. and Longfellow Industries (B.C.) Ltd. with respect to election of our directors or other matters.

  Alexander Cox is the holder of record of 2,155,134 shares of our common stock. In addition, Longfellow Industries (B.C.) Ltd. is the holder of record of 3,000,000 shares of our common stock. The sole shareholder of Longfellow Industries (B.C.) is Irene V. Cox, the wife of Alexander Cox.

  This figure includes 1,782,114 shares and 113,000 warrants (immediately exercisable for one share each) held of record by Newport Capital Corp. We are informed that the Board of Directors of Newport Capital Corp. has delegated to Brent Pierce, one of its directors and officers, sole voting and dispositive power with respect to the shares of common stock owned by Newport Capital Corp. In addition, this figure includes (i) 5,250 shares held of record by Brent Pierce, (ii) 45,000 shares held of record by Dana Pierce, Brent Pierce's wife, (iii) 222,500 shares held of record by Parc Place Investments AG, and (iv) 17,500 shares held of record by Spartan Asset Group. We are informed that Brent Pierce shares dispositive and voting power with respect to the shares owned by Parc Place Investments AG and Spartan Asset Group in his capacity as an officer and director of these entities.

  This figure includes 1,055,000 shares which may be acquired on the exercise of warrants that are exercisable within 60 days of the date hereof.

  This figure includes 1,200,000 shares which may be acquired on the exercise of warrants that are exercisable within 60 days of the date hereof.

  This figure includes 1,800,000 shares which may be acquired on the exercise of warrants that are exercisable within 60 days of the date hereof.

Changes in Control

We are unaware of any contract, or other arrangement or provision, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 200,000,000 shares of common stock with a par value of $0.00025 per share and 75,000,000 shares of preferred stock with a par value of $0.001 per share. As of January 24, 2007, there were 38,766,270 shares of our common stock issued and outstanding and no shares of preferred stock outstanding.

Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share rateably in all net assets available for distribution to common stockholders after payment to secured convertible promissory note holders and creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board of Directors may from time to time determine. In the event of a merger or consolidation all holders of common stock will be entitled to receive the same per share consideration.

The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

Although we have no present plans to issue any preferred shares, the issuance of such shares could adversely affect the rights of the holders of the common stock and therefore, reduce the value of the common stock.

EXPERTS

The audited consolidated financial statements included in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus. These financial statements are included in reliance upon the authority of said firm as an expert in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes, our Articles of Incorporation and our Bylaws.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION SINCE INCORPORATION

We were incorporated under the laws of the State of Nevada in 1996 under the name "All Wrapped Up, Inc.". During 1997, we changed our name to Intergold Corporation and were engaged in the business of exploration of gold and precious metals in the United States. On November 19, 2003, we entered into a share exchange agreement with Lexington Oil & Gas Ltd. Co. LLC, an Oklahoma limited liability company ("Lexington Oil & Gas") and its shareholders (the "Lexington Oil & Gas Shareholders") pursuant to which we acquired Lexington Oil & Gas. Since completion of that acquisition, we have continued the business operations of Lexington Oil & Gas as a natural resource exploration company engaged in the acquisition and development of oil and natural gas properties in the United States. On November 20, 2003, we changed our name to "Lexington Resources, Inc." This acquisition has been accounted for as a reverse acquisition with Lexington Oil & Gas being treated as the accounting parent and Lexington Resources, Inc., the legal parent, being treated as the accounting subsidiary. Accordingly, the consolidated results of operations of the Company include those of Lexington Oil & Gas for the period from its inception on September 29, 2003 and those of Lexington Resources, Inc. since the date of the reverse acquisition.

DESCRIPTION OF BUSINESS AND PROPERTIES

General

We are a natural resource exploration and production company currently engaged in the exploration, acquisition and development of oil and gas properties in the United States. We currently have an aggregate of approximately 4,718 gross developed and 5,511 gross undeveloped acres pursuant to leases and/or concessions.

Our material mineral properties are as follows:

  Wagnon Lease in Pittsburg County, Oklahoma. We have a 53.2% working interest and a 32.22% net revenue interest in 590 gross acres. The Kellster 1-5, Kyndal 2-2, Bryce 3-2 and Calleigh 4-2 wells are all in production)

  Coal Creek Prospect in Hughes and Pittsburg Counties, Oklahoma. We have a 47.5% working interest and a minimum 39.5% net revenue interest in 1,324 gross acres, a 47.5% working interest and a 39% net revenue interest on 372 acres and a 47.5% working interest and a 47.5% net revenue interest in an additional 23 acres. The Lex 1-34 and Brumbaugh 1-10 wells are in production, in which we have a 43.5% working interest and 18.88% working interest, respectively. The Ellis 1-15 well, in which we have an 88% working interest, is currently being reworked. Paluca Petroleum, Inc. receives a 10% carried interest of our working interest pursuant to a farm-out agreement.

  Panther Creek Prospect in Hughes County, Oklahoma. We have a 100% working interest and an 81% net revenue interest in 201 acres. The POE 1-29 well, in which we have a 25.78% working interest, is in production.

  South Lamar Prospect in Hughes County, Oklahoma. We have a 45% working interest and a 35.99% net revenue interest in 960 acres. The Peyton 1-25 and the Nicole 2-23 are completed and are both flowing gas, and the Dylan Peyton 1-24H is in the completion stage. The Peyton 2-25 and the Dylan 2-24 are at various stages of site preparation and drilling.

  H-9 Prospect in Hughes County, Oklahoma. We have a 50% leasehold interest and a 39.625% net revenue interest in 1,849 acres and a 50% working interest and 39.125% net revenue interest in 325 acres. Gates 1-19, which was drilled by Orion Exploration, is completed and is now in production. We participate 50/50 with Dylan Peyton LLC in a 11.25% working interest and a 8.91% net revenue interest in those wells. The Gates 2-19 well has been completed by Orion Exploration and is now in production. The Gray 1-22 has been drilled with Dylan Peyton LLC and we have a 50% working interest and 39.635% net revenue interest. The well is flowing but requires frac'ing.

  Middle Creek Prospect in Hughes County, Oklahoma. We have a 50% leasehold interest and a 35% net revenue interest in 320 acres. There are two minimal producing gas wells, the Betsey 1-23 and the Fix 1-14, that existed at the time of purchase in which we have a 90% working interest and a 70% net revenue interest. There has been no new development on the property.

  Barnett Pathway Prospect in the Jack, Wise and Palo Pinto Counties, Texas. We have a 100% working interest and 70% net revenue interest in 2,325 acres and a 100% working interest and a 72.5% net revenue interest in an additional 601 acres in Parker and Hood Counties, Texas. The Martin 1H well in Parker County, Texas, has completed the drilling phase and frac and is now in production. The Gilbert lease (1,211 contiguous acres) in Palo Pinto County, Texas, has completed drilling and frac of the Gilbert 1H but is not in production. We have a 90% working interest and a 63% net revenue interest in these two wells. The Gilbert 1H well is shut in pending resolution of water infiltration and the setup of compressor equipment to aid gas flows into a small diameter higher pressure pipeline. A Marble Falls zone above the Barnett Shale target represents an alternative or commingled production opportunity. We also have a 9% working interest and a 6.3% net revenue interest in the Paradise Park 1H well on property that we do not own. The well has been frac'ed, stimulated and fitted with production equipment and compressor and is in production.

  Geneva Prospect in Tarrant County, Texas. We have a 90% working interest and a 63% net revenue interest in 312 acres. The Oliver Unit 1H well is shut in pending resolution of water infiltration.

  Comanche County Prospect in Comanche County, Texas. We have a 50% working interest in approximately 5,670 acres of Barnett Shale and shallow gas targets. We do not yet know what our exact net revenue interest in this property will be, but anticipate it to be in the range of 37.5% and expect it will vary on a lease by lease basis. We have received title to 1,368 acres to date. The property will be developed on a 50/50 equal working basis with Dylan Peyton, LLC. We will pay approximately $1,250,000 for our 50% working interest in the new acreage through a combination of $575,000 (paid during the period ended September 30, 2006) and approximately $675,000 of carried drilling costs in the first Comanche Barnett Shale test well. The test well (Petta -1) commenced drilling on September 1, 2006. It is estimated that the total amount owing for acreage will be $1,400,000 resulting in an amount remaining to be paid of $350,000 after deducting the original payment of $575,000 and the carried costs estimated to be $475,000. We must pay the $350,000 in cash or restricted stock with piggy back registration rights at a 15% discount to the 30 day weighted average preceding the completion of the drilling of the Petta-1. The Petta-1 well will be analyzed with a view toward the possible completion once pipeline infrastructure in the area is further developed.

Our transfer agent is Transfer OnLine, Inc., of 317 S.W. Alder Street, Portland, Oregon 97204.

Acquisition of Oak Hills International

On September 23, 2005, we entered into an agreement in principle (the "Agreement") to acquire 100% of the total issued and outstanding shares of Oak Hills. The Agreement was subject to certain conditions precedent including but not limited to: (i) the prior receipt by us of a valuation acceptable to the independent members of our Board of Directors that determined the underlying value of the assets of Oak Hills; (ii) the prior audit of Oak Hills; and (iii) mutual due diligence. During December 2005, we obtained an independent third party valuation by James B. Matthews of the underlying assets of Oak Hills.

On January 23, 2006, we entered into a definitive share exchange agreement (the "Oak Hills Share Exchange Agreement") with Oak Hills International, Oak Hills and each of the shareholders of Oak Hills International (the "Oak Hills International Shareholders"), pursuant to which the Oak Hills International Shareholders agreed to sell to us the total issued and outstanding shares of Oak Hills International, and by virtue of the same its wholly owned subsidiary, Oak Hills, in consideration of the issuance by us to the Oak Hills International Shareholders of an aggregate of 6,000,000 shares of restricted common stock in the capital of the Company at a price of approximately $0.64 per share. See " - Material Agreements"; "Part II. Item 26. Recent Sales of Unregistered Securities"; and "Certain Relationships and Related Transactions".

Oak Hills is currently our designated oil and gas operator for our Company operated Coal Bed Methane ("CBM") well interests in the Arkoma Basin, Oklahoma and Barnett Shale, Texas Project leases. Oak Hills is a full service well drilling, operating and completion company and until recently owned a 10,000 foot operating depth Wilson Giant triple mechanical drilling rig outfitted with both triplex and duplex mud pumps. Oak Hills has a well workover rig, trucks, dozer, backhoe, trailers and well and pipeline completion equipment. Oak Hills operates at least 75 wells for private clients in addition to us on a contractual basis. Oak Hills employs approximately 10 people. Fiscal year 2005 was Oak Hills' first year of substantial operating since acquiring the Wilson Giant drilling rig in late 2004. Oak Hills spent the latter quarter of 2004 and the first quarter of 2005 rebuilding and updating its Wilson Giant drilling rig. Oak Hills operated the drilling rig from April 2005 until its sale in January 2007, drilling horizontal Barnett Shale wells in the Dallas/Ft. Worth Basin drilling as a third party contractor, and most recently, for the Company on its Oliver Lease in Tarrant County, Texas.

On October 2, 2006, we entered into a convertible debt set-off agreement with Dylan Peyton (the "Convertible Debt Agreement"), relating to amounts due and owing to Dylan Peyton by Oak Hills from fractures and completion of certain coal bed methane gas wells. Pursuant to the terms and provisions of the Convertible Debt Agreement: (i) Oak Hills sold to Ada Energy Services LLC ("AES") certain of its assets, including two Wilson 600 duplex pumps for an aggregate consideration of $120,000 as a set-off for the debt due and owing to Dylan Peyton; (ii) Oak Hills had 120 days to pay the amount of $120,000 due and owing to Dylan Peyton to re-purchase the two Wilson pumps from AES for $120,000 plus the cost of any work done on them other than repairs made for damages caused by AES' usage of the pumps; (iii) Oak Hills made a payment of $20,000 to Avatar Energy relating to the completion and fracture job on the Gray Well #1H-22 and the fracture job on the Dylan Peyton well #1-23; and (iv) in the event Oak Hills did not re-purchase the Wilson pumps for $120,000 within the 120 days, the sale of the pumps would constitute full and complete settlement of the $120,000 due and owing Dylan Peyton. Oak Hills did not re-purchase the Wilson pumps, so that sale of the pumps constituted full and complete settlement of the $120,000 due and owing Dylan Peyton.

Disposition of Oak Hills Drilling Rig

During the fourth quarter of 2006, we considered monetizing certain of our assets and those of Oak Hills in order to decrease liabilities and overhead incurred by us on a consolidated basis from previous capital expenditures and a lack of current debt and equity resources made available to us. In this respect, we actively solicited offers from unaffiliated third parties for the purchase of certain assets of Oak Hills, inclusive of Oak Hills' Wilson Giant single draw works drilling rig and related equipment (collectively, the "Drilling Rig"). At the same time, we also requested an independent evaluation report regarding valuation of the Drilling Rig in order to substantiate the consideration to be offered.

On January 2, 2007, our Board of Directors authorized and approved the execution by Oak Hills of an agreement dated December 29, 2006 with Innovative Energy Services ("IES") pertaining to the sale and purchase of the Drilling Rig. In accordance with the terms of this agreement: (i) IES paid to Oak Hills an aggregate amount of $3,100,000; and (ii) Oak Hills delivered title to the Drilling Rig to IES.

Oil and Gas Properties

As of the date hereof, we maintain an aggregate of approximately 4,718 gross developed acres and 5,511 gross undeveloped acres pursuant to leases and/or concessions as described below. Of that acreage, we maintain approximately 3,126 gross developed acres and 2,497 gross undeveloped acres in the Arkoma Basin in the State of Oklahoma and approximately 1,592 gross developed acres and 3,014 gross undeveloped acres in the Barnett Shale play in North Texas.

Wagnon Lease

In November 2003, we purchased a 80% working interest and a 60.56% net revenue interest in approximately 590 gross acres of a gas lease located on the Wagnon Lease in Pittsburg County, Oklahoma (the "Wagnon Lease"). The gas lease was acquired from Oak Hills Energy, Inc. ("Oak Hills Energy"), which acquired the lease pursuant to a farm-out agreement with Quinton Rental & Repair Services, Inc. (the "Wagnon Farm-Out Agreement"). Our interest relating to the Wagnon Property is subject to farm-out agreements equating to a total 20% working interest between Paluca Petroleum, Inc. ("Paluca"), an affiliate of one of our directors, Douglas Humphreys, as well as Oak Hills Energy, and the lessee of the Wagnon Property.

As of the date of this prospectus, we have drilled, completed, and put four coal bed methane gas wells into production on this prospect, the Kellster #1-5, the Kyndal #2-2, the Bryce #3-2, and the Calleigh #4-2. The Kellster #1-5 was drilled to a depth of approximately 2,400 feet vertically and 2,200 feet horizontally and has been producing since the middle of February 2004.

The Kyndal #2-2 was completed in June 2004 to a depth of approximately 2,400 feet vertically and 2,200 feet horizontally and is located in close proximity to the Kellster #1-5 well. The Kyndal #2-2 well feeds directly into the existing pipeline and compressor station infrastructure located on the Wagnon Lease.

The Bryce #3-2 was completed in August 2004 and is in production. The Bryce #3-2 well is also located in close proximity to the Kellster #1-5 well. Completion of drilling of the Bryce #3-2 well resulted in vertical depths of approximately 2,400 feet with an approximate 2,000 foot horizontally drilled section utilizing drilling protocols similar to those previously utilized in the drilling of the Kellster #1-5 and Kyndal #2-2 wells.

The last well drilled on the Wagnon Prospect was completed on April 2, 2005 when the Calleigh #4-2 commenced production. The Calleigh #4-2 well resulted in vertical depths of approximately 2,600 feet with an approximate 1,800 foot horizontally drilled section.

We previously entered into funding agreements for the Kellster #1-5, Kyndal #2-2, Bryce #3-2, and Calleigh #4-2 wells (collectively, the "Funding Agreements"). Pursuant to the Funding Agreements, private investors were provided with an 80% working interest and a 60.56% net revenue interest in the wells until their respective invested capital in each well was repaid, after which time the private investors were to revert to an aggregate 20.1% working interest and a 12.17% net revenue interest. Oak Hills Energy, the original driller and operator of the wells, would "back-in" to a reversionary 6.7% working interest after the working interest capital was repaid and Lexington Oil & Gas would "back-in" to a reversionary 53.2% working interest. Pursuant to the further terms and provisions of the Funding Agreements, all wells drilled on the Wagnon Lease carry royalty interests totalling 25% to landowners and property interest holders and carried working interests of 5% to a landowner, as well as a 10% carried working interest to Paluca. Paluca also owns a non-carried working interest of 5% as part of capital participation funding provided by Paluca. During fiscal year 2005, we received the total required funding of $1,485,000 under the Funding Agreements for drilling and completion of the four horizontal coal bed methane gas wells on the Wagnon Property. As of September 19, 2005, the Company had repaid the funding investors the balance of their unpaid capital, which totalled $1,180,915 as of December 31, 2004 to acquire Lexington's back-in 53.2% working interest and 32.22% net revenue interest in the four wells developed on the Wagnon lease under the Funding Agreements. Therefore, as of the date of this prospectus, our back-in working interest of 53.2% (32.22% net revenue interest) in each of the four wells on the Wagnon Property has vested and the private investors have reverted to an aggregate 20.1% working interest and a 12.17% net revenue interest.

Coal Creek Prospect

During fiscal year 2004, we obtained an option to purchase an undivided 95% interest in approximately 2,500 net leasehold acres in five sections located in Hughes and Pittsburg Counties, State of Oklahoma (the "Coal Creek Prospect"). On March 12, 2004 we entered into a lease originally expiring in August 2006 for approximately 1,324 gross acres in the Coal Creek Gas Prospect pursuant to which we have an undivided 95% working interest and a minimum 79% net revenue interest. On May 20, 2004 we entered into a lease originally expiring in August 2006, pursuant to which we acquired an additional 372 acres of the Coal Creek Prospect with a minimum 95% working interest and a 78% net revenue interest. Two wells have been drilled on these properties, and as such, pursuant to the provisions of these leases, these leases will remain in effect until one year after the wells stop producing. On August 20, 2004, we entered into a two-year lease pursuant to which we acquired an additional 23 acres of the Coal Creek Prospect with a minimum 95% working interest and a 79% net revenue interest. In accordance with the terms and provisions of a consulting agreement with Douglas Humphreys, one of our directors (the "Consulting Agreement"), we have assigned to Paluca as an earned carried interest 10% of our working interest as a carried working interest in each well to be drilled on the Coal Creek Gas Prospect that has been completed and is in production. See "Executive Compensation" and "Certain Relationships and Related Transactions". Our non-producing inventory of leases in the Coal Creek Prospect is now subject to the 50/50 joint exploration agreement with Dylan Peyton, thereby reducing our working interest and net revenue interest accordingly to 47.5% W.I. and 39-39.5% N.R.I. Our indirect subsidiary, Oak Hills, will be utilized for well completion and service as well as geological and engineering work associated with joint exploration. See " - Material Agreements".

As of the date of this prospectus, the total acreage acquired in the Coal Creek Gas Prospect is approximately 1,719 gross leasehold acres. One 320 lease terminated by its terms during fiscal year 2005 and several smaller leases totalling 232 acres terminated by their terms during fiscal 2006 and the beginning of 2007. Certain other leases may terminate in accordance with their terms; however, ongoing drilling activity is expected to preclude lease termination.

On March 31, 2005, we began drilling the first well on the Coal Creek Prospect, the Lex #1-34, of which we have a 45% working interest. The Lex #1-34 well has been completed and is currently in production. The Lex #1-34 well was drilled to a depth of approximately 3,200 vertical feet and approximately 2,000 horizontal feet.

On April 15, 2005, we began drilling a second well on the Coal Creek Project, the Brumbaugh #1-10 well, of which we have a 19.8% working interest. The Brumbaugh #1-10 well has been completed and began production in May 2005. The Brumbaugh #1-10 was drilled to a vertical depth of 3,350 feet and a horizontal lateral section of 2,350 feet.

On May 31, 2005, we began drilling a third coal bed methane well on the Coal Creek Prospect, the Ellis #1-15, of which we have an 88% working interest. Drilling of this well encountered a shallow "Bartlesville Sand" zone that produced a significant gas flair upon testing of the zone. The zone was logged, underwent economic and geological study to assess commercial potential of the new, non-CBM gas zone, and we attempted completion in the Bartlesville Sand zone without success due to intrusion of water from a salt water disposal well. As a result, we evaluated the completion of the well in the originally targeted, Hartshorne CBM gas zone that we believe was unaffected by the intrusion of water. As of the date of this prospectus, we have determined to re-complete the horizontal section of the Ellis #1-15 in accordance with contractual arrangements with Dylan Peyton LLC. See " - Material Agreements". Pursuant to further arrangements with Dylan Peyton LLC, the Company now participates 50/50 with Dylan Peyton LLC in the 88% interest and 69.49% net revenue interest in this well.

During June 2005, we obtained loans in the aggregate amount of $1,165,000, which loans were secured against our interests in the Coal Creek Prospect (the "Coal Creek Loans"). As of December 31, 2005, we have repaid the Coal Creek Loans in the aggregate principal amount of $1,165,000 and accrued interest of $41,058 from proceeds received from our recent private placement offering of convertible notes, thus discharging the security interest against our Coal Creek Prospect. See "Part II. Item 26. Recent Sales of Unregistered Securities".

Panther Creek Prospect

On March 12, 2004, we entered into a three year lease for approximately 292 gross acres located in five separate sections in the Panther Creek coal bed methane gas prospect located in Hughes County, State of Oklahoma (the "Panther Creek Prospect"). We have a 100% working interest and an approximate 81% net revenue interest in the acreage acquired in the Panther Creek Prospect. During fiscal 2006, our interest in approximately 92 acres terminated under the terms of this lease.

Part of the acreage in this lease has been subject to three division pooling orders by Newfield Exploration Mid-Continent, Inc. ("Newfield"), for three wells to be drilled and operated by Newfield in which Lexington had elected to participate. Lexington's working interests in the three wells to be drilled are proportionate to Lexington's Panther Creek lease ownership in areas pooled by Newfield. Lexington's working interest in the well it elected to participate in is 25.78%.

Newfield has proceeded with the drilling and completion of one of the wells in which Lexington has leased acreage and in which Lexington elected to participate. The vertical well targeted a Woodford Shale gas zone, the POE 1-29, commenced drilling on February 9, 2005 and began producing on March 21, 2005. Based on results of the POE 1-29 and increased revised estimated costs to complete a further horizontal well proposed by Newfield, the Company has not elected to participate in any further wells operated by Newfield on the Panther Creek Prospect.

South Lamar Prospect

On April 22, 2004, we entered into a two-year lease agreement to acquire a 100% working interest and a 78.5% net revenue interest in 960 gross undeveloped acres to develop coal bed methane gas wells in Hughes County, State of Oklahoma (the "South Lamar Prospect"). On July 26, 2004, we acquired a further 183.98 gross acres in the South Lamar Prospect pursuant to which we held a 100% working interest and a 79% net revenue interest, which lease has now expired. We previously prepared the drill site for the first proposed coal bed methane Hartshorne Coal targeted gas well on this prospect, the Goodson #1-24 well. Subsequently, we decided not to proceed with the drilling of the planned "Goodson #1-24" pending reassessment of costs and techniques utilized to drill and complete wells. Various well drilling and completion related cost reduction techniques were evaluated by our management. A 189 acre lease expired during 2005 according to its terms.

This property is now subject to the 50/50 joint exploration agreement with Dylan Peyton, thereby reducing our working interest and net revenue interest accordingly to 50% W.I. and 39.25% N.R.I. Our indirect subsidiary, Oak Hills, is being utilized for well completion and service as well as geological and engineering work associated with joint exploration. See " - Material Agreements". Our further exploration targeted a vertical well to test Hartshorne Coal, and shallow gas sands on a portion of this prospect in addition to horizontal CBM gas wells, using two drilling rigs provided by Dylan Peyton, LLC on both vertical and horizontal targets utilising the smaller, more cost effective drilling equipment on the shallower vertical well. In conjunction with a management compensation agreement between the Company and Douglas Humphreys, 10% of Lexington's interest will be assigned to Douglas Humphreys or his designate. The Peyton 1-25 well and the Nicole 2-23H are completed and are both flowing gas and the Dylan Peyton 1-24H well is in the completion phase. The Payton 2-25 and Dylan 2-24 are at various levels of site preparation and drilling.

H-9 Prospect

On June 29, 2004, we entered into an option agreement to purchase a leasehold interest and a net revenue interest in approximately 4,600 net leasehold acres located in approximately 38 sections of the H-9 Prospect in Hughes and McIntosh Counties, Oklahoma (the "H-9 Prospect"). On July 29, 2004, we entered into three to four-year lease agreements to acquire an undivided 100% leasehold interest and a 79.25% net revenue interest in the 4,600 gross leasehold acres on the H-9 Prospect. On July 19, 2004, we entered into another three-year lease to acquire a 100% leasehold interest and a 78.25% net revenue interest in an additional 325 gross acres of gas target drillable acreage on the H-9 Prospect. 2,426 acres in leases expired during 2006 according to their terms.

We have contributed our undeveloped inventory of leases in the H-9 Prospect to jointly develop gas-producing wells with Dylan Peyton on a 50/50 equal working interest basis, thereby reducing our working interest and net revenue interest accordingly to 50% W.I. and 39% N.R.I. Our indirect subsidiary, Oak Hills, will be utilized for well completion and service as well as geological and engineering work associated with joint exploration. See " - Material Agreements".

The Company elected to participate in a non-operated interest in the Gates 1-19 well which was drilled by Orion Exploration. The well is completed and is now in production. We participate 50/50 with Dylan Peyton LLC in a 11.25% working interest and a 8.91% net revenue interest in this well. The Company elected to participate in a further well being drilled by Orion Exploration named the Gates 2-19. The Gates 2-19 well has been completed by Orion Exploration and is now in production. The Company participates 50/50 with Dylan Peyton LLC in a 11.25% working interest and a 8.91% net revenue interest in this further well drilled by Orion Exploration.

Dylan Peyton is drilling a further well named the Grey 1-14 horizontal CBM gas well on the H-9 Prospect. The Company participates 50/50 with Dylan Peyton LLC in a 50% working interest and 39% net revenue interest in this well. Dylan Peyton is planning to drill a further horizontal CBM well on this prospect.

Middlecreek Prospect

On May 24, 2004, we entered into an agreement to acquire an undivided 100% working interest and a 70% net revenue interest in 320 gross leasehold acres located in two sections in the Middlecreek Prospect located in Hughes County, Oklahoma (the "Middlecreek Prospect"). Rights to drill all geological zones are included and primary gas targets include the Caney shale and Hartshorne coal zones with further possibilities in the Booch, Stuart and Savannah zones. The Middlecreek Prospect includes a 2,000 foot gas pipeline and pipeline right of way. There are two minimal producing gas wells, the Betsey 1-23 and the Fix 1-14, that existed at the time of purchase in which we have a 90% working interest and a 70% net revenue interest. There has been no new development on the property.

We have contributed our undeveloped inventory of leases in the Coal Creek Prospect to jointly develop gas-producing wells with Dylan Peyton on a 50/50 equal working interest basis, thereby reducing our working interest and net revenue interest accordingly to 50% W.I. and 35% N.R.I. Our indirect subsidiary, Oak Hills, will be utilized for well completion and service as well as geological and engineering work associated with joint exploration. See " - Material Agreements".

Barnett Pathway Prospect

On June 2, 2005, as amended July 14, 2005, we entered into a definitive agreement with a Texas-based limited partnership (the "Barnett Agreement"), regarding a gas well horizontal drilling venture in the Jack, Wise, and Palo Pinto Counties in the State of Texas (the "Barnett Pathway Prospect"). Pursuant to the terms and provisions of the Barnett Agreement: (i) we will be able to acquire a working interest of between 75% to 100% in the wells to be drilled on the Barnett Shale Project with net revenues interests ranging from 70% to 72.5%, and to increase the initial acreage up to approximately 3,600 net leasehold acres; (ii) we paid a non-refundable deposit of $100,000 and the balance of the funds on August 19, 2005, which $100,000 deposit shall be credited against the total purchase price to be paid by us for the working interest in up to 3,687 net leasehold acres; (iii) we will pay our pro-rata share of net leasehold acres we acquire; (iv) in the event we purchase the maximum 100% working interest, we will receive a minimum 70 to 72.5% net revenue interest on the leases without any carried interest to the Texas limited partnership, with the remaining net revenue interest to be reserved as an overriding royalty interest for the Texas limited partnership; (v) in the event we purchase a 75% working interest, we will receive a 56.25% net revenue interest on the leases and we will carry for the Texas limited partnership a 10% working interest in the drilling, completion and equipping of the pipeline on all wells drilled on the acreage purchased by us; (vi) we will be responsible for our pro-rata share of acreage costs; and (vii) our contract operator, Oak Hills, will be the operator for the project.

On September 25, 2005, we acquired our first lease in the Barnett Pathway Prospect. We acquired approximately 2,325 net leasehold acres for $1,107,000. On January 5, 2006, we acquired an additional three leases comprising approximately 601 net leasehold acres for $439,000. The acquisition of the additional 601 net leasehold acres provides us with a 100% working interest and a 72.5% net revenue interest. We estimate the new acquired leases to contain Barnett Shale zones with minimum thickness of 250 feet.

During the second quarter of 2006, the Company began drilling the Martin 1H horizontal Barnett Shale well in Parker County, Texas. The well has completed the drilling and frac phases of development and is now in production. We have a 90% working interest and a 63% net revenue interest in this well.

Late in the second quarter of 2006, the Company began drilling the Gilbert 1H horizontal Barnett Shale well in Palo Pinto County, Texas. We have a 90% working interest and a 63% net revenue interest in this well. The well has completed the drilling and frac phases of development but is not in production. The well is shut in pending resolution of water infiltration and the setup of compressor equipment to aid gas flows into a small diameter higher pressure pipeline. A Marble Falls zone above the Barnett Shale target represents an alternative or commingled production opportunity.

We also have a 9% working interest and 6.3% net revenue interest in the Paradise Park 1H well located in Parker County that Oak Hills drilled on third party contract during the second quarter of 2006. The well has been drilled and frac'ed, stimulated and fitted with production equipment and compressor and is in production.

Geneva Prospect

On December 5, 2005, we entered into an asset purchase agreement with Geneva Energy Corp., a Nevada corporation ("Geneva"), and Lexington Oil and Gas (the "Asset Purchase Agreement"). In accordance with the terms and provisions of the Asset Purchase Agreement, we purchased a 100% working interest and a 70% net revenue interest in and to certain petroleum and natural gas rights on approximately 312 acres located in Tarrant County, Texas (the "Tarrant Prospect"), for an aggregate consideration of $779,798. We currently have a 90% working interest and a 63% net revenue interest in the Tarrant Prospect.

The recent acquisitions increase our total Barnett Shale targeted lease inventory to a total of 3,238 net mineral acres or targets for 23-25 horizontal wellbores diversified in Hood, Parker, Tarrant, Palo Pinto, and Jack Counties, all with access to existing pipeline networks.

During the first quarter of 2006, through Oak Hills, we completed the drilling portion of a horizontal Barnett Shale gas well named the Oliver Unit 1H. Subsequently the Oliver Unit 1H was completed to a total depth of 9,300 feet. The Oliver Unit 1H well is shut in pending resolution of water infiltration.

Comanche County Prospect

In March 28, 2006 we acquired a 50% working interest in approximately 5,670 acres of Barnett Shale and shallow gas targets. We do not yet know what our exact net revenue interest in this property will be, but anticipate it to be in the range of 75% and expect it will vary on a lease by lease basis. We have received title to 1,368 acres to date. The property will be developed on a 50/50 equal working basis with Dylan Peyton, LLC. We will pay approximately $1,250,000 for our 50% working interest in the new acreage through a combination of $575,000 (paid during the period ended September 30, 2006) and approximately $675,000 of carried drilling costs in the first Comanche Barnett Shale test well. The test well (Petta -1) commenced drilling on September 1, 2006. It is estimated that the total amount owing for acreage will be $1,400,000 resulting in an amount remaining to be paid of $350,000 after deducting the original payment of $575,000 and the carried costs estimated to be $475,000. We must pay the $350,000 in cash or restricted stock with piggy back registration rights at a 15% discount to the 30 day weighted average preceding the completion of the drilling of the Petta-1. The Petta-1 well will be analyzed with a view toward the possible completion once pipeline infrastructure in the area is further developed.

Drilling Activity

The following table sets forth the results of our coal bed methane gas drilling activity as of the date hereof:

Gross Wells			Net Wells
Total	Producing	Dry	Total	Producing	Dry
13	12	0	4.74	3.72	0

Production Information

During years ended 2003 and previous, we had no oil and gas production.

Net Production, Average Sales Price and Average Production Costs

The table below sets forth the net quantities of gas production (net of all royalties, overriding royalties and production due to others) attributable to us for fiscal year ended December 31, 2005, and the average sales prices, average production costs and direct lifting costs per unit of production.

For Fiscal Year Ended December 31, 2005
Net production (Mcf)	130,942
Average Sales price (per Mcf)*	$5.30
Average Production Cost (per Mcf)**	$1.63

*Includes deductions for transportation, marketing costs, compressor surcharge and BTU factor.

**Includes direct lifting costs, which are comprised of labor, repairs and maintenance, materials and supplies, workover costs, insurance and property, gathering, compression, marketing and severance taxes.

The table below sets forth the net quantities of gas production (net of all royalties, overriding royalties and production due to others) attributable to us for fiscal year ended December 31, 2004, and the average sales prices, average production costs and direct lifting costs per unit of production.

For Fiscal Year Ended December 31, 2004
Net production (Mcf)	160,412
Average Sales price (per Mcf)*	$2.94
Average Production Cost (per Mcf)**	$0.52

*Includes deductions for transportation, marketing costs, compressor surcharge and BTU factor.

**Includes direct lifting costs, which are comprised of labor, repairs and maintenance, materials and supplies, workover costs, insurance and property, gathering, compression, marketing and severance taxes.

Gross and Net Productive Gas Wells, Developed Acreage

Productive Wells and Developed Acres

The tables below set forth our leasehold interest in productive and shut-in gas wells, and in developed acres, as of the date of this prospectus:

Prospect	Gross (1)	Net (2)
Wagnon	4	2.13
Panther	1	0.25
Coal Creek	3	1.06
Geneva	1	0.90
Barnett Pathway	3	1.89
H-9	3	0.55
South Lamar	3	1.35
Total	18	8.13

(1) A gross well is a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

(2) A net well is deemed to exist when the sum of fractional ownership working interest in gross wells equals one. The number of net wells is the sum of the fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

Developed Acreage Table(1)
Prospect	Gross (2)	Net (3)
Wagnon	590	313.88
Panther	165	38.28
Coal Creek	1,024	591.67
Middle Creek	320	248.60
South Lamar	955	429.75
Geneva lease	312	280.8
Barnett Pathway	1,280	1,152
H-9	72	32.4
Total	4,718	3,087.38

(1) Consists of acres spaced or assignable to productive wells.

(2) A gross acre is an acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned.

(3) A net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

Undeveloped Acreage

The table below sets forth our leasehold interest in undeveloped acreage as of the date of this prospectus:

Prospect	Gross	Net*
Panther	35	31.5
Coal Creek	360	162
H-9	2,102	945.9
Barnett-Pathway	1,646	1,481.4
Comanche County	1,368	615.60
Total	5,511	3,236.4

Gas Delivery Commitments

We have no gas delivery commitments. Lexington Oil & Gas contracts with Unimark LLC and through its operator, Oak Hills, with Williams Arkoma Gathering Company, LLC, Devon Gas Services LP and Hughes Gas System LLC to sell gas produced.

Drilling Commitments

As of the date of this prospectus, we are not committed to drilling any wells.

Reserve Information

On January 6, 2006, we obtained an independent reserves and economic evaluation report regarding our holdings as of December 31, 2005 (the "January 2006 Reserves and Economic Evaluation Report"). The January 2006 Reserves and Economic Evaluation Report was prepared by Pinnacle Energy Services, LLC ("Pinnacle") of Oklahoma City, Oklahoma.

After the January 2006 Reserves and Economic Evaluation Report was prepared, we entered into two Joint Exploration Agreements with Dylan Peyton LLC whereby we obtained certain interests and assigned certain interests, as described below under "Material Agreements--Arkoma Basin Exploration Agreement" and "--Comanche County Barnett Shale Exploration Agreement." We requested Pinnacle to prepare a new independent report as of July 1, 2006 to include these and other changes. Pinnacle prepared a "Mid-Year 2006 Reserves and Economic Evaluation Report" on August 7, 2006, and finalized this report on September 23, 2006. The Mid-Year 2006 Reserves and Economic Evaluation Report provides a summary of the proven results regarding our interests in eleven proven developed producing (PDP) wells, seven proven non-producing (PNP) wells and ten proven undeveloped (PUD) wells as of July 1, 2006. The Mid-Year 2006 Reserves and Economic Evaluation Report supersedes the January 2006 Reserves and Economic Evaluation Report, but does not include well completions, leases expired or acquired, or additional property or lease developments after July 1, 2006.

The remaining paragraphs of this "Reserve Information" section closely track the information provided in the Executive Summary of the Mid-Year 2006 Reserves and Economic Evaluation Report, redacted to remove information with respect to "non-proven" reserves:

Pinnacle evaluated several producing and non-producing assets of Lexington as of July 1, 2006. Included in the assets are ten (10) producing wells in the Arkoma Basin of Eastern Oklahoma, multiple non-producing and undeveloped wells, approximately 3,655 acres of undeveloped leasehold in Hughes and McIntosh Counties in Eastern Oklahoma, approximately 4,607 acres of undeveloped leasehold in six north Texas counties of Hood, Jack, Palo Pinto, Parker, Johnson, and Tarrant.

The Arkoma undeveloped leasehold is located in fifty (50) sections located in seven townships between 4N-11E to 9N-14E. The leasehold is primarily limited to the Hartshorne and shallower intervals and is generally in an active and multi-horizon production area. Eight leases comprise the North Texas (Fort Worth Basin) leasehold which is primarily for Barnett Shale (horizontal) development, but also has other uphole secondary targets such as the Marble Falls and Conglomerate formations. A portion of the acreage is nearby commercial activity, while most of the acreage is in areas of likely future activity.

The economic evaluation was performed using a flat natural gas pricing forecast of $7.50/mcf, adjusted $0.75/Mcf for basis differential. A summary of the proven results are as below (volumes in MMcf, values in M$),

Asset	Gross Rem'g Oil	Gross Rem'g Gas	Net Rem'g Oil	Net Rem'g Gas	Net Cashflow	Before Income Tax at Discounted 10% Present Worth
PDP wells	0.92	3,487	0.6	637	3,140	2,200
PNP wells	13.7	3,084	3.4	900	3,514	2,355
PUD wells	10.6	4,732	6.7	1,707	5,780	2,859
Total Proven	25.2	11,303	10.7	3,244	12,434	7,414
Non-Proven	XXX	XXX	XXX	XXX	XXX	XXX
Grand Total	XXX	XXX	XXX	XXX	XXX	XXX

Note: The information in this Note is not contained in the Executive Summary of the Mid-Year 2006 Reserves and Economic Evaluation Report, but is included here by the Company to help provide a context to the information contained in such Report and set forth herein. Total net remaining gas of 3.24 BCF of gas in the Mid-Year 2006 Reserves and Economic Evaluation Report compares to 7.59 BCF of gas in the January 2006 Reserves and Economic Evaluation Report. The significant revisions to the previous estimates pertain primarily to Barnett Shale area reserves that were downgraded in either valuation or from PUD to possible category reserves. Specifically, the changes are as follows:

  offsetting well data relating to our Riley Barnett Shale Lease for three PUDS provided at year-end 2005 were downgraded to possible category resulting in a decrease of 2.7 BCFG; this information came from offsetting production data differences at the two time intervals (wells in area previously flowing well are no longer doing so at the same or normal decline rates); and

  our Oliver well 1 and Oliver 2 PUD and Martin 1 wells were downgraded from production and preproduction data from well developments undertaken in the interval resulting in a net decrease of 2.2 BCFG.

In addition to these downgrades, changes to new wells on line and changes to values of wells from updates during the interval accounted for a net increase of .630 BCFG, bringing the total net remaining gas estimate in the Mid-Year 2006 Reserves and Economic Evaluation Report to 3.24 BCF.

In addition, different price assumptions were utilized in the January 2006 Reserves and Economic Evaluation Report ($8.20 net) and the Mid-Year 2006 Reserves and Economic Evaluation Report ($6.75 net). The different price assumptions, combined with the lower net remaining gas estimate in the Mid-Year 2006 Reserves and Economic Evaluation Report, resulted in significant changes in the reported discounted 10% present worth values of the reserves. Discounted 10% present worth of the reserves in the January 2006 Reserves and Economic Evaluation Report was $20,472,000, which was revised downward to $7,414,000 in the Mid-Year 2006 Reserves and Economic Evaluation Report.

In order to update the unaudited reserve quantity information contained in Note 15 to the audited financial statements for the year ended December 31, 2005, we have provided the following information for the six-month period ended June 30, 2006:

Reserve Quantity Information for the Six-Month Period Ended June 30, 2006

	Oil June 30, 2006	Gas - mcf June 30, 2006
Proved developed and undeveloped reserves: Beginning of period	--	1,618,000
Extensions and discoveries	--	2,621,000
Production	--	(52,000)
Sales of minerals in place	--	--
End of period	--	4,187,000
Proved developed reserves: Beginning of period End of period	-- --	1,618,000 2,387,800
Oil and gas applicable to long-term supply agreements with government or authorities in which the enterprise acts as a producer: Proved reserves - beginning of period Received during the period	-- --	1,618,000 2,569,000

In order to update the unaudited standardized measure of discounted future net cash flows and changes information contained in Note 15 to the audited financial statements for the year ended December 31, 2005, we have provided the following information as of June 30, 2006:

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein
Relating to Proved Oil and Gas Reserves as of June 30, 2006

June 30, 2006 Total
Future cash inflows	27,300,180
Future production and development costs	(9,571,600)
Future income tax expense	--
Future net cash flows 10% annual discount for estimated timing of cash flows	(6,681,580)
Standardized measure of discounted future net cash flows	11,047,000
Sales and transfers of oil and gas produced, net of production costs	257,510
Net changes in prices and production costs	--
Extensions, discoveries and improved recovery, less related costs	--
Development costs incurred during the period	3,986,330

Expenses

Operating expense data was provided and estimated by Lexington and average monthly costs of approximately $1,000 per well per month were applied to the Oklahoma producing wells, held constant. Capital costs for new horizontal Hartshorne wells was estimated at $550,000 per well. For the undeveloped Texas assets, operating expenses of $3,500per well per month were applied to account for water, compression, and other monthly expenses. Capital expenses for drilling, completing, and equipping a horizontal Barnett Shale well was estimated to be $2,500,000.

Field/Reservoir Comments

Monthly and daily production data was used with analogy declines to forecast future production. In addition to the Proven Producing properties, seven (7) Proven Non-Producing (PNP) cases were included in the evaluation. These wells are in the process of being completed or are waiting on pipeline connection. Ten (10) Proven Undeveloped (PUD) locations were also identified for future drilling, offsetting existing tested and producing wells. Only one Non-proven (Probable) well was forecasted for the Arkoma properties, while eighteen non-proven wells were forecasted in the Forth Worth Basin for Barnett Shale. Additional drilling and work will be performed to determine how many more wells can be identified and forecasted.

Much of the undeveloped leasehold in Oklahoma is adjacent to or contains wells producing from Booch, Cromwell, Gilcrease, Bartlesville, Hartshorne sands, and other intervals. Most but not all of the leasehold is limited to depths ranging from the surface to the base of the Hartshorne Coal. Expirations occurred in varying months of 2006 and will continue to occur in 2007. Additional mapping and reservoir evaluation is ongoing to identify additional wells to be drilled. The undeveloped value of these wells will likely increase the value significantly above the current valuation using the $/acre method.

Barnett Shale development on the Texas leasehold began in 2006 and was scheduled to continue at the rate of approximately 6-10 wells per year. Horizontal drilling has enhanced the Barnett shale potential significantly, with XXX reserves common. Approximately 1/4 of the leasehold is adjacent or nearby commercially producing Barnett shale producers. The remaining 3/4ths of the leasehold is in the areas identified as likely productive but has not been developed to the extent of other areas. The Company put this project on hold at the end of 2006 due to insufficient funds. The Company will need to raise additional capital before proceeding with this program.

Disclosure of Reserve Information

We have not filed any estimates of total proved net oil or gas reserves with, or included such information in reports to, any federal authority or agency other than the Securities and Exchange Commission on our Form 10-KSB for the fiscal year ended December 31, 2005 and our Form 8-K dated February 1, 2006 (information from the January 2006 Reserves and Economic Evaluation Report) and our Form 8-K dated September 28, 2006 and herein (information from the Mid-Year 2006 Reserves and Economic Evaluation Report).

Material Agreements

Oak Hills Share Exchange Agreement

On January 23, 2006, we entered into the definitive Oak Hills Share Exchange Agreement with Oak Hills International, Oak Hills and each of the Oak Hills International Shareholders. Pursuant to the terms and provisions of the Oak Hills Share Exchange Agreement, the Oak Hills International Shareholders agreed to sell to us the total issued and outstanding shares of Oak Hills International in consideration of the issuance by us to the Oak Hills International Shareholders of an aggregate of 6,000,000 shares of restricted common stock at a price of approximately $0.637645 per share. The per share consideration was calculated by reference to the fair market value of the assets of Oak Hills obtained from the independent third party valuation, and management's further calculation of net tangible value inclusive of all other balance sheet assets, current, and long-term liabilities of the acquired companies resulting in the shares issued as consideration, with such shares issued at a 6.3% discount to the trading value of our stock as at December 22-23, 2005, the transaction valuation date.

Additionally, we negotiated favorable terms of repayment for the $1.292 million in secured promissory notes assumed in the acquisition owing to the Oak Hills International Shareholders by Oak Hills International that require no payment of interest (9% per annum) or principle for a period of two years from the date of acquisition. See "Part II. Item 26. Recent Sales of Unregistered Securities" and "Management's Discussion and Analysis or Plan of Operation - Material Commitments". Also see Financial Statements for the year ended 2005, Note 14 - Subsequent Events.

As a consequence of the Oak Hills Share Exchange Agreement, we acquired Oak Hills International as a wholly-owned subsidiary and we also indirectly acquired Oak Hills, as a wholly-owned subsidiary of Oak Hills International.

Arkoma Basin Exploration Agreement

Effective January 31, 2006, Lexington Oil & Gas entered into an exploration agreement and operating agreement (collectively, the "Arkoma Basin Exploration Agreement"), with Dylan Peyton, LLC, a Texas limited liability company ("Dylan Peyton"). Pursuant to the terms and provisions of the Arkoma Basin Exploration Agreement: (i) we agreed with Dylan Peyton to conduct joint exploration and development operations, including the drilling of exploratory or development wells for the discovery of and for the production of oil and/or gas on certain of our leasehold interests located in the Arkoma Basin in McIntosh and Hughes Counties, Oklahoma; (ii) Avatar Energy LLC, an affiliate of Dylan Peyton, became the operator of the initial test well and any test well drilled under the terms of the Arkoma Basin Exploration Agreement; (iii) Lexington Oil and Gas assigned to Dylan Peyton an undivided 50% interest in all the leaseholds in Coal Creek, South Lamar, Middlecreek, and H-9 Prospects; and (iv) Dylan Peyton paid to Lexington Oil and Gas $575,000 in consideration of the assignment.

Comanche County Barnett Shale Exploration Agreement

Effective January 31, 2006, Lexington Oil & Gas entered into an exploration agreement and operating agreement (collectively, the "Comanche County Barnett Shale Exploration Agreement"), with Dylan Peyton. Pursuant to the terms and provisions of the Comanche County Barnett Shale Exploration Agreement:(i) we agreed with Dylan Peyton to conduct joint exploration and development operations, including the drilling of exploratory or development wells for the discovery of and for the production of oil and/or gas on certain leasehold interests owned by Dylan Peyton located in the Barnett Shale and shallow gas targets in Comanche County, Texas; (ii) Oak Hills shall be the operator of the project; and (iii) Lexington Oil & Gas will pay to Dylan Peyton approximately $1,250,000 for a 50% working interest in approximately 5,000 acres of new acreage located in Comanche County, Texas through a combination of $575,000 in cash and approximately $675,000 of carried drilling costs in the first test well. In September of 2006 the Company began drilling the Petta 1 horizontal Barnett Shale well in Comanche, County, Texas. The well will be analyzed with a view towards possible completion once pipeline infrastructure in the area is further developed. The Company's other Barnett shale acreage in the Barnett Pathway Prospect or the Geneva Prospect does not form part of Comanche County Barnett Shale Exploration Agreement.

EurXchange Consulting Ltd.

On February 15, 2006, we entered into a consulting agreement (the "EurXchange Consulting Agreement"), with EurXchange Consulting Ltd., a Canadian corporation ("EurXchange"). Pursuant to the terms and provisions of the EurXchange Consulting Agreement: (i) EurXchange agreed to render to us consulting services including, but not limited to, translations of webpage, business plan and new releases into German, establishment of communication during European business hours, chat line coordination, web portal presence through Wallstreet Online, production and distribution of a MIDAS research report and a penny stock report, presentation of roadshows, production of certain mailers, and establishment of a Stock Hotline telephone line; (ii) we will pay to EurXchange a cash retainer in the aggregate amount of 293,000 EUR, with the first installment of 153,000 EUR due on date of execution of the EurXchange Consulting Agreement and the second and third installment of 70,000 EUR payable on April 15, 2006 and May 15, 2006, respectively; and (iii) we issued to EurXchange an aggregate of 400,000 shares of our restricted common stock. See "Part II. Item 26 - Recent Sales of Unregistered Securities".

Coal Bed Methane Gas

Natural gas consists primarily of methane, which is produced when organic material is physically turned into coal under extreme geologic conditions. When the coal and methane conversion process occurs such that the resultant coal is saturated with water and methane is trapped within the coal, the result is "coal bed methane". Water permeates coal beds and the water pressure traps the gas within the coal. Because coal has a large and complex internal surface area, it can store volumes of gas six or seven time as much as a conventional nature gas reservoir of equal rock volume. Coal bed methane is kept in place usually by the presence of water. Thus the production of coal bed methane in many cases requires the dewatering of the coal gas to be extracted. Therefore, in a coal bed gas well, water is produced in large volumes especially in the early stages of production. As the amount of water in the coal decreases, gas production increases.

Barnett Shale Gas

The Barnett Shale in the Fort Worth Basin in North Texas has grown from a sub-economic, unconventional natural gas play to the largest onshore U.S. gas producing area with predictions that it may become the most prolific domestic, onshore play.

Competition

We operate in a highly competitive industry, competing with major oil and gas companies, independent producers and institutional and individual investors, which are actively seeking oil and gas properties throughout the world together with the equipment, labor and materials required to operate properties. Most of our competitors have financial resources, staffs and facilities substantially greater than ours. The principal area of competition is encountered in the financial ability to acquire good acreage positions and drill wells to explore for oil and gas, then, if warranted, drill production wells and install production equipment. Competition for the acquisition of oil and gas wells is intense with many oil and gas properties and or leases or concessions available in a competitive bidding process in which we may lack technological information or expertise available to other bidders. Therefore, we may not be successful in acquiring and developing profitable properties in the face of this competition. No assurance can be given that a sufficient number of suitable oil and gas wells will be available for acquisition and development.

Government Regulation

General

The production and sale of oil and gas are subject to various federal, state and local governmental regulations, which may be changed from time to time in response to economic or political conditions and can have a significant impact upon overall operations. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation, abandonment and restoration and environmental protection. These laws and regulations are under constant review for amendment or expansion. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. Changes in these regulations could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on us.

Oil and Gas Regulation

The governmental laws and regulations which could have a material impact on the oil and gas exploration and production industry are as follows:

Drilling and Production

Our operations are subject to various types of regulation at federal, state, local and Native American tribal levels. These types of regulation include requiring permits for the drilling of wells, drilling bonds and reports concerning operations. Most states, and some counties, municipalities and Native American tribes, in which we operate also regulate one or more of the following: (i) the location of wells; (ii) the method of drilling and casing wells; (iii) the rates of production or "allowables"; (iv) the surface use and restoration of properties upon which wells are drilled and other third parties; (v) the plugging and abandoning of wells; and (vi) notice to surface owners and other third parties.

State laws regulate the size and shape of drilling and spacing units or proration units governing the pooling of oil and natural gas properties. Some states allow forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases. In some instances, forced pooling or unitization may be implemented by third parties and may reduce our interest in the unitized properties. In addition, state conservation laws establish maximum rates of production from oil and natural gas wells, generally prohibit the venting or flaring of natural gas and impose requirements regarding the ratability of production. These laws and regulations may limit the amount of natural gas and oil we can produce from our wells or limit the number of wells or the locations at which we can drill. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and natural gas liquids within its jurisdiction.

Natural Gas Sales Transportation

Historically, federal legislation and regulatory controls have affected the price of the natural gas we produce and the manner in which we market our production. The Federal Energy Regulatory Commission ("FERC") has jurisdiction over the transportation and sale for resale of natural gas in interstate commerce by natural gas companies under the Natural Gas Act of 1938 and the Natural Gas Policy Act of 1978.

FERC also regulates interstate natural gas transportation rates and service conditions, which affects the marketing of natural gas that we produce, as well as the revenues we receive for sales of our natural gas. Commencing in 1985, FERC promulgated a series of orders, regulations and rule makings that significantly fostered competition in the business of transporting and marketing gas. Today, interstate pipeline companies are required to provide non-discriminatory transportation services to producers, marketers and other shippers, regardless of whether such shippers are affiliated with an interstate pipeline company. Under FERC's current regulatory regime, transmission services must be provided on an open-access, non-discriminatory basis at cost-based rates or at market-based rates if the transportation market at issue is sufficiently competitive.

Mineral Act

The Mineral Leasing Act of 1920 ("Mineral Act") prohibits direct or indirect ownership of any interest in federal onshore oil and gas leases by a foreign citizen of a country that denies "similar or like privileges" to citizens of the United States. Such restrictions on citizens of a "non-reciprocal" country include ownership or holding or controlling stock in a corporation that holds a federal onshore oil and gas lease. If this restriction is violated, the corporation's lease can be cancelled in a proceeding instituted by the United States Attorney General. Although the regulations of the Bureau of Land Management (which administers the Mineral Act) provide for agency designations of non-reciprocal countries, there are presently no such designations in effect.

Environmental Regulation

Our activities will be subject to existing federal, state and local laws and regulations governing environmental quality and pollution control. Our operations will be subject to stringent environmental regulation by state and federal authorities including the Environmental Protection Agency ("EPA"). Such regulation can increase the cost of such activities. In most instances, the regulatory requirements relate to water and air pollution control measures.

Waste Disposal

The Resource Conservation and Recovery Act ("RCRA"), and comparable state statutes, affect oil and gas exploration and production activities by imposing regulations on the generation, transportation, treatment, storage, disposal and cleanup of "hazardous wastes" and on the disposal of non-hazardous wastes. Under the auspices of the EPA, the individual states administer some or all of the provisions of RCRA, sometimes in conjunction with their own, more stringent requirements. Drilling fluids, produced waters, and most of the other wastes associated with the exploration, development, and production of crude oil, natural gas, or geothermal energy constitute "solid wastes", which are regulated under the less stringent non-hazardous waste provisions, but there is no guarantee that the EPA or the individual states will not adopt more stringent requirements for the handling of non-hazardous wastes or categorize some non-hazardous wastes as hazardous for future regulation.

Comprehensive Environmental Response, Compensation and Liability Act

The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes joint and several liability for costs of investigation and remediation and for natural resource damages, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances ("Hazardous Substances"). These classes of persons or potentially responsible parties include the current and certain past owners and operators of a facility or property where there is or has been a release or threat of release of a Hazardous Substance and persons who disposed of or arranged for the disposal of the Hazardous Substances found at such a facility. CERCLA also authorizes the EPA and, in some cases, third parties to take actions in response to threats to the public health or the environment and to seek to recover the costs of such action. Although CERCLA generally exempts petroleum from the definition of Hazardous Substances in the course operations, we may in the future generate wastes that fall within CERCLA's definition of Hazardous Substances. We may also in the future become an owner of facilities on which Hazardous Substances have been released by previous owners or operators.

We may in the future be responsible under CERCLA for all or part of the costs to clean up facilities or property at which such substances have been released and for natural resource damages.

Air Emissions

Our operations are subject to local, state and federal regulations for the control of emissions of air pollution. Major sources of air pollutants are subject to more stringent, federally imposed permitting requirements. Administrative enforcement actions for failure to comply strictly with air pollution regulations or permits are generally resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could require us to forego construction, modification or operation of certain air emission sources.

Clean Water Act

The Clean Water Act ("CWA") imposes restrictions and strict controls regarding the discharge of wastes, including produced waters and other oil and natural gas wastes, into waters of the United States, a term broadly defined. Permits must be obtained to discharge pollutants into federal waters. The CWA provides for civil, criminal and administrative penalties for unauthorized discharges of oil, hazardous substances and other pollutants. It imposes substantial potential liability for the costs of removal or remediation associated with discharges of oil or hazardous substances. State laws governing discharges to water also provide varying civil, criminal and administrative penalties and impose liabilities in the case of a discharge of petroleum or it derivatives, or other hazardous substances, into state waters. In addition, the EPA has promulgated regulations that may require us to obtain permits to discharge storm water runoff. In the event of an unauthorized discharge of wastes, we may be liable for penalties and costs.

Management believes that we are in substantial compliance with current applicable environmental laws and regulations.

Research and Development Activities

No research and development expenditures have been incurred, either on our account or sponsored by customers, during the past three years.

Employees

We do not employ any persons on a full-time or on a part-time basis. Grant R. Atkins is our President and Chief Executive Officer, Norman J. R. MacKinnon is our Secretary, Chief Financial Officer, and Douglas Humphreys is the Drilling Operations Manager of Lexington Oil & Gas. All of these individuals are primarily responsible for all our day-to-day operations. Other services are provided by outsourcing, consultant, and special purpose contracts. Our current designated drilling contractor and well operator is Oak Hills. Oak Hills was acquired subsequent to the year ended December 31, 2005 and currently has approximately 10 full time employees.

Leased Premises

We lease our principal office space located at 7473 West Lake Mead Road, Las Vegas, Nevada 89128. We currently utilize office space, warehouse, and fenced yard, located at 225 Kingsberry Road, Holdenville, Oklahoma 74848. We lease this space from Douglas Humphreys or an affiliated entity on terms no less favorable than those that may be obtained from third parties.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The summarized consolidated financial data set forth in the tables below and discussed in this section should be read in conjunction with our consolidated financial statements and related notes for the three and nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005 and 2004, which financial statements are included elsewhere herein.

Results of Operations

The following table sets out our consolidated loss during the three and nine months ended September 30, 2006 and 2005.
Interim Consolidated Statements of Operations (Unaudited)
	For the three month period ended September 30		For the nine month period ended September 30
	2006	2005	2006	2005
Revenues
Oil and gas revenue	153,363	137,458	410,873	530,721
Drilling and service revenue	838,309	---	1,527,419	---
	991,672	137,458	1,938,292	530,721
Operating Expenses
Operating costs and taxes	176,619	58,612	294,901	180,073
Rig, well and pulling unit expense	92,647	---	555,537	---
Salaries, wages and related	238,550	---	715,493	---
Depreciation, depletion and amortization	238,543	104,761	623,693	244,641
General and administrative	363,950	115,974	1,103,279	684,925
Consulting - stock based	---	1,138,238	---	1,913,991
Investor relations and promotion	223,600	525	2,154,575	602,245
	1,333,909	1,418,110	5,447,478	3,625,875
Net Loss from Operations	(342,237)	(1,280,652)	(3,509,186)	(3,095,154)
Interest and Finance Fees	(147,517)	(3,365,248)	(3,137,653)	(3,373,998)
Gain on Derivative Liability	461,900	---	2,771,400	---
Net Loss for the Period	(27,854)	(4,645,900)	$(3,875,439)	(6,469,152)

Basic and fully diluted net loss per share	(0.00)	(0.26)	(0.12)	(0.37)
Weighted average common shares outstanding	38,766,270	17,557,753	32,285,314	17,375,441

Nine-Month Period Ended September 30, 2006 Compared to Nine-Month Period Ended September 30, 2005

Our net loss for the nine-month period ended September 30, 2006 was approximately ($3,875,439) compared to a net loss of ($6,469,152) during the nine-month period ended September 30, 2005 (a decrease of $2,593,713).

During the nine-month period ended September 30, 2006, we generated $1,938,292 in gross revenue compared to $530,721 in gross revenue generated during the nine-month period ended September 30, 2005 (an increase of $1,407,571 or 265.2%), resulting primarily from drilling service revenue in the amount of $1,527,419 from Oak Hills providing third party drilling services and, to a smaller degree, the sale of gas in the amount of $410,873 produced from our well interests.

During the nine-month period ended September 30, 2006, we incurred operating expenses in the aggregate amount of $5,447,478 compared to $3,625,875 incurred during the nine-month period ended September 30, 2005 (an increase of $1,821,603 or 50.2%). The operating expenses incurred during the nine-month period ended September 30, 2006 consisted of: (i) operating costs and taxes of $294,901 (2005: $180,073); (ii) rig, well and pulling unit expense of $555,537 (2005: $-0-); (iii) salaries, wages and related costs of $715,493 (2005: $-0-); (iv) depreciation, depletion and amortization expenses of $623,693 (2005: $244,641); (v) general and administrative expenses of $1,103,279 (2005: $684,925); (vi) investor relations and promotion expenses of $2,154,575 (2005: $602,245); and (vii) consulting stock-based compensation relating to the fair value of stock options granted to consultants of $-0- (2005: $1,913,991). The increase in operating expenses incurred during the nine-month period ended September 30, 2006 compared to the nine-month period ended September 30, 2005 resulted primarily from the increase in investor relations and promotion relating to investor awareness programs. The increase in operating expenses also resulted from the acquisition of Oak Hills and related business operations and infrastructure including: (i) rig, well and pulling unit expense; and (ii) salaries, wages and related expenses and (iii) depreciation.

Of the $5,447,478 incurred as operating expenses during the nine-month period ended September 30, 2006, an aggregate of $90,000 was incurred in fees payable to International Market Trend ("IMT") for amounts due and owing for operational, administrative and consulting services rendered during the nine-month period ended September 30, 2006. On November 10, 2003, we entered into a consulting agreement with IMT (the "Consulting Agreement"), whereby IMT performs a wide range of management, administrative, financial, and business development services for us. On August 19, 2005, we granted to IMT an aggregate of 1,150,000 stock options exercisable at $1.25 per share for a period of five years and on March 1, 2006, the stock options were re-assigned from IMT to two consultants of IMT under identical terms and conditions of the original grant in connection with business development services rendered to us.

Of the $5,447,478 incurred as operating expenses during the nine-month period ended September 30, 2006: (i) an aggregate of $135,000 was incurred to our officers for management fees; (ii) $15,000 was incurred to an officer/director for expense reimbursement; and (iii) $40,000 was incurred in fees to a director. Furthermore, $65,769 was incurred as additional compensation expense to one of our directors, Mr. Humphreys, who is also the sole officer and director of Oak Hills, during the nine-month period ended September 30, 2006. In addition, Oak Hills incurred $31,500 to Mr. Humphreys for rent on our field offices in Oklahoma. As at September 30, 2006, a total of $137,161 is owed to us from Mr. Humphreys and/or affiliates of Mr. Humphreys for costs incurred in connection with certain well interests. Subsequent to September 30, 2006, we have received $46,922 of this amount due and owing.

Our net loss from operations during the nine-month period ended September 30, 2006 also includes $3,137,653 related to interest and finance fees and a gain of $2,771,400 related to the decrease in the fair value of derivative liability, resulting in a net loss of $3,875,439. Included in interest and finance fees are non-cash amounts totaling $2,880,638 relating to the amortization of a convertible debt discount, deferred finance costs, and the fair value resulting from the re-pricing of certain warrants. As discussed above, the decrease in net loss during the nine-month period ended September 30, 2006 compared to the nine-month period ended September 30, 2005 is attributable primarily to the increase in investor relations and promotion expenses, the depreciation, depletion and amortization expenses, rig, well and pulling unit expenses, salaries, wages and related expenses and the derivative liability gain. Our net loss during the nine-month period ended September 30, 2006 was ($3,875,439) or ($0.12) per share compared to a net loss of ($6,469,152) or ($0.37) during the nine-month period ended September 30, 2005. The weighted average number of shares outstanding was 32,285,314 for the nine-month period ended September 30, 2006 compared to 17,375,441 for the nine-month period ended September 30, 2005.

Volumes of gas sold this year were approximately 101,225 mcf up from approximately 83,790 mcf last year. Prices for natural gas sales averaged $4.06 (net of marketing and transportation costs) per mcf, down from $6.33 per mcf last year. Increases in volume was due to new wells coming into production; however, increases in volume were moderated by the decline in production from older wells. Increased production was offset by the decline in gas prices resulting in a decrease of approximately 22% in overall revenue.

We estimate that we produced approximately 96,000 mcf of gas from all reserve categories during the second half of 2006 and 148,000 mcf for our fiscal year ended December 31, 2006. These numbers include estimated production numbers for all wells for December 2006 and for three wells for November 2006 because to date, we have not received final production numbers with respect to such information. We did not achieve anticipated production levels in 2006, primarily as a result of the Oliver and Gilbert wells not producing and the Petta well not being brought into production according to our plans.

Three-Month Period Ended September 30, 2006 Compared to Three-Month Period Ended September 30, 2005

Our net loss for the three-month period ended September 30, 2006 was approximately ($27,854) compared to a net loss of ($4,645,900) during the three-month period ended September 30, 2005 (a decrease of $4,618,046).

During the three-month period ended September 30, 2006, we generated $991,672 in gross revenue compared to $137,458 in gross revenue generated during the three-month period ended September 30, 2005 (an increase of $854,214 or 621.4%), resulting primarily from drilling and well services revenue in the amount of $838,309 from Oak Hills providing third party drilling and well services and, to a smaller degree, the sale of gas in the amount of $153,363 produced from Company well interests.

During the three-month period ended September 30, 2006, we incurred operating expenses in the aggregate amount of $1,333,909 compared to $1,418,110 incurred during the three-month period ended September 30, 2005 (a decrease of $84,201 or 5.9%). The operating expenses incurred during the three-month period ended September 30, 2006 consisted of: (i) operating costs and taxes of $176,619 (2005: $58,612); (ii) rig, well and pulling unit expense of $92,647 (2005: $-0-); (iii) salaries, wages and related costs of $238,550 (2005: $-0-); (iv) depreciation, depletion and amortization expenses of $238,543 (2005: $104,761); (v) general and administrative expenses of $363,950 (2005: $115,974); (vi) investor relations and promotion expenses of $223,600 (2005: $525); and (vii) consulting - stock based $-0- (2005: $1,138,238). The decrease in operating expenses incurred during the three-month period ended September 30, 2006 compared to the three-month period ended September 30, 2005 resulted primarily from the decrease in consulting - stock based compensation relating to the valuation of stock options granted to our officers/directors and consultants during the three-month period ended September 30, 2005.

Our net loss from operations during the three-month period ended September 30, 2006 also included $147,517 related to interest and finance fees and a gain of $461,900 related to the decrease in the fair value of derivative liability, resulting in a net loss of $27,854. As discussed above, the decrease in net loss during the three-month period ended September 30, 2006 compared to the three-month period ended September 30, 2005 is attributable primarily to the decrease in consulting - stock based compensation relating to the valuation of stock options granted to our officers/directors and consultants, the decrease in amounts recorded for interest and finance fees and the increase in gain on derivative liabilities. Our net loss during the three-month period ended September 30, 2006 was ($27,854) or ($0.00) per share compared to a net loss of ($4,645,900) or ($0.26) during the three-month period ended September 30, 2005. The weighted average number of shares outstanding was 38,766,270 for the three-month period ended September 30, 2006 compared to 17,557,753 for the three-month period ended September 30, 2005.

Prices for natural gas average $4.95 per mcf (net of marketing and transportation costs) for the quarter versus $5.40 per mcf for last year. Volume of gas sold for the quarter was approximately 30,949 mcf up from approximately 25,431 mcf last year. Increased volume was due to new wells coming into production; however, increases were moderated by the decline in production from older wells.

Fiscal Year Ended December 31, 2005 Compared to Fiscal Year Ended December 31, 2004

The following table sets out our consolidated loss during the years ended December 31, 2005 and 2004.

Consolidated Statement of Operations
	For the year ended December 31, 2005	For the year ended December 31, 2004
Oil and gas revenue	$693,860	$472,140
Operating expenses
Depletion	259,609	161,328
Operating costs and taxes	213,377	83,893
	472,986	245,221
Operating Profit	220,874	226,919
Other Expenses
Consulting - stock based (Note 9)	1,913,991	2,989,221
General and administrative	2,070,707	3,268,455
Interest and finance fees (Notes 6 and 7)	4,775,039	61,932
	8,759,737	6,319,608
Net Loss for the year	$(8,538,863)	$(6,092,689)
Basic and fully diluted net loss per share	$(0.49)	$(0.39)
Weighted average common shares outstanding	17,470,971	15,817,033

Our net loss during the 2005 fiscal year was approximately ($8,538,863) compared to ($6,092,689) for the 2004 fiscal year (an increase of $2,446,174).

During the 2005 fiscal year, we generated $693,860 in gross revenue compared to $472,140 in gross revenue generated during the 2004 fiscal year (an increase of $221,720 or 47.0%), resulting primarily from the sale of gas produced from an increasing number of coal bed methane gas well interests brought into production. Depletion and operating costs and taxes of $259,609 and $213,377, respectively, increased during the 2005 fiscal year compared to depletion and operating costs and taxes of $161,328 and $83,893, respectively, incurred during the 2004 fiscal year. The increase in depletion and operating expenses and taxes (an aggregate increase of $227,765 or 93%) was primarily the result of the increase in operating costs and estimated depletion resulting from the increased number of operating wells. Gross profit of $220,874 generated during the 2005 fiscal year was further reduced by an aggregate of $8,759,737 from other expenses incurred, resulting in a net loss of ($8,538,863). The gross profit of $226,919 generated during the 2004 fiscal year was reduced by an aggregate of $6,319,608 from other expenses incurred, resulting in a net loss of ($6,092,689).

During the 2005 fiscal year, we incurred other expenses of approximately $8,759,737 compared to other expenses of $6,319,608 during the 2004 fiscal year (an increase of $2,440,129 or 38.6%). The operating expenses incurred during the 2005 fiscal year consisted of: (i) $1,913,991 (2004: $2,989,221) in stock-based compensation relating to the fair valuation of stock options granted to consultants; (ii) $2,070,707 (2004: $3,268,455) as general and administrative expenses; and (iii) $4,775,039 (2004: $61,932) as interest and finance fees. The increase in other expenses incurred during the 2005 fiscal year compared to the 2004 fiscal year resulted primarily from the increase in interest and finance fees expense associated with the promissory notes issued in September 2005. General and administrative expenses generally include corporate overhead, financial and administrative contracted services, marketing, and consulting costs. See " - Material Commitments".

Of the $8,759,737 incurred as other expenses during the 2005 fiscal year, an aggregate of $130,000 was incurred payable to IMT for amounts due and owing for operational, administrative and financial services rendered during the 2005 fiscal year. On February 1, 2005, we granted to IMT an aggregate of 500,000 stock options exercisable at $1.00 per share for a period of five years. On February 1, 2005, we granted to IMT an aggregate of 100,000 stock options registered under an S-8 registration statement exercisable at $0.16667 per share for a period of five years. On August 19, 2005, we also granted to IMT an aggregate of 1,150,000 stock options exercisable at $1.25 per share for a period of five years and on March 1, 2006, these options were re-assigned from IMT to two consultants of IMT at $1.25 per share in connection with business development services for the Company. Of the $8,759,737 incurred as other expenses during the 2005 fiscal year, an aggregate of $179,150 was incurred to our officers for management fees. Furthermore, $160,708 was recorded as additional compensation expense to one of our directors, Mr. Humphreys, relating to the estimated valuation of his 10% carried working interest in our wells developed during the 2005 fiscal year. See "Item 10. Executive Compensation".

As discussed above, the increase in net loss during the 2005 fiscal year compared to the 2004 fiscal year is attributable primarily to the increase in interest and finance fees expense. Our net loss during the 2005 fiscal year was ($8,538,863)) or ($0.49) per share compared to a net loss of ($6,092,689) or ($0.39) per share for the 2004 fiscal year. The weighted average number of shares outstanding was 17,470,971 at December 31, 2005 compared to 15,817,033 at December 31, 2004.

Liquidity and Capital Resources

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

Nine-Month Period Ended September 30, 2006

As of September 30, 2006, our current assets were $1,842,695 and our current liabilities were $7,111,188, which resulted in a working capital deficit of $5,268,493. As of September 30, 2006, our total assets were $22,158,139 consisting of: (i) $113,408 in cash and cash equivalents; (ii) $1,524,458 in accounts receivable; (iii) $145,177 due from related parties; (iv) $3,777 in prepaid expenses and other; (v) $55,875 in deferred charges; (vi) $6,413,428 carrying value of proved oil and gas properties (net of accumulated depletion); (vii) $8,799,922 carrying value of unproved oil and gas properties; and (viii) $5,102,094 in other equipment (net of accumulated depreciation). The increase in total assets during the nine-month period ended September 30, 2006 from fiscal year ended December 31, 2005 was primarily due to the increase in carrying value of proved and unproved oil and gas properties and the increase in other equipment resulting primarily from the acquisition of Oak Hills.

As of September 30, 2006, our total liabilities were $9,797,032 consisting of: (i) $5,907,204 in accounts payable and accrued liabilities; (ii) $1,295,961 in long term debt; (iii) $625,151 in promissory note and other short term advances; and (iv) $578,833 in convertible notes and related accrued interest; and (v) $1,389,883 of derivative liabilities related to the Company's private placement financing completed during the period (refer to the notes to the Company's September 30, 2006 interim consolidated financial statements). The increase in total liabilities during the nine-month period ended September 30, 2006 from fiscal year ended December 31, 2005 was primarily due to the increase in accounts payable and accrued liabilities and in long term debt resulting primarily from the acquisition of Oak Hills, and the derivative liability resulting from the Company's private placement financing completed during the period.

Stockholders' equity increased from $3,006,058 as of December 31, 2005 to $12,361,107 as of September 30, 2006.

For the nine-month period ended September 30, 2006, net cash flows used in operating activities was ($3,576,012) compared to net cash flows used in operating activities for the nine-month period ended September 30, 2005 of ($1,047,012). Net cash flows used in operating activities for the nine-month period ended September 30, 2006 consisted primarily of a net loss of ($3,875,439) adjusted by $2,880,638 relating to non-cash interest and finance fee expenses and $2,771,400 relating to a non-cash gain on derivative liabilities.

Net cash flow used in investing activities was ($5,159,218) for the nine-month period ended September 30, 2006 compared to net cash flows used in investing activities for the nine-month period ended September 30, 2005 of ($2,245,408). Net cash flow used in investing activities during the nine-month period ended September 30, 2006 was primarily a result of acquisition and exploration costs related to our oil and gas properties.

Net cash flows from financing activities was $8,328,306 for the nine-month period ended September 30, 2006 compared to net cash flows from financing activities for the nine-month period ended September 30, 2005 of $3,977,665. Net cash flows from financing activities for the nine-month period ended September 30, 2006 pertained primarily to $9,426,250 received as proceeds from the sale of our common stock.

We expect that working capital requirements will continue to be funded through a combination of securities. Our working capital requirements are expected to increase in line with the growth of our business.

PLAN OF OPERATION AND FUNDING

During the second quarter of 2006, we completed a private placement pursuant to which we issued an aggregate of 7,650,000 units ("Unit") of the Company's securities at a subscription price of U.S. $1.00 per Unit for total gross proceeds of $7,650,000; with each Unit being comprised of one common share and one non-transferable common stock purchase warrant ("Warrant"). Each resulting Warrant entitles the subscriber to purchase an additional share of our common stock ("Warrant Share") at a price of $1.25 per share for the period commencing upon the date of issuance of the Units and ending on the day which is the earlier of (i) 18 months from the date of issuance of the Units and (ii) 12 months from the effective date of our proposed registration statement. Both the Warrant Shares and the common shares issued pursuant to the private placement offering are to be proposed for registration under the United States Securities Act of 1933, as amended. We paid finders fees of 5% of the gross cash proceeds received under the private placement offering and 10% restricted common shares on the gross units issued, with such restricted shares carrying piggy back registration rights.

Effective July 3, 2006, we first filed the Form SB-2 registration statement (of which this prospectus forms a part) under the United States Securities Act of 1933, as amended, to register the 8,415,000 common shares issued and 7,650,000 common shares underlying the Warrants. The registration statement was not declared effective before financial penalties were due pursuant to registration timing. Penalties accrued and unpaid to September 30, 2006 total $85,217. As of the date hereof, we continue to incur 1.5% of $7,450,000 raised per month of delay until the registration statement is declared effective by the Securities and Exchange Commission.

Existing working capital, further advances and possible debt instruments, anticipated warrant exercises, further private placements, and anticipated cash flow are expected to be adequate to fund our operations over the next six months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt securities. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) oil and gas operating properties; (ii) drilling initiatives; and (iii) property acquisitions. We intend to finance these expenses with further issuances of securities, debt and or advances, and revenues from operations. Thereafter, we expect we will need to raise additional capital and increase revenues to meet long-term operating requirements.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

The report of the independent registered public accounting firm that accompanies our December 31, 2005 and December 31, 2004 consolidated financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The consolidated financial statements have been prepared "assuming that we will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

Material Commitments

Secured Convertible Notes

During 2006, a material commitment for us relates to the repayment of secured convertible debenture holders of the outstanding amounts of principal and interest accruing at 8% per annum. The secured convertible debt principal outstanding was $4,845,314 plus accrued interest of $109,333 as at December 31, 2005. During the nine-month period ended September 30, 2006, we paid a total of $187,130 in interest, repaid an aggregate of $745,516 of principal, converted a total of $3,390,122 of principal and $33,625 of interest into shares of our common stock at a price of $1.00 per share under the terms of the convertible note agreements. As at September 30, 2006, we had convertible debt principal outstanding of $718,675 and $10,371 of accrued interest.

As at September 30, 2006, the remaining amounts of principal and interest due and owing under the convertible note agreements totaling $729,046 was payable in eleven monthly principal and interest payments in either cash or shares of our common stock at the rate of $1.00 per share (the "Fixed Conversion Price") beginning on or about December 17, 2005 if our share price is trading above $1.00 per share at the date of payment. Commencing on the fourth month anniversary of the closing date of the issue of the Convertible Notes (September 16, 2005 and October 11, 2005), and on the first day or each month thereafter, the Convertible Notes must be repaid in cash in amount equal to 5% of the principal amount of the Notes together with all accrued interest due and payable up to the repayment date. If our shares are trading at less than $1.00 per share at the date of repayment, then we may repay outstanding monthly principal and interest in either cash or shares in our capital at a different rate than the Fixed Conversion Price. If the volume weighted average share price (the "VWAP") of the five trading days prior to a monthly payment date is less than the Fixed Conversion Price, then we may pay the monthly amount in cash or registered shares of our common stock at 75% of the VWAP for the five trading days prior to the monthly payment date. As of the date of this prospectus, required monthly payments of principle and interest are approximately $78,131 monthly; however, as set forth below, we have elected to redeem the notes by making the payments described in the following paragraph. The holders of the Convertible Notes have a secured first interest in the assets of Lexington Oil and Gas Ltd. Co.

On December 27, 2006, the Company wrote to the holders of these notes to advise them that the Company had decided to exercise its redemption right under the notes by paying to the noteholders the sum of money equal to 120% of the principal amount to be redeemed, together with accrued but unpaid interest. The redemption date is January 26, 2007, and the following amounts are due to the following noteholders as of such date:

	Principal Amount Due on Dec. 16, 2006 ($)	Current Interest Rate (%)	Days to Jan. 26, 2007 (#)	Interest Owing ($)	Sub-Total ($)	20% Penalty ($)	Redemption Amount payable Jan. 26, 2007 ($)

Alpha Capital Aktiengesellschaft	126,276.48	8	42	1,162.44	127,438.92	25,487.78	152,926.70
Enable Opportunity Partners LP	21,450.82	8	42	197.46	21,648.28	4,329.65	25,977.93
Enable Growth Partners LP	96,995.72	8	42	892.89	97,888.61	19,577.72	117,466.33
Double U Master Fund LP	175,746.18	8	42	1,617.83	177,364.01	35,472.80	212,836.81
RHP Mater Fund Ltd.	226,479.45	15	42	3,909.10	230,388.55	46,077.71	276,466.26
Notzer Chesed Corp.	76,512.45	15	42	1,320.63	77,833.08	15,566.62	93,399.70

Totals:	$723,461.10			$9,100.35	$732,561.45	$146,512.28	$879,073.73

Promissory Note

During 2006, a material commitment for us relates to an unsecured promissory note from one of our shareholders aggregating $600,000 (the "Promissory Note"). The provisions of the Promissory Note are:(i) two-year term with interest at the rate of 10% per annum; and (ii) interest to be paid on a quarterly basis with the principal to be repaid on or before the due date of the Promissory Note. As at September 30, 2006, there is $25,151 of accrued and unpaid interest on this loan. We intend to repay this loan during the next twelve months.

Oak Hills Debt

During 2006, a material commitment for us on behalf of Oak Hills relates to outstanding promissory notes totaling $1,295,261, which accrues interest at 9% per annum, and require no payments of interest or principal until the end of a two-year term ending January 22, 2008. The promissory notes are owed to certain former shareholders of Oak Hills and are secured against the assets of Oak Hills. During the nine-month period ended September 30, 2006, we accrued $77,330 of interest on these loans resulting in $196,737 in accumulated accrued interest due and owing.

Capital Expenditure Related Accounts Payable

To the date hereof, Oak Hills has incurred capital expenditures relating to the drilling and completion of various wells and for the development of our various lease interests in Okalahoma and Texas. As a consequence of well performance, gas price volatility, and the lack of availability of debt and equity sources on commercially acceptable terms to us, our trade payables have increased to $5,907,204 as at September 30, 2006. We will continue to review available sources of debt and equity to satisfy these debts, and will also review the monetization of various of our assets as an alternative source of capital.

Lease Acquisition Expenditures - Comanche County, Texas

On March 3, 2006, effective January 31, 2006, we entered into an exploration agreement with Dylan to jointly acquire and develop approximately 5,670 acres of Barnett Shale and shallow gas targets in Comanche County, Texas (the "Comanche County Exploration Agreement"). We will pay approximately $1,250,000 for our 50% working interest in the new acreage through a combination of $575,000 in cash (already paid this year) and approximately $675,000 of carried drilling costs in the first Comanche Barnett Shale test well.

The test well commenced drilling on September 1, 2006 and the Company is currently evaluating the final costs associated with drilling in order to determine the total amounts owing. It is estimated that the total amount owing for the 50% interest in approximately 5,670 acres will be $1,400,000, resulting in an amount remaining to be paid of $350,000 after deducting the original payment of $575,000 and the carried drilling costs estimated to be $475,000. The $350,000 (final amount subject to confirmation) may be paid by the Company in cash or restricted stock with piggy back registration rights at a 15% discount to the 30 day weighted average preceding the completion of the drilling of the test well.

Registration Statement Penalties

Effective July 3, 2006, we first filed the Form SB-2 registration statement (of which this prospectus forms a part) under the United States Securities Act of 1933, as amended, to register the 8,415,000 common shares issued and 7,650,000 common shares underlying the Warrants. The registration statement was not declared effective before financial penalties were due pursuant to registration timing. Penalties accrued and unpaid to September 30, 2006 total $85,217. As of the date hereof, we continue to incur 1.5% of $7,450,000 raised per month of delay until the registration statement is declared effective by the Securities and Exchange Commission.

Mineral Property Liens

The following liens or claims have been made against our mineral properties:

  January 12, 2007 Notice of Claim of Lien by Red River Well Service, Ltd., notifying us of a lien filed in Vol. 1332, Page 93 of the real property records of Palo Pinto County, Texas, in the amount of $84,841.19, with respect to materials/services furnished in connection with the Gilbert property.

  January 12, 2007 Notice of Claim of Lien by Red River Well Service, Ltd., notifying us of a lien filed in Book 2383, Page 1843 of the real property records of Parker County, Texas, in the amount of $62,635.30, with respect to materials/services furnished in connection with the Martin Cantrell property.

  January 10, 2007 Petition for Suit on Sworn Account by Oil Field Service Company, Inc., filed in the District Court of Palo Pinto County, Texas, seeking judgment in the amount of $20,643.33, plus interest and attorney's fees, with respect to materials/services furnished in connection with one of our mineral properties.

  December 28, 2006 Notice of Mechanic's and Materialmen's Liens to be filed in Palo Pinto and Comanche Counties, Texas, by Well Management Partners, LLC, in an aggregate amount of $57,966.50, with respect to materials/services furnished in connection with the Gilbert and Petta properties.

  December 13, 2006 Notice of Demand for Payment by Coil Tubing Services, LLC, in the amount of $58,194.32, plus attorney's fees, with respect to materials/services furnished in connection with one of our mineral properties.

  December 4, 2006 Notice of Intent to File Liens by Ulterra Drilling Technologies, LP, in Parker and Palo Pinto Counties, Texas, in an aggregate amount of $49,919.54, with respect to materials/services furnished in connection with the Martin Cantrell and Gilbert properties.

  November 27, 2006 Statement of Lien and Affidavit by Sun West Mud Company, Inc., filed in Parker County, Texas, in the amount of $25,069.06, plus interest, with respect to materials/services furnished in connection with the Martin Cantrell lease.

  Cude Oilfield Contractors Inc. and Cude Energy Services Inc. (collectively, the "lienholders"), recorded mineral property liens to secure payment in connection with amounts owed to the lienholders totaling $589,407 relating to labor, materials and services provided by the lienholders on certain of our drilling sites located in Texas. The properties subject to the liens include the Olive Lease in Tarrant County, the Martin Cantrell Lease in Parker County and the Gilbert Lease in Palo Pinto County. Subsequently, on or about December 1, 2006, the lienholders filed suit in each of Tarrant, Parker and Palo Pinto Counties, Texas, in connection with such claims.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next twelve months.

Critical Accounting Policies

For a complete discussion of all of the Company's critical accounting policies, please refer to the Notes to our financial statements included elsewhere herein.

Oil & Gas Properties

The Company follows the full cost method of accounting for its oil and gas operations whereby all costs related to the acquisition of methane, petroleum, and natural gas interests are capitalized. Under this method, all productive and non-productive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits. Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related capitalized costs without recognition of a gain or loss unless the disposal would result in a change of 20 percent or more in the depletion rate. The Company currently operates solely in the U.S.A. Depletion of proved oil and gas properties is computed on the units-of-production method based upon estimates of proved reserves, as determined by independent consultants, with oil and gas being converted to a common unit of measure based on their relative energy content. The costs of acquisition and exploration of unproved oil and gas properties, including any related capitalized interest expense, are not subject to depletion, but are assessed for impairment either individually or on an aggregated basis. The costs of certain unevaluated leasehold acreage are also not subject to depletion. Costs not subject to depletion are periodically assessed for possible impairment or reductions in value. Any impairment in value is included in the amortization base and amortized prospectively, subject to the ceiling test described below. Estimated future removal and site restoration costs are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. The charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision amounts as incurred. The Company applies a ceiling test to capitalized costs which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate of the estimated future net revenues from production of proven reserves at year end market prices less future production, administrative, financing, site restoration, estimated future expenditures (based on current costs) to be incurred in developing and producing the proven reserves, assuming continuation of existing economic conditions, and income tax costs plus the lower of cost or estimated market value of unproved properties. If capitalized costs are determined to exceed estimated future net revenues, a write-down of carrying value is charged to depletion in the period.

The amount of estimated future development costs included along with capitalized costs in the total pool of costs subject to depletion for each period are as follows:

Period	Estimated Future Development Costs Included in Total Pool of Costs Subject to Depletion
Year ended December 31, 2004	$ 400,000
Year ended December 31, 2005	$12,995,000
Six months ended June 30, 2006	$4,676,000
Nine months ended September 30, 2006	$4,813,500

Such figures were factored into the reserve estimates for such periods and were thus included in the depletion costs for such periods.

Revenue Recognition

Oil and natural gas revenues are recorded using the sales method, whereby the Company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers, when title passes, the amount is determinable and collection is reasonably assured. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period in which revenue is earned.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the transactions described below, none of our directors, officers or principal stockholders, nor any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction from May 1, 2004 to the date of this prospectus, or in any proposed transactions, which has materially affected or will materially affect us. As they relate to the certain relationships and related transactions discussed below, Douglas Humphreys, one of our directors, is the sole officer, director and shareholder of Paluca Petroleum, Inc. Douglas Humphreys is also an officer and director of Oak Hills and a previous owner of a 25% shareholding in Oak Hills International until January 21, 2006. He is currently a director and officer of Oak Hills International.

Oak Hills International

On January 26, 2006, we entered into the Oak Hills Share Exchange Agreement. For a complete description, see "Description of Business and Properties". On November 9, 2004, we entered into an agreement with Oak Hills to drill a ten well program and on January 1, 2005, we appointed Oak Hills as our elected operator for wells on our Wagnon Lease and for further drilling to be conducted by us. Douglas Humphreys, a director of our company, is also an officer and director of Oak Hills and a previous owner of a 25% shareholding in Oak Hills International until January 21, 2006. He is currently also a director and officer of Oak Hills International.

Saddlebag Oilfield Services

Saddlebag Oilfield Services ("Saddlebag") has provided completion services to Oak Hills Energy, Lexington's previous designated operator during 2004 for Lexington wells, Kellster #1-5, Kyndal #2-2, and Bryce #3-2 during 2004 and incurred direct expenses on behalf of Lexington. Mr. Humphreys is a director of Saddlebag and Pam Humphreys, Mr. Humphrey's wife, is the president of Saddlebag. During the 2004 fiscal year, Oak Hills Energy, Inc. paid Saddlebag a total of $44,567 for completion work on the three wells previously mentioned. The work included setting up the surface equipment, swabbing the well to initiate production, laying pipeline, setting up fences, compressor hookups and other related services. During the 2005 fiscal year, Oak Hills was the operator and developer of wells for Lexington and made no payments to Saddlebag on behalf of Lexington.

Paluca Petroleum Inc.

On July 19, 2004, we were assigned 320 gross acres of leases in the H-9 Prospect from Paluca Petroleum, Inc. who had entered into a farm-out agreement with Faith Production, LLC dated July 19, 2004 for the acquisition of this property. Paluca Petroleum,. Inc. served only as an intermediary and received no consideration in connection with this transaction.

On April 22, 2004, we acquired from Paluca Petroleum, Inc. three sections of farm-out acreage to develop coal bed methane gas wells in Hughes County, State of Oklahoma (the "South Lamar Farm-out") for $120,000 and on July 14, 2004, we acquired an additional 184 gross acres in this Prospect from Paluca Petroleum, Inc. for approximately $13,800. The acreage was purchased originally by Paluca Petroleum, Inc. for approximately $100,000, and the exchange of certain other equipment.

Paluca Agreement

On January 21, 2004, we entered into the Paluca Agreement with Lexington Oil & Gas, Paluca Petroleum, Inc. and Douglas Humphreys. Pursuant to the terms and provisions of the Paluca Agreement: (i) we assigned to Mr. Humphreys a 10% carried working interest in every well drilled by us on the Wagnon Lease; (ii) we agreed to allow Humphreys to participate up to an additional 5% working interest in every well drilled by us on the Wagnon Lease; (iii) Mr. Humphreys agreed to waive any and all other claims, debts or obligations owed to him by us or Lexington Oil & Gas, (iv) we agreed to transfer to Paluca certain assets previously acquired by us (which included working interests and net revenue interests in certain oil and gas leases located on the Doc Cole Property, the Atwood Booch Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property, as previously disclosed in prior filings).

On January 21, 2004, Orient Explorations, Inc. and Douglas Humphreys entered into an agreement (the "Humphreys/Orient Agreement"). Pursuant to the terms and provisions of the Humphreys/Orient Agreement, Mr. Humphreys agreed to transfer 750,000 shares of our restricted common stock held of record by Humphreys to Orient Explorations Inc. for $10.

Orient Explorations Ltd.

On February 18, 2005, Orient Explorations Ltd. and Longfellow Industries (B.C.) Ltd. entered into a stock purchase agreement pursuant to which Orient Explorations Ltd. sold 3,000,000 shares of our restricted common stock to Longfellow Industries (B.C.) Ltd. for aggregate consideration of approximately $750.00 in cash.

Officers/Directors

On August 19, 2005, we granted to: (i) Norman J. R. MacKinnon 25,000 stock options to acquire shares of our common stock; (ii) Grant R. Atkins 250,000 stock options to acquire shares of our common stock (who is also paid $10,000 monthly as part of remuneration for his duties as our President); (iii) Vaughn Barbon (our former Chief Financial Officer, who resigned effective as of January 3, 2007) 50,000 stock options to acquire shares of our common stock (who was also paid up to $5,000 monthly as part of remuneration for his duties as our Chief Financial Officer; and (iv) Steve Jewett 25,000 stock options to acquire shares of our common stock (who was also paid $65,000 during the 2005 fiscal year for his services as chairman of our audit committee).

On July 12, 2004, we entered into the Humphreys Consultation Agreement with Lexington Oil & Gas and Douglas Humphreys. For a complete description of the Humphreys Consultation Agreement see "Employment Contracts and Termination of Employment and Change in Control Arrangements". Pursuant to the Humphreys Consultation Agreement, Mr. Humphreys or Paluca Petroleum, Inc. is paid $7,500 per month by us and receives 10% of Lexington's working interest as a carried working interest in any well drilled and completed by us. On August 19, 2005, we granted Doug Humphreys 500,000 stock options to acquire shares of our common stock. During the 2005 fiscal year, we recorded additional compensation expense to Mr. Humphreys of $160,708 (December, 2004 - $117,030) being the estimated value of his 10% carried interest in our well interests that were successfully developed in the period ended December 31, 2005. We incurred and paid $60,000 to Mr. Humphreys during the 2005 fiscal year pursuant to provisions of the Humphreys Consultation Agreement.

Financial Consulting Agreement

On November 10, 2003, we entered into a financial consulting services agreement (the "Financial Consulting Agreement") with International Market Trend AG, a private company ("IMT"). Pursuant to the terms and provisions of the Financial Consulting Agreement: (i) IMT performed a wide range of management, administrative, financial, business development, and consulting services for us: (ii) we granted IMT and/or its designates or employees 950,000 pre-forward stock split stock options to purchase shares of our common stock at an exercise price of $0.50 per share; and (iii) we agreed to a contracted rate of $10,000 per month. We incurred $90,000 in fees to IMT for the 2004 fiscal year and nil in fiscal year 2003. Of the 1,000,000 stock options granted on February 2, 2004, 895,000 pre-forward stock split stock options were granted to IMT or its designates. The Financial Consulting Agreement was for a term of twelve months and expired on November 10, 2004, with subsequent renewal of the contract on a month to month basis thereafter.

On February 1, 2005, we granted to IMT 600,000 stock options to acquire shares of our common stock. On August 19, 2005, we granted to IMT 1,150,000 stock options to acquire shares of our common stock, which have been returned by IMT to us and were subsequently re-assigned to two consultants of IMT on March 1, 2006. We incurred $120,000 in fees to IMT for the fiscal year ended 2005 and $60,000 in fees to IMT through September 25, 2006.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER INFORMATION

Market Information

Shares of our common stock are traded on the OTC Bulletin Board under the symbol "LXRS" and on the Frankfurt and Berlin stock exchanges under the symbol "LXR"; WKN: AOBKLP. The market for our common stock is limited, and can be volatile. The following table sets forth the high and low sales prices relating to our common stock on a quarterly basis for the last three fiscal years as quoted by the NASDAQ. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

Quarter Ended	High Bid	Low Bid
December 31, 2006	$0.81	$0.25
September 30, 2006	$1.06	$0.77
June 30, 2006	$1.62	$0.85
March 31, 2006	$1.21	$0.67
December 31, 2005	$0.89	$0.81
September 30, 2005	$1.75	$1.25
June 30, 2005	$1.89	$1.15
March 31, 2005	$2.20	$1.25
December 31, 2004	$3.20	$1.16

Quarter Ended	High Bid	Low Bid
September 30, 2004	$5.40	$1.40
June 30, 2004	$7.46	$2.30
March 31, 2004	$4.95	$2.95

As of January 24, 2007, we had 152 shareholders of record, which does not include shareholders whose shares are held in street or nominee names. We believe that there are approximately 3,000 beneficial owners of our common stock.

Dividend Policy

No dividends have ever been declared by the Board of Directors on our common stock. Our losses do not currently indicate the ability to pay any cash dividends, and we do not indicate the intention of paying cash dividends either on our common stock in the foreseeable future. There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance Under Compensation Plans

We have one equity compensation plan, the Lexington Resources Inc. current "Stock Option Plan". The table set forth below presents the securities authorized for issuance with respect to the Stock Option Plan under which equity securities are authorized for issuance as of December 31, 2005:

Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon exercise of Outstanding Options, warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding column (a)) (c)
Equity Compensation Plans Approved by Security Holders
Stock Options	50,000	$0.167	n/a
	5,000	1.00	n/a
	380,000	3.00	n/a
	850,000	1.25	800,000
Total Stock Options	1,285,000
Equity Compensation Plans not Approved by Security Holders
Warrants	233,000	$3.00	0
	2,930,000	$1.00	0
	2,930,000	$1.00	0
	586,000	$1.00	0
Total warrants	6,679,000
Total	7,964,000

Lexington Resources, Inc. Stock Option Plan

On August 7, 2003, our Board of Directors unanimously approved and adopted a Stock Option Plan. The purpose of the Stock Option Plan is to advance our interests and the interests of the shareholders by affording our key personnel an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company. Pursuant to the provisions of the Stock Option Plan, stock options will be granted only to our key personnel, generally defined as a person designated by the board of directors upon whose judgment, initiative and efforts we may rely including any director, officer, employee or consultant.

The Stock Option Plan is administered by our Board of Directors, which shall determine: (i) the persons to be granted stock options under the Stock Option Plan; (ii) the number of shares subject to each option, the exercise price of each stock option; and (iii) whether the stock option shall be exercisable at any time during the option period of 10 years or whether the stock option shall be exercisable in instalments or by vesting only.

The Stock Option Plan originally provided authorization to our Board of Directors to grant stock options to purchase a total number of shares of our common stock, not to exceed 1,000,000 shares as at the date of adoption by our Board of Directors of the Stock Option Plan. Effective December 31, 2003, our Board of Directors amended the Stock Option Plan to increase the total number of shares of common stock to be purchased pursuant to exercise of stock options to 4,000,000. Effective July 2, 2004, our Board of Directors amended the Stock Option Plan to increase the total number of shares of common stock to be purchased pursuant to exercise of stock options to 5,000,000. Effective August 19, 2005, our Board of Directors further amended the Stock Option Plan to increase the total number of share of common stock to be purchased pursuant to exercise of stock options to 7,500,000.

During April 2004, we registered 500,000 stock options pursuant to a registration statement on Form S-8 which was filed with the Securities and Exchange Commission. During February 2006, we registered 500,000 stock options pursuant to a registration statement on Form S-8 which was filed with the Securities and Exchange Commission. During March 2006, we registered 1,150,000 stock options pursuant to registration statement on Form S-8 which also was filed with the Securities and Exchange Commission.

At the time a stock option is granted under the Stock Option Plan, our Board of Directors shall fix and determine the exercise price at which our shares of common stock may be acquired; provided, however, that any such exercise price shall not be less than that permitted under the rules and policies of any stock exchange or over-the-counter market which is applicable to us.

In the event an optionee who is our director or officer ceases to serve in that position, any stock option held by such optionee generally may be exercisable within up to 90 calendar days after the effective date that his position ceases, and after such 90-day period any unexercised stock option shall expire. In the event an optionee who is our employee or consultant ceases to be employed by us, any stock option held by such optionee generally may be exercisable within up to 60 calendar days (or up to 30 calendar days where the optionee provided only investor relations services to us) after the effective date that his employment ceases, and after such 60- or 30-day period any unexercised stock option shall expire.

The Board of Directors shall determine the acceptable form of consideration for exercising a stock option, including the method of payment. Such consideration may consist entirely of: (i) cash; (ii) check; (iii) promissory note; (iv) other shares which (A) in the case of shares acquired upon exercise of a stock option, have been owned by the optionee for more than six months on the date of surrender, and (B) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said stock option shall be exercised; (v) consideration received by us under a cashless exercise program implemented by us in connection with the Stock Option Plan; (vi) a reduction in the amount of any of our liability to the optionee; (vii) such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws; or (viii) any combination of the foregoing methods of payment. Notwithstanding the foregoing, any method of payment other than in case may be used only with the consent of our board of directors or if and to the extent so provided in an agreement.

As of the date of this prospectus, an aggregate of 1,285,000 stock options have been granted which remain outstanding and exercisable.

EXECUTIVE COMPENSATION

Except as described below, none of our directors or officers received an annual salary and bonus that exceeded $100,000 during fiscal years ended December 31, 2005, 2004 and 2003. Our officers and directors may be reimbursed for any out-of-pocket expenses incurred by them on our behalf. We presently have no pension, health, annuity, insurance, profit sharing or similar benefit plans. The following table sets forth the compensation received by Grant R. Atkins, Vaughn Barbon (who resigned as our Chief Financial Officer effective as of January 3, 2007), Douglas Humphreys and Steve Jewett during fiscal years ended December 31, 2005, 2004 and 2003. Mr. Atkins and Mr. Barbon previously derived remuneration from us directly and through Investor Communications International, Inc., which previously provided a wide range of management, financial and administrative services to us.

Name and Principal Position	Fiscal Year			Long Term Compensation Securities Underlying Options
		Salary	Annual Compensation
Grant R. Atkins President and Chief Executive Officer	2006	-	$145,000	-
	2005	-	$120,000	250,000
	2004	-	$60,000	100,000
Vaughn Barbon (1) Former Treasurer and Chief Financial Officer	2006	-	$60,000	-
	2005	-	$59,150	50,000
	2004	-	$64,000	100,000
Doug Humphreys(2) Drilling Operations Manager	2006	-	$321,539(3)	-
	2005	-	$220,708(3)	500,000
	2004	-	$219,529(3)	200,000
Norman MacKinnon(2) Director, Secretary, Treasurer and Chief Financial Officer	2006	-	-	-
	2005	-	-	25,000
	2004	-	-	2,500
Steve Jewett(2) Audit Committee	2006	-	$55,000	-
	2005	-	$65,000	25,000
	2004	-	$17,500	2,500

  Mr. Barbon resigned as our Secretary, Treasurer and Chief Financial Officer effective as of January 3, 2007.

  Messrs. Humphreys, MacKinnon and Jewett joined us in 2004. Mr. MacKinnon became our Secretary, Treasurer and Chief Financial Officer on January 3, 2007.

  This amount represents the direct payment by us to Mr. Humphreys of aggregate management fees together with indirect payments to Mr. Humphreys, through Paluca Petroleum, Inc., his affiliate, of 10% of our working interest for each well drilled by our Company on properties held by us pursuant to his Humphreys Consultation Agreement with us.

Stock Options/SAR Grants in Fiscal Year Ended December 31, 2005

We did not grant any stock options/SARs in our fiscal year ended December 31, 2006.

Option/SAR Grants In Last Fiscal Year
Name	Number of Securities Underlying Options	Percent of Total Options Granted	Exercise Price	Date of Expiration
Grant R. Atkins	250,000	10.0%	$1.25	08/18/10
Douglas Humphreys	500,000	20.0%	$1.25	08/18/10
Norman MacKinnon	25,000	1.0%	$1.25	08/18/10
Stephen Jewett	25,000	1.0%	$1.25	08/18/10
Vaughn Barbon(1)	50,000	2.0%	$1.25	08/18/10
International Market Trend AG(2)	500,000		$1.00
	1,150,000	66.0%	$1.25	08/18/10

  Mr. Barbon resigned as our Secretary, Treasurer and Chief Financial Officer effective as of January 3, 2007.

  The 1,150,000 stock options had been returned to us in 2005 by IMT and were reassigned in 2006 to agents of IMT under identical terms and conditions of the original grant.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Consultation Agreement

On July 12, 2004, we entered into a Consultation Agreement (the "Humphreys Consultation Agreement") with Lexington Oil & Gas and Douglas Humphreys. Pursuant to the Humphreys Consultation Agreement, Mr. Humphreys will assist in overseeing the drilling operations and the completion and management of our wells. Mr. Humphreys compensation pursuant to the terms and provisions of the Humphreys Consultation Agreement will be: (i) $7,500 per month effective April 1, 2004, (ii) the assignment of up to 10% carried working interest of Lexington's interest in every well drilled on all properties held by us, including the Wagnon Lease (during fiscal year 2004 we recorded additional compensation expense to Mr. Humphreys of $117,030 being the estimated value of his 10% carried interest in our wells developed as at December 31, 2004); (iii) the right to purchase up to an additional 5% working interest of Lexington's interest in all wells drilled by us on our properties provided that funds for this participation are paid prior to the commencement of drilling of said wells; and (iv) grant of 200,000 stock options to purchase shares of our common stock at an exercise price of $3.00 per share (which were granted July, 2004). The Humphreys Consultation Agreement can be terminated at any time with ninety days written notice by either party.

Compensation of Directors

Generally, our directors do not receive salaries or fees for serving as directors, nor do they receive any compensation for attending meetings of the board of directors. Directors are entitled to reimbursement of expenses incurred in attending meetings. In addition, our directors are entitled to participate in our Stock Option Plan. During fiscal year ended December 31, 2005, we paid Steve Jewett $65,000 in connection with his service as the chairman of the audit committee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On April 13, 2006, the Board of Directors approved and authorized the termination of the services of Dale Matheson Carr-Hilton LaBonte Chartered Accountants ("DMCL") as independent registered public accounting firm for the Company. The termination of the services of DMCL was a result of communication between the Company and DMCL and the subsequent decision by the Board of Directors of the Company that it would be in the best interests of the Company to effect a change in auditors in order to address the needs of a small business development company with growing operations located in Oklahoma and Texas. During the Company's two most recent fiscal years and any subsequent interim period preceding the resignation of DMCL, there were no disagreements with DMCL which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DMCL, would have caused DMCL to make reference to the subject matter of the disagreements in connection with its reports. The report of DMCL for fiscal years ended December 31, 2005 and 2004 indicated the following:

"The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported significant losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty".

Except as described in the immediately preceding paragraph, the report of DMCL did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

On April 13, 2006, the Board of Directors of the Company approved and authorized the engagement of the services of Whitley Penn LLP ("WP"), as independent registered public accounting firm for the Company. The address and telephone/facsimile numbers for WP are as follows: 5420 LBJ Freeway, Suite 1440, Dallas, Texas 75240, telephone no. 972-392-6600 and facsimile no. 972-392-6601.

The Company did not previously contact WP prior to its engagement regarding application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, and neither written nor oral advice was sought by the Company from WP prior to its engagement regarding an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at One Station Place, 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of the Company, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

No agent of the Company or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

The consolidated financial statements of Lexington Resources, Inc. listed below are included in this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

  Unaudited financial statements for the three and nine months ended September 30, 2006 and 2005.

  Audited financial statements for the years ended December 31, 2005 and 2004.

  Audited financial statements for the years ended December 31, 2005 and 2004 for Oak Hills Drilling and Operating International, Inc.

  Unaudited pro forma financial statements for the year ended December 31, 2005.

LEXINGTON RESOURCES, INC.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006
(UNAUDITED)

LEXINGTON RESOURCES, INC.

CONSOLIDATED BALANCE SHEETS
	September 30, 2006	December 31, 2005
	(Unaudited)	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$113,408	$520,332
Accounts receivable	1,524,458	184,546
Due from related parties (Note 7)	145,177	-
Prepaid expenses and other	3,777	-
Current portion of deferred finance fees (Note 5)	55,875	401,715
	1,842,695	1,106,593

DEFERRED FINANCE FEES (Note 5)	-	267,810

PROPERTY AND EQUIPMENT (Note 4)
Oil and gas properties - full cost method of accounting
Proved, net of accumulated depletion $575,943 (2005 - $420,937)	6,413,428	2,329,448
Unproved	8,799,922	4,000,024
	15,213,350	6,329,472
Other equipment, net of accumulated depreciation of $470,016 (2005 - $1,328)	5,102,094	2,167
	20,315,444	6,331,639

	$22,158,139	$7,706,042

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,907,204	$936,265
Promissory note and other short term advances (Note 5)	625,151	601,973
Current portion of convertible notes and accrued interest (Note 5)	578,833	1,940,781
	7,111,188	3,479,019
CONVERTIBLE NOTES (Note 5)	-	1,220,965
LONG TERM DEBT (Note 5)	1,295,961	-
DERIVATIVE LIABILITY (Note 6)	1,389,883	-
	9,797,032	4,699,984

CONTINGENCIES AND COMMITMENTS (Notes 1, 4, 5 & 7)

STOCKHOLDERS' EQUITY (Note 6)
Common stock $.00025 par value: 200,000,000 shares authorized
Preferred stock, $.001 par value: 75,000,000 shares authorized
Issued and outstanding:
38,766,270 common shares (December 31, 2005 - 18,627,523)	10,611	5,575
Additional paid-in capital	28,926,175	16,297,665
Common stock purchase warrants	3,406,778	2,809,836
Accumulated deficit	(19,982,457)	(16,107,018)
	12,361,107	3,006,058

	$22,158,139	$7,706,042

The accompanying notes are an integral part of these interim consolidated financial statements.

LEXINGTON RESOURCES, INC.

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three month period ended		For the nine month period ended
	September 30,		September 30,
	2006	2005	2006	2005

REVENUES
Oil and gas revenue	$153,363	$137,458	$410,873	$530,721
Drilling and service revenue	838,309	-	1,527,419	-

	991,672	137,458	1,938,292	530,721

OPERATING EXPENSES
Operating costs and taxes	176,619	58,612	294,901	180,073
Rig, well and pulling unit expense	92,647	-	555,537	-
Salaries, wages and related	238,550	-	715,493	-
Depreciation, depletion and amortization	238,543	104,761	623,693	244,641
General and administrative	363,950	115,974	1,103,279	684,925
Consulting - stock-based	-	1,138,238	-	1,913,991
Investor relations and promotion	223,600	525	2,154,575	602,245

	1,333,909	1,418,110	5,447,478	3,625,875

NET LOSS FROM OPERATIONS	(342,237)	(1,280,652)	(3,509,186)	(3,095,154)

INTEREST AND FINANCE FEES (Note 5)	(147,517)	(3,365,248)	(3,137,653)	(3,373,998)
GAIN ON DERIVATIVE LIABILITY (Note 6)	461,900	-	2,771,400	-

NET LOSS FOR THE PERIOD	$(27,854)	$(4,645,900)	$(3,875,439)	$(6,469,152)

BASIC AND FULLY DILUTED NET LOSS PER SHARE	$(0.00)	$(0.26)	$(0.12)	$(0.37)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	38,766,270	17,557,753	32,285,314	17,375,441

The accompanying notes are an integral part of these interim consolidated financial statements.

LEXINGTON RESOURCES, INC.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the nine month period ended
	September 30,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(3,875,439)	$(6,469,152)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	-	1,913,991
Non-cash expenses	187,500	153,708
Oil and gas depletion	155,005	244,641
Depreciation	468,688	498
Non-cash interest and finance fees (Note 5)	2,880,638	3,326,799
Gain on derivative liability	(2,771,400)	-
Changes in working capital assets and liabilities:
Accounts receivable	(538,403)	(26,411)
Prepaid expenses and other	16,672	(12,000)
Accounts payable	(142,331)	(195,226)
Accrued liabilities	43,058	-

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(3,576,012)	(1,047,012)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(339,879)	-
Additions to oil and gas properties	(4,938,883)	(2,245,408)
Cash acquired on acquisition of Oak Hills, net of transaction costs	119,544	-

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(5,159,218)	(2,245,408)

CASH FLOWS FROM FINANCING ACTIVITIES
Drilling obligation payments	-	(1,180,915)
Advances to related parties	(130,005)	-
Convertible note advances (repayments)	(745,516)	4,645,950
Long term debt repayments	(222,423)	-
Proceeds on sale of common stock	9,426,250	512,630

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	8,328,306	3,977,665

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(406,924)	685,245

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	520,332	326,293

CASH AND CASH EQUIVALENTS, END OF PERIOD	$113,408	$1,011,538

SUPPLEMENTAL CASH FLOW INFORMATION (Note 8).

The accompanying notes are an integral part of these interim consolidated financial statements.

NOTE 1:   NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION

Lexington Resources, Inc., a Nevada corporation, and its wholly owned subsidiary Lexington Oil & Gas Ltd. Co., an Oklahoma Limited Liability Corporation ("Lexington"), were organized for the purposes of the acquisition and development of oil and natural gas properties in the United States, concentrating on unconventional gas production initiatives that include coal bed methane gas acquisitions and developments in the Arkoma Basin in the State of Oklahoma as well as Barnett Shale targeted acquisitions and developments in the Dallas Fort Worth Basin in the State of Texas.

On January 23, 2006, the Company acquired 100% of the shares of Oak Hills Drilling and Operating International, Inc., and its wholly owned operating subsidiary, Oak Hills Drilling and Operating LLC ("Oak Hills"). The purpose of the acquisition of Oak Hills was to enable the Company to improve scheduling of property development, to decrease costs associated with drilling and completing wells, and to increase the Company's control over its oil and gas leasehold developments by utilizing Oak Hills' in house drilling and completion teams for its property exploration initiatives and gas well development programs.

Going Concern

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficiency of $5,268,493 at September 30, 2006, has incurred losses since inception of $19,982,457 and further losses are anticipated in the development of its oil and gas properties raising substantial doubt as to the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising additional capital to fund ongoing losses and property development and ultimately on generating future profitable operations. The Company will continue to fund operations with advances and debt instruments, as well as further equity placements.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

During the period the Company completed a private placement of units at $1.00 per unit for gross proceeds of $7,650,000 as described in Note 6.

Reclassification

Certain amounts from prior periods have been reclassified to the current period presentation. This reclassification has resulted in no changes to the Company's accumulated deficit or net losses presented.

Unaudited Interim Financial Statements

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2005 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The interim unaudited consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended September 30, 2006, are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

NOTE 2:   STOCK-BASED COMPENSATION

On January 1, 2006, the Company adopted the fair value recognition provisions of Financial Accounting Standards Board ("FASB") Statement No. 123(R), Share-Based Payment, ("SFAS 123R"). Prior to January 1, 2006, the Company accounted for share-based payments under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and related Interpretations, as permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). In accordance with APB 25, no compensation cost was required to be recognized for options granted that had an exercise price equal to the market value of the underlying common stock on the date of grant.

NOTE 2:   STOCK-BASED COMPENSATION (continued)

The Company adopted SFAS 123R using the modified-prospective-transition method. Under this method, compensation cost recognized for the nine months ended September 30, 2006 includes: a) compensation cost for all share-based payments granted prior to, but not yet vested as of December 31, 2005, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and b) compensation cost for all share-based payments granted subsequent to December 31, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. In addition, deferred stock compensation related to non-vested options is required to be eliminated against additional paid-in capital upon adoption of SFAS 123R. The results for the prior periods have not been restated.

All previously granted stock options had fully vested as at December 31, 2005 and during the period ended September 30, 2006, the Company did not grant any new stock options or modify any previously existing stock options. Accordingly, the Company's results of operations for the period ended September 30, 2006 were no different than if the Company had not adopted SFAS 123R. As a result, no pro forma disclosure of the impact of adopting SFAS 123R has been provided. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation for the comparative nine month period ended September 30, 2005:

		Nine months ended September 30, 2005

Net loss	As reported	$(6,469,152)
SFAS 123 compensation expense	Pro-forma	(841,307)

Net loss	Pro-forma	$(7,310,459)

Basic and diluted net loss per share	Pro-forma	$(0.42)

NOTE 3:   ACQUISITION OF OAK HILLS DRILLING AND OPERATING INTERNATIONAL, INC.

On January 23, 2006, the Company acquired 100% of the shares of Oak Hills from the existing shareholders for an aggregate of 6,000,000 restricted shares of the Company's common stock. The assets of Oak Hills were independently valued at approximately $5.85 million and management of the Company determined a net tangible fair value of approximately $3.82 million as the basis for the total number of common shares issued at a price per share of $0.637. As of the acquisition date, Oak Hills had secured promissory notes totaling $1.28 million owed to certain of the Oak Hills vendors. The $1.28 million in promissory notes accrue interest at 9% per annum, and require no payments of interest or principal until the end of a two year term ending January 22, 2008.

The purpose of the acquisition of Oak Hills was to enable the Company to improve scheduling of property development, to decrease costs associated with drilling and completing wells, and to increase the Company's control over its oil and gas leasehold developments by utilizing Oak Hills' in house drilling and completion teams for its property exploration initiatives and gas well development programs.

Prior to the acquisition of Oak Hills, there were 18,627,523 shares of common stock of the Company outstanding. Accordingly, the pre-acquisition shareholders of the Company owned approximately 76% of the post-acquisition issued and outstanding shares of the Company's common stock. As a result this business combination has been accounted for using the purchase method with the Company being the acquirer.

The fair value of the assets acquired and liabilities assumed effective January 23, 2006 are as follows:

Current assets	$1,024,458
Property, plant and equipment	5,228,736
Current liabilities	(842,836)
Due to related parties	(1,280,789)
Long term debt	(222,423)

$3,907,146

NOTE 3:   ACQUISITION OF OAK HILLS (continued)

Consideration paid
- 6,000,000 common shares at $0.6374 per share	$3,824,190
- transaction costs	82,956

$3,907,146

The results of operations and cash flows presented include those of the Company for all periods presented and those of Oak Hills for the period from January 23, 2006 to September 30, 2006.

The following unaudited pro forma information for the three and nine month periods ended September 30, 2006 and 2005 presents the pro forma results of operations as if the acquisition had occurred as of January 1, 2006 and January 1, 2005 respectively. The pro forma information presented is not necessarily indicative of what would have occurred had the acquisition been made as of January 1, 2006 and 2005, nor is it necessarily indicative of future results of operations. The following pro forma amounts give effect to appropriate adjustments for an increase in depreciation, additional intercompany profit elimination and an increase in weighted average shares outstanding.

	For the three month period ended		For the nine month period ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenues	$991,672	$1,122,099	$2,284,925	$2,552,742

Net loss	$(27,854)	$(4,517,087)	$(3,851,367)	$(6,652,781)

Net loss per share - basic and diluted	$(0.00)	$(0.19)	$(0.12)	$(0.28)

Weighted average shares outstanding	38,766,270	23,557,753	32,768,830	23,375,441

NOTE 4:   PROPERTY AND EQUIPMENT

Property and equipment includes the following:
	September 30,	December 31,
	2006	2005
Oil and gas properties:
Proved, subject to depletion	$6,989,371	$2,750,385
Unproved, not subject to depletion	8,799,922	4,000,024
Accumulated depletion	(575,943)	(420,937)

Net oil and gas properties	15,213,350	6,329,472

Other equipment	5,572,110	3,495
Accumulated depreciation	(470,016)	(1,328)

Net other property and equipment	5,102,094	2,167

Property and equipment, net of accumulated depreciation and depletion	$20,315,444	$6,331,639

The Company's oil and gas activities are currently conducted in the United States. During the period ended September 30, 2006, the Company completed the following transactions related to its oil and gas activities:

Acquisition of Oak Hills Drilling and Operating International, Inc.

On January 23, 2006, the Company completed the acquisition of Oak Hills as described in Note 3.

NOTE 4:   PROPERTY AND EQUIPMENT (continued)

Joint Exploration Agreement - Arkoma Basin, Oklahoma

On March 3, 2006, effective January 31, 2006, the Company entered into an exploration agreement with Dylan Peyton, LLC ("Dylan") of Dallas, Texas to jointly develop Lexington's Arkoma Basin leases located in Hughes and MacIntosh Counties in the State of Oklahoma (the "Arkoma Basin Exploration Agreement").  The properties will be developed on a 50/50 equal working interest basis.  An affiliate to Dylan, named Avatar Energy, LLC, will become the operator for the project supplying at least one drilling rig to the project.  The Company has assigned 50% of its undeveloped leasehold interests in Oklahoma in exchange for cash proceeds of $575,000 which equates to approximately 50% of the Company's originally incurred leasing costs.  Assignments to 50% of the Company's undeveloped leasehold interests in Coal Creek, South Lamar, Middle Creek, and H-9 Prospects have been effected to Dylan.  Well bores and acreage relating to previously drilled and completed wells by the Company will not form part of any assignments under the Arkoma Basin Exploration Agreement.  Proceeds from this disposal were recorded as a reduction of the capitalized costs without recognition of a gain or loss as the disposal did not result in a change of 20 percent or more in the Company's depletion rate.

During the third quarter, 658 net acres of the Company's leases relating the H-9 Prospect acreage lapsed according to their terms resulting in an impairment to the carrying value of unamortized property of $315,357.  In accordance with the provisions of full cost accounting, the Company transferred this carrying value into its cost pool subject to amortization.

Joint Exploration Agreement - Comanche County, Texas

On March 3, 2006, effective January 31, 2006, the Company entered into an exploration agreement with Dylan to jointly develop approximately 5,000 acres of Barnett Shale and shallow gas targets in Comanche County, Texas (the "Comanche County Exploration Agreement"). The property will be developed on a 50/50 equal working interest basis.  The Company's subsidiary, Oak Hills will become the operator of the project.  The Company will pay approximately $1,250,000 for its 50% working interest in the new acreage through a combination of $575,000 in cash (paid during the period) and approximately $675,000 of carried drilling costs in the first Comanche Barnett Shale test well required to be drilled on or before September 2006.  The test well commenced drilling on September 1, 2006 and the Company is currently evaluating the final costs associated with drilling in order to determine the total amounts owing. It is estimated that the total amount owing for the acreage will be $1,400,000, resulting in an amount remaining to be paid of $350,000 after deducting the original payment of $575,000 and the carried drilling costs estimated to be $475,000. The $350,000 may be paid by the Company in cash or restricted stock with piggy back registration rights at a 15% discount to the 30 day weighted average preceding the completion of the drilling of the test well.

NOTE 5:   LONG TERM DEBT, SHORT TERM DEBT AND OTHER ADVANCES

During the period ended September 30, 2006, the Company had the following activity in connection with long term debt, short term debt and other advances:

Promissory note

On December 20, 2005 the Company obtained an unsecured loan by way of promissory note from a shareholder of the Company totaling $600,000. The term of the loan is for two years with interest calculated at 10% per annum. Interest is to be paid on a quarterly basis with the principal to be repaid on or before the two year loan period. As of September 30, 2006, $25,151 (December 31, 2005 - $1,973) of accrued interest remains unpaid on this loan. Subject to available funds, the Company intends to repay this loan during the next 12 months and accordingly it has been classified as a current liability.

Long term debt

As at the date of the Oak Hills acquisition, Oak Hills had outstanding notes payable to financial institutions totaling $222,423 secured by certain assets of Oak Hills with interest rates ranging from 6.25% to 11.5% and maturing through October 2010. Subsequent to the acquisition of Oak Hills, the balance of these loans have been repaid and the security has been released.

As at the date of the Oak Hills acquisition, Oak Hills had outstanding promissory notes totaling $1,295,961 which accrue interest at 9% per annum, and require no payments of interest or principal until the end of a two year term ending January 22, 2008. These promissory notes are owed to certain former shareholders of Oak Hills, being vendors in the Oak Hills acquisition described in Note 3 and are secured against the assets of Oak Hills. During the period ended September 30, 2006, the Company accrued $77,330 of interest on these loans resulting in $196,737 of accrued interest owing which has been included in accounts payable.

NOTE 5:   LONG TERM DEBT, SHORT TERM DEBT AND OTHER ADVANCES (continued)

Other short term advances

During the first quarter of 2006, the Company received an advance from a shareholder of the Company of $500,000. This amount was unsecured, non-interest bearing and without specific terms of repayment. During the period, this amount was applied towards subscriptions in connection with the Company's private placement. (Refer to Note 6).

Secured convertible notes

As at December 31, 2005, the Company had secured convertible debt principal outstanding of $4,854,314 less an unamortized discount of $1,801,901 resulting in a net carrying value of $3,052,413 of which $1,831,448 plus accrued interest of $109,333 was recorded as a current liability. During the period ended September 30, 2006, the Company paid a total of $187,130 of interest, repaid a total of $745,516 of principal, converted a total of $3,390,122 of principal and $33,625 of interest into common shares of the Company at a price of $1.00 per share under the provisions of the Convertible Note agreements. Also during the period, the Company recorded non-cash finance fees totaling $1,651,688 relating to the amortization of the discount on both converted and unconverted notes and $613,650 relating to the amortization of deferred issuance costs. As at September 30, 2006, the Company had convertible debt principal outstanding of $718,675 less an unamortized discount of $150,213 resulting in a net carrying value of $568,462 which, in addition to $10,371 of accrued interest, has been recorded as a current liability. (Refer to Note 6).

NOTE 6:   STOCKHOLDERS' EQUITY

The authorized capital of the Company consists of 200,000,000 voting common shares with $0.00025 par value, and 75,000,000 non-voting preferred shares with $0.001 par value.

Common Stock Issuances -Nine months ended September 30, 2006

The Company entered into a one year consulting contract with a third party contractor, to provide financial and investor public relations and related matters in Germany. In connection with this agreement the Company issued 400,000 restricted shares of the Company's common stock with a fair value of $300,000 and agreed to pay approximately $353,000 (EUR $293,000) over the term of the agreement. The $300,000 was initially recorded as a deferred compensation equity item of which $187,500 was expensed during the period.

During the period 1,150,000 stock options were re-assigned from International Market Trend, Inc. ("IMT") to two consultants of IMT in connection with business development services provided by IMT and the consultants to the Company. The options are exercisable at $1.25 per share for a term of 5 years and replaced 1,150,000 options previously granted to IMT which were concurrently cancelled. The exercise prices, terms and conditions of the new options issued were identical to those of the stock options cancelled. As these options are a reissuance of the original options and not a modification or replacement of the original option, the Company has not remeasured the fair value of the options at the reissuance date.

A total of 1,650,000 shares of common stock were issued on the exercise of options (500,000 at $1.00 per share and 1,150,000 at $1.25 per share) for cash proceeds of $1,937,500. All shares issued were previously registered on Form S-8.

A total of 250,000 shares of common stock were issued on the exercise of Series B warrants at $1.00 per share for cash proceeds of $250,000. The Series A and Series B warrants were originally issued as part of the secured convertible note unit offering and the shares of common stock underlying the warrants were registered by way of a Registration Statement on Form SB-2. The Series A and Series B warrants were originally issued at exercise prices of $1.50 per share and $1.25 per share, respectively. Under the original terms of the warrants, the exercise prices were subject to change under certain conditions relating to a subsequent financing. As a result of the private placement completed during the period, the Series A and Series B warrants were all repriced to $1.00 per share. During the period, the Company recorded a non-cash finance cost of $615,300 being the estimated fair value increase in the warrants resulting from the price reduction described above.

The Company issued 6,000,000 restricted shares of common stock in connection with the acquisition of Oak Hills as described in Note 3.

The Company issued 3,423,747 shares of common stock on conversion of certain convertible note principal and interest amounts as described in Note 5.

NOTE 6:   STOCKHOLDERS' EQUITY (continued)

During the period, the Company completed a private placement pursuant to which the Company issued an aggregate of 7,650,000 units ("Unit") of the Company's securities at a subscription price of U.S. $1.00 per Unit for total gross proceeds of $7,650,000; with each Unit being comprised of one common share and one non-transferable common stock purchase warrant ("Warrant"). Each resulting Warrant entitles the subscriber to purchase an additional common share ("Warrant Share") of the Company at a price of $1.25 per share for the period commencing upon the date of issuance of the Units by the Company and ending on the day which is the earlier of (i) 18 months from the date of issuance of the Units and (ii) 12 months from the effective date of the Company's proposed registration statement. Both the Warrant Shares and the common shares issued pursuant to the private placement offering are to be proposed for registration under the United States Securities Act of 1933, as amended. The Company paid finders fees of 5% of the gross cash proceeds received under the private placement offering and 10% restricted common shares on the gross units issued, with such restricted shares carrying piggy back registration rights. Of the total Units sold, 7,450,000 are subject to potential damages relating to the registration requirement. Effective July 3, 2006, the Company filed a Form SB-2 Registration Statement under the United States Securities Act of 1933, as amended, to register the 8,415,000 common shares issued and 7,650,000 common shares underlying the common stock purchase warrants. This registration statement was not declared effective before financial penalties were due pursuant to registration timing.  Penalties accrued and unpaid to September 30, 2006 total $85,217 and have been included in accounts payable and accrued liabilities (see derivative liability discussion below) .  The Company continues to incur 1.5% of $7,450,000 raised per month of delay until the Registration Statement is declared effective.

The Company accounted for the various components of the private placement transaction using the provisions of SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities ; EITF Issue No. 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company's Own Stock ; EITF Issue No. 05-4 The Effect of Liquidated Damages Clause on Freestanding Financial Instruments Subject to Issue No. 00-19 and related amendments and guidance.

The following table summarizes the initial allocation of the proceeds from the private placement:

Gross proceeds	$7,650,000
Fair value of warrants subject to registration damages	(4,172,000)
Estimated fair value of liquidated damages on common shares and warrants	(74,500)
Share issuance costs	(411,250)

Proceeds allocated to equity components	$2,992,250

Allocated as follows:
Common shares	$2,880,250
Warrants not subject to registration damages	112,000

$2,992,250

Private placement warrants

The fair value of the Warrants at inception was estimated to be $4,284,000 and has been allocated between warrants subject to damages (derivative liability) and warrants not subject to damages (equity) as outlined above. The fair value of the warrants at inception was estimated using the Black-Scholes option-pricing model with the following assumptions: expected warrant life of 1.33 years, risk-free interest rate of 4.81%, dividend yield of 0% and expected volatility of 77%.

Liquidated damages related to common stock and warrants issued to investors in the private placement

The Company determined that the warrants and related liquidated damages provisions associated with the common stock issuable upon exercise of the warrants did not meet the criteria for equity accounting under EITF 00-19. Further, the Company determined that the liquidated damages provision related to the common stock issued is an embedded derivative under SFAS No. 133.

NOTE 6:   STOCKHOLDERS' EQUITY (continued)

As at issuance of the shares and warrants, the fair value of the warrants was estimated to be $4,172,000 using the Black-Scholes option-pricing model as described above. The fair value of the liquidated damages on the common stock and warrants at issuance was estimated to be $74,500. This estimate was based on the probability of non-registration over the term of the warrants, being the maximum period of damages provided for under the subscription agreements. The total fair value of the combined warrants and liquidated damages was $4,246,500 at issuance of the shares and warrants and was recorded as a derivative liability which will be revalued each quarter until the liquidated damages provisions expire. Changes in the fair value estimate over this period will be recorded in the consolidated statement of operations.

As at June 30, 2006, the fair value of the warrants was estimated to be $1,788,000 using the Black-Scholes option-pricing model with the following assumptions: expected warrant life of 1.33 years, risk-free interest rate of 5.16%, dividend yield of 0% and expected volatility of 74%. As at June 30, 2006, the fair value of the liquidated damages on the common stock and warrants was estimated to be $149,000. As at June 30, 2006, the combined derivative liability had a carrying value of $1,937,000. During the period ended June 30, 2006, the Company recorded a gain of $2,309,500 on the change in the carrying value of the derivative liability resulting primarily from a decline in the price of the Company's common stock of approximately 33%.

As at September 30, 2006, the fair value of the warrants was estimated to be $1,117,500 using the Black-Scholes option-pricing model with the following assumptions: expected warrant life of 1.17 years, risk-free interest rate of 4.71%, dividend yield of 0% and expected volatility of 72%. As at September 30, 2006, the fair value of the liquidated damages on the common stock and warrants was estimated to be $357,600. As at September 30, 2006, the combined derivative liability had a carrying value of $1,475,100, of which $85,217 is recorded in accounts payable and accrued liabilities as such amount is currently due. During the three-month period ended September 30, 2006, the Company recorded a further gain of $461,900 on the change in the carrying value of the derivative liability resulting primarily from a decline in the price of the Company's common stock of approximately 14%.

The carrying value of the derivative liability is summarized as follows:

Derivative liability:
Fair value of warrants subject to registration damages	$4,172,000
Estimated fair value of liquidated damages on common shares and warrants	74,500

Balance as at issuance of the shares and warrants	4,246,500
Change in fair value for the period ended June 30, 2006	(2,309,500)
Change in fair value for the period ended September 30, 2006	(461,900)
Less: actual damages accrued to September 30, 2006	(85,217)

Derivative liability, September 30, 2006	$1,389,883

Allocated as follows:
Fair value of warrants subject to registration damages	$1,117,500
Estimated fair value of liquidated damages on common shares and warrants	357,600
Less: actual damages accrued to September 30, 2006	(85,217)

$1,389,883

NOTE 7:   RELATED PARTY TRANSACTIONS

The Company previously entered into a one year contract with IMT on November 10, 2003, a private company that performs a wide range of management, administrative, financial, and business development services to the Company. The contract has been renewed annually. During the period, the Company incurred $90,000 in fees to IMT.

During the period ended September 30, 2006 the Company incurred (a) $135,000 to its officers for management fees, (b) $15,000 to an officer and director for expense reimbursements and (c) $40,000 in fees to a director.

NOTE 7:   RELATED PARTY TRANSACTIONS (continued)

During the period, the Company incurred $65,769 in fees to the sole officer and director of Oak Hills who is also a director of the Company. In addition, Oak Hills incurred $31,500 to this director and a relative of this director for rent on the Company's field offices in Oklahoma. This director has previously been assigned a 10% carried working interest in each well successfully drilled on the Wagnon lease, as partial compensation for his involvement in obtaining and facilitating the execution of the Farm-Out Agreement and to compensate for his services relating to operation and completion of wells to be located on the Wagnon lease, and has also been provided the right to purchase up to an additional 5% working interest of the Company's total interest in all wells drilled by the Company on its properties provided that funds for this participation are paid prior to the commencement of drilling of said wells. As at September 30, 3006, a total of $137,161 is owed to the Company from this director and / or affiliates of this director for costs incurred in connection with certain well interests. Subsequent to September 30, 2006, the Company has received $46,922 of the amounts owing.

On January 1, 2005, the Company appointed Oak Hills as its elected operator for wells on its Wagnon Lease, and for further drilling to be conducted by the Company. During the period the Company acquired Oak Hills who continues to act as operator.

Refer to Notes 3 and 4.

NOTE 8:   SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

	Nine months ended September 30,
	2006	2005
Cash paid during the period for:

Interest	$208,829	$8,750

Income taxes	$-	$-

Non-cash investing and financing:
Unpaid property additions	$4,100,000	$-

NOTE 8:   SUBSEQUENT EVENTS

On October 2, 2006, the Company entered into a convertible debt set-off agreement with Dylan (the "Convertible Debt Agreement"), relating to amounts due and owing to Dylan from fractures and completion of certain coal bed methane gas wells. Pursuant to the terms and provisions of the Convertible Debt Agreement: (i) Oak Hills sold to Ada Energy Services LLC ("AES") certain of its assets, including two Wilson 600 duplex pumps for an aggregate consideration of $120,000 as a set-off for the debt due and owing to Dylan; (ii) Oak Hills will have 120 days to pay the amount of $120,000 due and owing to Dylan to re-purchase the two Wilson pumps from AES for $120,000 plus the cost of any work done on them other than repairs made for damages caused by AES' usage of the pumps; (iii) Oak Hills made a payment of $20,000 to Avatar Energy relating to the completion and fracture job on the Gray Well #1H-22 and the fracture job on the Dylan Well #1-23; and (iv) in the event Oak Hills does not re-purchase the Wilson pumps for $120,000 within the 120 days, the sale of the pumps will constitute full and complete settlement of the $120,000 due and owing Dylan.

Subsequent to September 30, 2006, Cude Oilfield Contractors Inc. and Cude Energy Services Inc. (collectively, the "Lienholders"), recorded mineral property liens to secure payment in connection with amounts owed to the Lienholders by the Company totaling $589,407 relating to labor, materials and services provided by the Lienholders to certain of the Company's drilling sites located in Texas. The properties subject to the liens include the Olive Lease in Tarrant County, the Martin Cantrell Lease in Parker County and the Gilbert Lease in Palo Pinto County.

LEXINGTON RESOURCES, INC.
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005

                 DALE MATHESON
           CARR-HILTON LABONTE
------------------------------
         CHARTERED ACCOUNTANTS
             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

________________________________________________________________________________

To the Stockholders and Board of Directors of Lexington Resources, Inc. We have audited the consolidated balance sheets of Lexington Resources, Inc. as at December 31, 2005 and 2004 and the consolidated statement of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and 2004 and the results of its operations and its cash flows and the changes in stockholders' equity for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported significant losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Dale Matheson Carr-Hilton LaBonte"
CHARTERED ACCOUNTANTS

Vancouver, Canada
March 27, 2006

LEXINGTON RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS

                                                                             December 31,     December 31,
                                                                                 2005           2004
------------------------------------------------------------------------- ---------------- ----------------
                                                            ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                     $ 520,332       $  326,293
   Accounts receivable                                                             184,546          136,573
    Current portion of deferred finance fees ( Note 7)                             401,715                -
------------------------------------------------------------------------- ---------------- ----------------
                                                                                 1,106,593          462,866
------------------------------------------------------------------------- ---------------- ----------------
DEFERRED FINANCE FEES (Note 7)                                                     267,810                -
------------------------------------------------------------------------- ---------------- ----------------
PROPERTY AND EQUIPMENT (Note 4)
   Oil and gas properties full cost method of accounting
           Proved, net of accumulated depletion $420,937 (2004 - $161,328)       2,329,448        1,209,938
           Unproved                                                              4,000,024        1,419,447
------------------------------------------------------------------------- ---------------- ----------------
                                                                                 6,329,472        2,629,385
   Other equipment, net of accumulated depreciation                                  2,167            2,997
------------------------------------------------------------------------- ---------------- ----------------
                                                                                 6,331,639        2,632,382
------------------------------------------------------------------------- ---------------- ----------------
                                                                               $ 7,706,042      $ 3,095,248
=========================================================================== ================ ==============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable and accrued liabilities                                      $  936,265      $  228,819
   Current portion of drilling obligations (Note 5)                                      -          617,000
     Promissory note (Note 6)                                                       601,973               -
     Current portion of convertible notes and accrued interest (Note 7)           1,940,781               -
------------------------------------------------------------------------- ---------------- ----------------
                                                                                  3,479,019         845,819
CONVERTIBLE NOTES (Note 7)                                                        1,220,965               -
DRILLING OBLIGATIONS (Note 5)                                                            -          563,915
------------------------------------------------------------------------- ---------------- ----------------
                                                                                 4,699,984        1,409,734
------------------------------------------------------------------------- ---------------- ----------------
CONTINGENCIES AND COMMITMENTS (Notes 1, 4, 5, 7 & 10)
STOCKHOLDERS' EQUITY (Note 8)
   Common stock $.00025 par value: 200,000,000 shares authorized
   Preferred stock, $.001 par value: 75,000,000 shares authorized
Issued and outstanding:
   18,627,523 common shares (2004 - 16,999,038)                                      5,575            4,250
     Additional paid-in capital                                                 16,297,665        8,947,604
   Common stock purchase warrants                                                2,809,836          301,815
    Accumulated deficit                                                        (16,107,018)      (7,568,155)
------------------------------------------------------------------------- ---------------- ----------------
                                                                                 3,006,058        1,685,514
------------------------------------------------------------------------- ---------------- ----------------
                                                                               $ 7,706,042      $ 3,095,248
========================================================================= ================ ================

The accompanying notes are an integral part of these consolidated financial statements.

LEXINGTON RESOURCES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

                                               For the Year     For the Year
                                             Ended December    Ended December
                                                   31,              31,
                                                  2005              2004
------------------------------------------------------------- -----------------
OIL AND GAS REVENUE                           $      693,860      $    472,140

------------------------------------------------------------- -----------------
OPERATING EXPENSES
     Depletion                                       259,609           161,328
     Operating costs and taxes                       213,377            83,893
------------------------------------------------------------- -----------------
                                                     472,986           245,221
------------------------------------------------------------- -----------------
OPERATING PROFIT                                     220,874           226,919
------------------------------------------------------------- -----------------
OTHER EXPENSES
   Consulting - stock based (Note 9)               1,913,991         2,989,221
   General and administrative                      2,070,707         3,268,455
   Interest and finance fees (Notes 6 and 7)       4,775,039            61,932
------------------------------------------------------------- -----------------
                                                   8,759,737         6,319,608
------------------------------------------------------------- -----------------
NET LOSS FOR THE YEAR                          $  (8,538,863)     $ (6,092,689)
============================================================= =================
BASIC AND FULLY DILUTED NET LOSS PER SHARE        $    (0.49)       $    (0.39)
============================================= =============== =================
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING        17,470,971        15,817,033
============================================= =============== =================

The accompanying notes are an integral part of these consolidated financial statements.

LEXINGTON RESOURCES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                              Additional   Common Stock
                                                           Common stock        Paid-In       Purchase    Accumulated
                                                      Shares       Amount      Capital       Warrants      Deficit        Total
                                                  ----------- ------------- ------------- ------------- ------------- -------------
Issued for cash at $.0001 per share                 3,000,000  $        300  $       --    $       --    $       --    $        300
                                                  ----------- ------------- ------------- ------------- ------------- -------------
Lexington balance, November 19, 2003                3,000,000           300          --            --            --             300
LRI balance, November 19, 2003                     10,593,552        39,833    15,981,933          --     (17,452,735)   (1,430,969)
Reverse acquisition recapitalization adjustment    (3,000,000)      (37,485)  (15,981,933)         --      16,019,418          --
                                                  ----------- ------------- ------------- ------------- ------------- -------------
Balance post-reverse acquisition                   10,593,552         2,648          --            --      (1,433,317)   (1,430,669)
Private placement at $0.83 per unit                   300,000            75       237,425        12,500          --         250,000
Issuance of common stock on exercise of options     1,650,000           413       274,587          --            --         275,000
Issuance of common stock on settlement of
    debt at $0.83 per share                           300,000            75       249,925          --            --         250,000
Net loss, period ended December 31, 2003                 --            --            --            --         (42,149)      (42,149)
                                                  ----------- ------------- ------------- ------------- ------------- -------------
Balance, December 31, 2003                         12,843,552         3,211       761,937        12,500    (1,475,466)     (697,818)
Common stock purchase warrants expired                   --            --          12,500       (12,500)         --            --
Stock based compensation                                 --            --       2,989,221          --            --       2,989,221
Private placement at $2.50 per unit                   439,800           110       954,890        45,000          --       1,000,000
Discount on Convertible Debenture (Note 6)               --            --          50,000          --            --          50,000
Private placement at $1.47 per unit for cash and
     settlement of Convertible Debentures ( Note 7) 1,700,686           425     2,035,355       256,815          --       2,292,795
Fair market value of additional consideration on
    conversion of Convertible Debentures (Note 6)        --            --         489,205          --            --         489,005
Issuance of common stock on exercise of options at
 $0.167 per share                                   1,200,000           300       199,700          --            --         200,000
Issuance of common stock on exercise of options at
  $1.00 per share                                     495,000           124       494,876          --            --         495,000
Issuance of common stock on exercise of options at
  $3.00 per share                                     320,000            80       959,920          --            --         960,000
Net loss, year ended December 31, 2004                   --            --            --            --      (6,092,689)   (6,092,689)
                                                  ----------- ------------- ------------- ------------- ------------- -------------
Balance, December 31, 2004                         16,999,038  $      4,250     8,947,604  $    301,815  $ (7,568,155) $  1,685,514
                                                  =========== ============= ============= ============= ============= =============

The accompanying notes are an integral part of these consolidated financial statements.

LEXINGTON RESOURCES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY - continued

                                                                            Additional Common Stock
                                                        Common stock          Paid-In     Purchase    Accumulated
                                                   Shares        Amount      Capital     Warrants      Deficit        Total
                                               ------------ ------------ ------------  ------------  ------------  ------------
Balance, December 31, 2004, carried forward      16,999,038 $      4,250 $  8,947,604  $    301,815  $ (7,568,155) $  1,685,514
Common stock purchase warrants exercised
  between Feb 2, 2005 and Mar. 31, 2005 at
  $1.68 per share                                   278,014           70      510,090       (43,096)         --         467,064
Fees paid regarding warrants exercised between
  Feb. 2 and Mar. 31, 2005                             --           --        (12,433)         --            --         (12,433)
Common stock purchase warrants exercised on
  April 1 and 18, 2005 at $1.68 per share            26,353            6       48,351        (4,085)         --          44,272
Fees paid regarding warrants exercised on
 April 1 and 18, 2005                                  --           --         (2,940)         --            --          (2,940)
Options exercised May 11, 2005 at $0.16667
 per share                                          100,000           25       16,642          --            --          16,667
Fair value of 233,000 warrants attached to
  May 31, 2005 promissory notes (Note 6)               --           --           --         286,664          --         286,664
Issuance of common stock at $1.31 per share as
 finder's fee on convertible notes (Note 7)         200,000          200      261,800          --            --         262,000
Stock based compensation                               --           --      1,913,991          --            --       1,913,991
Discount on Convertible Notes (Note 7) and
 issuance of Class A& B warrants                       --           --      3,336,828     2,523,172          --       5,860,000
Conversion of Convertible Notes to common
 stock at $1.00 per share between
    Nov. 30 and Dec 20,2005 (Note 7)              1,024,118        1,024    1,023,098          --            --       1,024,122
Common stock purchase warrants expired                 --           --        254,634      (254,634)         --            --
Net loss year ended, December 31, 2005                 --           --           --            --      (8,538,863)   (8,538,863)
                                               ------------ ------------ ------------  ------------  ------------  ------------
Balance, December 31, 2005                       18,627,523 $      5,575 $ 16,297,665  $  2,809,836  $(16,107,018) $  3,006,058
                                               ============ ============ ============  ============  ============  ============

All share amounts have been restated to reflect the 300:1 reverse split in
November 2003 and the 3:1 forward split in January 2004 (refer to Note 8).
The accompanying notes are an integral part of these consolidated financial statements.

LEXINGTON RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                For the Year       For the Year
                                                                                    Ended              Ended
                                                                                 December 31,       December 31,
                                                                                    2005               2004
--------------------------------------------------------------------------- ------------------ -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the year                                                          $ (8,538,863)     $ (6,092,689)
  Adjustments to reconcile net loss to net cash from operating activities:
       Stock-based compensation                                                     1,913,991         2,989,221
           Non-cash management fees (Note 3)                                          160,708           117,030
       Oil and gas depletion                                                          259,609           161,328
           Depreciation                                                                   830               494
       Non-cash interest and finance fees (Notes 6 and 7)                           4,614,238           512,538
  Changes in working capital assets and liabilities
       Prepaid expenses                                                                     -               450
       Accounts receivable                                                            (47,973)         (136,573)
       Accounts payable                                                                97,601           205,598
       Accrued interest payable                                                       111,307            12,637
--------------------------------------------------------------------------- ------------------ -----------------
NET CASH FLOWS USED IN OPERATING ACTIVITIES                                        (1,428,552)       (2,229,966)
--------------------------------------------------------------------------- ------------------ -----------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                                                                     -            (3,491)
  Oil and gas properties                                                           (3,510,559)       (2,787,743)
--------------------------------------------------------------------------- ------------------ -----------------
NET CASH FLOWS USED IN INVESTING ACTIVITIES                                        (3,510,559)       (2,791,234)
--------------------------------------------------------------------------- ------------------ -----------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Drilling obligation (repayments) advances                                      (1,180,915)          830,915
  Advances payable                                                                          -          (101,467)
    Convertible notes, net  (Note 7)                                                5,201,435           500,000
    Promissory notes (Note 6)                                                         600,000                 -
  Net proceeds on sale of common stock                                                512,630         3,766,625
--------------------------------------------------------------------------- ------------------ -----------------
NET CASH FLOWS FROM FINANCING ACTIVITIES                                            5,133,150         4,996,073
--------------------------------------------------------------------------- ------------------ -----------------
INCREASE (DECREASE) IN CASH                                                           194,039           (25,127)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                          326,293           351,420
--------------------------------------------------------------------------- ------------------ -----------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                              $ 520,332        $  326,293
=========================================================================== ================== =================

SUPPLEMENTAL CASH FLOW INFORMATION (Note 12).
The accompanying notes are an integral part of these consolidated financial statements.

LEXINGTON RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005
________________________________________________________________________________
NOTE 1: NATURE OF CONTINUED OPERATIONS AND BASIS OF PRESENTATION
________________________________________________________________________________
By Share Exchange Agreement dated November 19, 2003, Lexington Resources, Inc.
("LRI" or "the Company"), a Nevada corporation, acquired 100% of the issued and outstanding shares of Lexington Oil & Gas Ltd. Co., (an exploration stage company) ("Lexington"), in exchange for 9,000,000 (3,000,000 pre January 26,
2004 3:1 forward split) restricted shares of common stock of the Company representing 85% of the total issued and outstanding shares of the Company at the time. In connection with this transaction, the Company changed its name to
Lexington Resources, Inc. (refer to Note 3).

This acquisition was accounted for as a reverse acquisition with Lexington being treated as the accounting parent and LRI, the legal parent, being treated as the accounting subsidiary. Accordingly, the consolidated results of operations of the Company include those of Lexington for the period from its inception on
September 29, 2003 and those of LRI since the date of the reverse acquisition.
Lexington is an Oklahoma Limited Liability Corporation incorporated on September
29, 2003 formed for the purposes of the acquisition and development of oil and natural gas properties in the United States, concentrating on unconventional gas production initiatives that include coal bed methane gas acquisitions and developments in the Arkoma Basin in the State of Oklahoma as well as Barnett
Shale targeted acquisitions and developments in the Dallas Fort Worth Basin in the State of Texas. As planned principal operations commenced in 2004, the
Company is no longer considered to be an exploration stage company.

Going Concern

The consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficiency of $2,372,426 at December 31, 2005, has incurred losses since inception of $16,107,018 and further losses are anticipated in the development of its oil and gas properties raising substantial doubt as to the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising additional capital to fund ongoing losses and property development and ultimately on generating future profitable operations. The Company will continue to fund operations with advances and debt instruments, as well as further equity placements.

Comparative figures

Certain of the comparative figures have been reclassified to conform to the current year's presentation.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
________________________________________________________________________________
(a)      Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Lexington. Lexington was acquired by reverse acquisition on November 19, 2003. All significant inter-company transactions and account balances have been eliminated upon consolidation.

(b)      Oil and Gas Properties

The Company follows the full cost method of accounting for its oil and gas operations whereby all costs related to the acquisition of methane, petroleum, and natural gas interests are capitalized. Under this method, all productive and nonproductive costs incurred in connection with the exploration for and development of oil and gas reserves are capitalized. Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits.
Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related capitalized costs without recognition of a gain or loss unless the disposal would result in a change of 20 percent or more in the depletion rate. The Company currently operates solely in the U.S.A.

Depletion of proved oil and gas properties is computed on the units-of-production method based upon estimates of proved reserves, as determined by independent consultants, with oil and gas being converted to a common unit of measure based on their relative energy content.

The costs of acquisition and exploration of unproved oil and gas properties, including any related capitalized interest expense, are not subject to depletion, but are assessed for impairment either individually or on an aggregated basis. The costs of certain unevaluated leasehold acreage are also not subject to depletion. Costs not subject to depletion are periodically assessed for possible impairment or reductions in value. Any impairment in value is included in the amortization base and amortized prospectively, subject to the ceiling test described below.

Estimated future removal and site restoration costs are provided over the life of proven reserves on a units-of-production basis. Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards. The charge is included in the provision for depletion and depreciation and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

The Company applies a ceiling test to capitalized costs which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate of the estimated future net revenues from production of proven reserves at year end market prices less future production, administrative, financing, site restoration, estimated future expenditures (based on current costs) to be incurred in developing and producing the proven reserves, assuming continuation of existing economic conditions, and income tax costs plus the lower of cost or estimated market value of unproved properties. If capitalized costs are determined to exceed estimated future net revenues, a write-down of carrying value is charged to depletion in the period.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued
________________________________________________________________________________

(c)      Asset Retirement Obligations

The Company has adopted the provisions of SFAS No. 143, "Accounting for Asset
Retirement Obligations". SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the related oil and gas properties. As of December 31, 2005 management has determined that there are no material asset retirement obligations.

(d)      Earnings (loss) Per Share

The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants using the treasury method.
Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. Loss per share, as presented, has been restated to reflect the forward stock split described in Note 8. The weighted average number of shares outstanding prior to the reverse acquisition is deemed to be the number of shares issued in connection with the reverse acquisition being 9,000,000 shares
(3,000,000 pre January 26, 2004 3:1 forward split).

(e)      Revenue Recognition

Oil and natural gas revenues are recorded using the sales method, whereby the
Company recognizes oil and natural gas revenue based on the amount of oil and gas sold to purchasers, when title passes, the amount is determinable and collection is reasonably assured. Actual sales of gas are based on sales, net of the associated volume charges for processing fees and for costs associated with delivery, transportation, marketing, and royalties in accordance with industry standards. Operating costs and taxes are recognized in the same period in which revenue is earned.

(f)       Financial Instruments

The fair values of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, promissory notes and convertible notes were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's current and planned operations are located in the States of Oklahoma and Texas, in the
United States, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.
The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The
Company's cash and cash equivalents are held at a major U.S. based financial institution. The Company manages and controls market and credit risk through established formal internal control procedures, which are reviewed on an ongoing basis.

The Company sells its gas to only two customers as there is currently insufficient production for multiple purchasers. The Company manages and controls this situation by ensuring it only deals with gas purchasers that are reputable and are well established.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued
________________________________________________________________________________

(g)       Use of Estimates

The preparation of these financial statements requires the use of certain estimates by management in determining the Company's assets, liabilities, revenues and expenses. Actual results could differ from such estimates.
Depreciation, depletion and amortization of oil and gas properties and the impairment of oil and gas properties are determined using estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, plug, and restore the Company's properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. Proved reserves of oil and natural gas are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing conditions.

(h)      Stock-Based Compensation

In December 2002, the Financial Accounting Standards Board ("FASB") issued
Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial
Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No.
123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information.

The Company has elected to continue to account for stock options granted to employees and officers using the intrinsic value based method in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25,
"Accounting for Stock Issued to Employees", and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. Under
APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No.
123 showing the results of applying the fair value method using the
Black-Scholes option pricing model. In accordance with SFAS No. 123, the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued
________________________________________________________________________________

The following table illustrates the pro forma effect on net income and net earnings per share as if the Company had accounted for its stock-based employee compensation using the fair value provisions of SFAS No. 123 using the assumptions as described in Note 9(e) and (m):

                                                     Year ended     Year ended
                                                     December 31,  December 31,
                                                         2005           2004
                                                    ------------- -------------
Net loss for the year                As reported    $  (8,538,863) $ (6,092,689)
SFAS 123 compensation expense        Pro-forma           (841,307)     (692,051)
                                                    ------------- -------------
Net loss for the year                Pro-forma      $  (9,380,170) $ (6,784,740)
                                                    ============= =============
Pro-forma basic net loss per share   Pro-forma      $       (0.54) $      (0.43)
                                                    ============= =============

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue
No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

(h)      Stock-Based Compensation, continued

The Company has also adopted the provisions of the FASB Interpretation No.44,
Accounting for Certain Transactions Involving Stock Compensation - An
Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25.

(i)      Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantial enactment. A valuation allowance is provided for deferred tax assets if it is more likely than not that the Company will not realize the future benefit, or if future deductibility is uncertain.

(j)      Cash and cash equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued
________________________________________________________________________________

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment". SFAS
123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of the adoption of this standard on the
Company's results of operations and financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB
107") to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during its implementation of SFAS 123R.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB
Statement No. 143". Asset retirement obligations (AROs) are legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. FIN 47 clarifies that liabilities associated with asset retirement obligations whose timing or settlement method are conditional on future events should be recorded at fair value as soon as fair value is reasonably estimable. FIN 47 also provides guidance on the information required to reasonably estimate the fair value of the liability. FIN 47 is intended to result in more consistent recognition of liabilities relating to AROs among companies, more information about expected future cash outflows associated with those obligations stemming from the retirement of the asset(s) and more information about investments in long-lived assets because additional asset retirement costs will be recognized by increasing the carrying amounts of the assets identified to be retired. FIN 47 is effective for fiscal years ending after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's financial statements.

In July 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error
Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3.
Under the provisions of SFAS No. 154, a voluntary change in accounting principle requires retrospective application to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. A change in depreciation, amortization, or depletion method for long-lived, nonfinancial assets must be accounted for as a change in accounting estimate effected by a change in accounting principle. The guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate was not changed. The Company will implement this new standard beginning January 1,
2006. This standard is not expected to have a significant effect on the
Company's reported financial position or earnings.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued
________________________________________________________________________________

RECENT ACCOUNTING PRONOUNCEMENTS - continued

In November 2005, the FASB issued Staff Position ("FSP") FAS115-1/124-1, The
Meaning of Other-Than-Temporary Impairment and Its Application to Certain
Investments, which addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in this
FSP amends FASB Statements No. 115, Accounting for Certain Investments in Debt
and Equity Securities, and No. 124, Accounting for Certain Investments Held by
Not-for-Profit Organizations, and APB Opinion No. 18, The Equity Method of
Accounting for Investments in Common Stock. This FSP is effective for reporting periods beginning after December 15, 2005. The Company does not believe the adoption of this FSP will have a material impact on our financial statements.

NOTE 3: ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. LLC ("Lexington")
________________________________________________________________________________

By Share Exchange Agreement dated November 19, 2003, the Company acquired 100%
of the issued and outstanding shares of Lexington (an exploration stage company), in exchange for 9,000,000 (3,000,000 pre January 26, 2004 3:1 forward split) restricted shares of common stock of the Company. As a result of this transaction the former stockholders of Lexington acquired approximately 85% of the total issued and outstanding shares of the Company as at November 19, 2003, resulting in a change in control of the Company.
This acquisition was accounted for as a recapitalization using accounting principles applicable to reverse acquisitions with Lexington being treated as the accounting parent (acquirer) and Lexington Resources, Inc. being treated as the accounting subsidiary (acquiree). The value assigned to the capital stock of consolidated Lexington Resources, Inc. on acquisition of Lexington is equal to the book value of the capital stock of Lexington plus the book value of the net assets (liabilities) of Lexington Resources, Inc. as at the date of the acquisition.

The book value of Lexington's capital stock subsequent to the reverse acquisition is calculated and allocated as follows:

         Lexington capital stock                                  $     300
         Lexington Resources, Inc. net liabilities               (1,430,969)
                                                              ---------------
                                                                 (1,430,669)
         Charge to deficit on reverse acquisition                 1,433,317
                                                              ---------------
         Consolidated stock accounts post reverse acquisition    $    2,648
                                                              ===============

These consolidated financial statements include the results of operations of subsidiary Lexington since September 29, 2003 (inception) and the results of operations of parent Lexington Resources, Inc. since the date of the reverse acquisition effective November 19, 2003.

NOTE 3: ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. LLC ("Lexington")- continued
________________________________________________________________________________

During January, 2004, the parties to the Share Exchange Agreement, Orient
Exploration Ltd. ("Orient"), Douglas Humphreys ("Humphreys"), the Company,
Lexington, and Paluca Petroleum Inc. ("Paluca") re-evaluated the terms of the original Share Exchange Agreement and upon further negotiations desired to modify the terms of the original agreement in the best interest of all parties such that: (i) 2,250,000 post forward split shares of restricted Common Stock of the Company held of record by Humphreys were transferred to Orient in consideration therefore; (ii) the Company assigned to Humphreys a 5% carried working interest in every well drilled by the Company on the Wagnon Property;
(iii) the Company agreed to allow Humphreys to participate up to an additional
5% working interest in every well drilled by the Company on the Wagnon Property;
(iv) the Company agreed to transfer to Paluca certain assets previously acquired by the Company (which included working interests and net revenue interests in certain oil and gas leases located on the Doc Cole Property, the Atwood Booch
Sand Property, the Jeneva Property and the Sasakwa Gilcrease Sand Property).
Management of the Company decided not to proceed with the acquisition or development of the described properties as set out in item (iv) due to management's analysis that the properties did not contain the appropriate oil and gas development elements that form part of the Company's current focus and criteria for corporate oil and gas development initiatives.

In order to reflect the revised operating arrangement resulting from modifications to the original terms of the Share Exchange Agreement, the
Humphreys Purchase and Sale Agreement and the Paluca Agreement both outlined in the following sections were simultaneously executed.

Humphreys Purchase and Sale Agreement

On January 21, 2004, Orient and Humphreys, a director of the Company, entered into a purchase and sale agreement (the "Humphreys Purchase and Sale
Agreement"). Pursuant to the terms and provisions of the Humphreys Purchase and
Sale Agreement: Humphreys agreed to transfer 2,250,000 shares of restricted
Common Stock of the Company held of record by Humphreys to Orient.
Management Compensation Agreement

The Company and Lexington have negotiated a new compensation agreement ("New
Agreement") with Humphreys for his assistance in overseeing the drilling operations and the completion, management of wells, and for his increasing role in development of the Company on a performance basis. Under the covenants provided under the New Agreement and within its effective term, Humphreys, or his designate: (1) will receive compensation of $7,500 per month, effective
April 1, 2004; (2) will be assigned up to a 10% carried working interest of
Lexington's total interest in every well drilled by the Company on all properties held by the Company, (3) will have the right to purchase up to an additional 5% working interest of Lexington's total interest in all wells drilled by the Company on its properties provided that funds for this participation are paid prior to the commencement of drilling of said wells; and
(4) will receive a further 200,000 options in the Company to be granted at $3.00 per share exercisable for a five year term. These options were granted in July
2004 (refer to Note 9).

During the year ended December 31, 2005 the Company recorded additional compensation expense to Humphreys of $160,708 (December, 2004 - $117,030) being the estimated value of his 10% carried interest in the Company's well interests that were successfully developed in the period ended December 31, 2005 (refer to
Note 4).

NOTE 3: ACQUISITION OF LEXINGTON OIL & GAS LTD. CO. LLC ("Lexington")- continued
________________________________________________________________________________

Humphreys is a director of the Company and is the Drilling Operations Manager of
Lexington, and also a director and General Manager of Oak Hills Drilling and
Operating, LLC ("Oak Hills"), an oil and gas drilling and well operating company based in Holdenville, Oklahoma that acts as designated "operator" to Lexington since January 1, 2005. Oak Hills is the wholly owned subsidiary of Oak Hills
Drilling and Operating International, Inc., a Nevada private corporation of which Humphreys is a 25% shareholder. Humphreys is in charge of oil and gas operations for Lexington in the United States (refer to Note 10).

On January 23, 2006, the Company acquired 100% of the shares of Oak Hills
Drilling and Operating International, Inc., and its wholly owned operating subsidiary, Oak Hills. Oak Hills is a full service oil and gas well drilling, operating and completion company with drilling rig and related well completion equipment. The Oak Hills companies were acquired from the vending shareholders for an aggregate of 6,000,000 restricted common shares in the capital of the
Company (refer to Note 14).

Management Compensation Agreement (continued) Paluca Petroleum Inc. is a private
Oklahoma based oil and gas services company owned by Humphreys and his immediate family. Some of the services provided by Humphreys to the Company are provided through this business entity. Humphreys is also the President of Paluca.

NOTE 4: PROPERTY AND EQUIPMENT
________________________________________________________________________________
Property and equipment includes the following:

                                             December 31,       December 31,
                                                 2005               2004
                                           ------------------ -----------------
Oil and gas properties:                            $                 $
Proved, subject to depletion                    2,750,385
                                                              1,371,266
Unproved, not subject to depletion              4,000,024
                                                                1,419,447
Accumulated depletion                                            (161,328)
                                                 (420,937)
                                           ------------------ -----------------
Net oil and gas properties                      6,329,472       2,629,385
                                           ------------------ -----------------
Other equipment                                                     3,495
                                                    3,495
Accumulated depreciation                                             (498)
                                                   (1,328)
                                           ------------------ -----------------
Net other property and equipment                                    2,997
                                                    2,167
                                           ------------------ -----------------
Property and equipment, net of accumulated
  depreciation  and depletion                   6,331,639       2,632,382
                                           ================== =================

The Company's oil and gas activities are currently conducted in the United
States. During the current year the Company incurred development costs of
$1,953,882 on its properties inclusive of carrying costs to Humphreys of
$160,708.

NOTE 4: PROPERTY AND EQUIPMENT - continued
________________________________________________________________________________

Wagnon Lease

By agreement dated October 9, 2003, Lexington acquired an interest in a section of farm-out acreage with the intention to develop coal bed methane gas producing wells in Pittsburg County, Oklahoma. Lexington holds an 80% working interest and a 60.56% net revenue interest in approximately 590 gross acreage of a potential gas producing property located in Pittsburg County, Oklahoma (the "Wagnon
Property"). The Company's interest relating to the Wagnon Property is subject to farm-out agreements equating to a total 20% working interest between Paluca,
Oakhills Energy, Inc. and the lessee of the Wagnon Property. Drilling targets are Hartshorne Coal bed methane gas zones.

A director and an officer of the Company were minority owners in Oakhills
Energy, Inc. in 2003. Their interest in Oakhills Energy, Inc. was purchased by the majority shareholder on January 26, 2004.

During the year ended December 31, 2004, three horizontal gas wells (the
Kellster 1-5, Kyndal 2-2 and Bryce 3-2) have been put into production.
On March 15, 2005 the Company began drilling a fourth horizontal gas well on the
Wagnon Property (Calleigh 4-2). The well began producing on April 2, 2005.
During the year ended December 31, 2005 the Company has incurred $408,524 on drilling expenditures relating to a total of four producing gas wells on the
Wagnon lease (refer to Note 5).

All wells developed by Lexington on the Wagnon Property were privately funded with the funding investors receiving an 80% working interest and a 60.56% net revenue interest until funded capital was repaid (refer to Note 5). As of
September 19, 2005, the Company had repaid the funding investors the balance of their unpaid capital, which totaled $1,180,915 as of December 31, 2004, to acquire Lexington's back-in 53.2% working interest and 32.22% net revenue interest in the four wells developed on the Wagnon lease. The funding investors continue to receive a residual 20.1% working interest and a 12.17% net revenue interest for the remainder of each well's life.

Coal Creek Prospect

In March 2004 Lexington obtained an option to purchase an undivided 95% interest in approximately 2,500 net leasehold acres in 5 sections of the Coal Creek
Prospect located in Hughes and Pittsburg Counties, in the State of Oklahoma.
During the year ended December 31, 2004 the Company acquired 1,932 net leasehold acres under the option. Lexington does not expect to acquire any additional acreage under this option. Under the terms of the purchase of these leases,
Lexington has an undivided 95% working interest in the subject lands and a minimum 78% - 79% net revenue interest. The terms of the leases are for two years. Drilling targets are Hartshorne Coal bed methane gas zones.
On March 31, 2005 Lexington began drilling its first horizontal coal bed methane gas well on the Coal Creek Prospect (the Lex 1-34). The well began production in
April 2005. Lexington has approximately a 50% working interest in the well and has incurred $353,705 in costs associated with the well.

On April 14, 2005 Lexington began drilling its second horizontal coal bed methane gas well on its Coal Creek Prospect (the Brumbaugh 1-10). Lexington has
approximately a 22% working interest in the well and has incurred $105,753 in costs associated with the well. The well began production in May 2005.

NOTE 4: PROPERTY AND EQUIPMENT (continued)
________________________________________________________________________________

On May 31, 2005 Lexington began drilling its third horizontal coal bed methane gas well on its Coal Creek Prospect (the Ellis 1-15). Lexington has
approximately an 88% working interest in the well and has incurred $404,978 in costs associated with the well. The well is currently in drilling and development stages.

In June through August, 2005 the Company received loans totaling $1,165,000 which have been secured against the Coal Creek property (refer to Note 6). Those loans were paid in full on September 19, 2005.

Panther Creek Prospect

In March 2004 Lexington purchased a 3 year lease of approximately 300 acres located in five separate sections to develop the Panther Creek Project in Hughes
County, Oklahoma. Lexington has an undivided 100% working interest in subject lands and an approximate 81% net revenue interest. Part of the acreage in this lease has been subject to three division pooling orders by Newfield Exploration
Mid-Continent, Inc. ("Newfield"), for three wells to be drilled and operated by
Newfield in which Lexington had elected to participate. Lexington's working interests in the three wells to be drilled are proportionate to Lexington's
Panther Creek lease ownership in areas pooled by Newfield. Lexington's working interest in the well it elected to participate in is 25.78%.

Newfield has proceeded with the drilling and completion of one of the wells in which Lexington has leased acreage and in which Lexington elected to participate. The vertical well targeted a Woodford Shale gas zone, the POE 1-29, commenced drilling on February 9, 2005 and began producing on March 21, 2005.
Lexington has incurred $551,634 for drilling and completion costs relating to the POE 1-29 as of December 31, 2005. Based on results of the POE 1-29 and increased revised estimated costs to complete a further horizontal well proposed by Newfield, the Company has not elected to participate in any further wells operated by Newfield on the Panther Creek Prospect.

South Lamar Prospect

By agreement dated April 21, 2004, Lexington acquired a 100% working interest,
78.5% net revenue interest, in three sections (960 acres) of farm-out acreage in
Hughes County, Oklahoma (the "South Lamar Prospect") with the intention to develop coal bed methane gas producing wells and Caney Shale wells. The term of the lease is two years. On July 26, 2004, Lexington acquired a further 183.98 acres in the South Lamar prospect and a 100% working interest and a 79% net revenue interest in the additional acreage. The term of the lease is two years.
Lexington began site preparation on the first well (Goodson 1-23) to be drilled on the property but, subsequently abandoned plans to drill this well.

H-9 Prospect

By agreement dated June 29, 2004, Lexington has obtained an option to purchase an undivided 100% leasehold interest, 79.25% net revenue interest, in approximately 4,600 net leasehold acres in approximately 38 sections of the H-9
Prospect located in Hughes and McIntosh Counties, in the State of Oklahoma.
Lexington concluded the purchase of the property on July 29, 2004. The terms of leases acquired within the prospect are between three and four years.

NOTE 4: PROPERTY AND EQUIPMENT (continued)
________________________________________________________________________________
H-9 Prospect (continued)
On July 19, 2004 Lexington acquired an additional 325 acres of gas target drillable acreage in the northeast portion of Hughes County, Oklahoma in the vicinity of the approximate 4,600 acres of farm out leases under acquisition
(H-9) Prospect. Drilling targets that are included in the lease include
Hartshorne and Booch coal gas zones with a 100% Working Interest and a 78.3% Net
Revenue Interest. The acquired lease is held by production. The term of the lease is three years.

Middle Creek Prospect

By agreement dated October 28, 2004, Lexington has purchased an undivided 100%
leasehold interest, 70% net revenue interest, in 320 net leasehold acres in two sections of the Middle Creek Prospect located in Hughes County, in the State of
Oklahoma. Drilling targets are the Caney Shale and Hartshorne coal bed methane zones. The leasehold interest acquired is held by production.

Barnett Pathway Prospect

On June 2, 2005 (amended on July 14, 2005) the Company entered into an agreement whereby it has the option to purchase up to a 100 % working interest and a 70%
net revenue interest in up to 3,687 acres of Barnett Shale gas targeted properties located in Jack and Palo Pinto Counties in the State of Texas for
between $450 and $500 per acre together with a 30 month best efforts drilling commitment. On June 8, 2004 the Company provided the seller a $100,000 non-refundable deposit. The first acquisition was concluded on August 19, 2005 with the Company acquiring 2,325 acres in three separate leases for $1,107,353.
On December 8, 2005 the Company purchased an additional 601 acres, with a 100%
working interest and a 72.5% net revenue interest of Barnet Shale gas targeted properties in Parker and Hood Counties, Texas for between $725 and $750 per acre in three separate leases for $439,227 of which $219,614 is unpaid and is recorded in accounts payable at December 31, 2005.

Geneva Prospect

On December 5, 2005 the Company entered into an agreement whereby it purchased a
100% working interest and a 70% net revenue interest in approximately 312 acres of Barnett Shale gas targeted properties in Tarrant County, Texas for $2,500 per acre or $779,800.

On February 16, 2006, the Company's wholly owned designated operator Oak Hills
(see Note 14) began drilling the Oliver Unit 1H Barnett Shale targeted horizontal gas well on the Geneva Prospect. The well was drilled with a
2,300-foot horizontal section to a total depth of 9,300 feet. Well completion is scheduled for April, 2006 commensurate with water fracture stimulation and pipeline tie in.

Arkoma Basin Joint Exploration Agreement

On March 3, 2006, effective January 31, 2006, the Company entered into an exploration agreement with Dylan Peyton, LLC of Dallas Texas to jointly develop
Lexington's Arkoma Basin leases located in Hughes and MacIntosh Counties in the
State of Oklahoma ("Arkoma Basin Exploration Agreement"). The property will be developed on a 50/50 equal working interest basis. Assignments to 50% of
Lexington's leasehold interests in Coal Creek, South Lamar, Middle Creek, and
H-9 Prospects have been effected to Dylan Peyton, LLC. Wellbores and acreage relating to previously drilled and completed wells by the Company will not form part of any assignments under the Arkoma Basin Exploration Agreement (refer to
Note 14).

NOTE 5: DRILLING OBLIGATIONS
________________________________________________________________________________

During the period ended December 31, 2003 Lexington, the Company, and Oakhills
Energy, Inc. entered into drilling agreements with private investors (the
"Funding Investors") for the funding for the first three wells, the Kellster
1-5, the Kyndal 2-2 and the Bryce 3-2, located on the Wagnon Lease. The Funding
Investors subsequently each provided one-third of the Authorization For
Expenditure ("AFE") capital estimated at $360,000 for the drilling and completion of each of the first three wells. As of June 30, 2005 a total of four such drilling agreements with private investors had been entered into between
Funding Investors, the Company, and Lexington. The Company had received the total required funding of $1,485,000 ( 2004 - $720,000) for the drilling and completion of the four horizontal coal bed methane Wagnon Lease wells and has successfully drilled and completed the Kellster 1-5, the Kyndal 2-2, the Bryce
3-2 and the Calleigh 4-2 wells. The terms of the drilling agreements of all wells on the Wagnon Lease are the same for each well on the property. The
Calleigh 4-2 began production in April, 2005.

Wells to be drilled on the Wagnon Lease property carry royalty interests totaling 25% to land owners and property interest holders and carried working interests of 5% to a land owner, and 10% to a company related to a director of the Company, Paluca (refer to Note 3). Paluca also owns a non-carried working interest of 5% as part of capital participation funding provided by Paluca.

The Funding Investors are provided an 80% working interest, 60.56% net revenue interest, in the wells until their invested capital for each well is repaid, after which time the Funding Investors revert to an aggregate 20.1% working interest, 12.17% net revenue interest, in the wells located on the Wagnon Lease.
Oakhills Energy, Inc., the previous operator responsible for drilling the wells, will "back-in" to a reversionary 6.7% working interest after invested capital is repaid to the Funding Investors in the wells located on the Wagnon Lease and
Lexington will back-in to a reversionary 53.2% working interest.

During the year ended December 31, 2005, $1,180,915 was repaid to the funding investors to acquire Lexington's back-in 53.2% working interest and 32.22% net revenue interest in the four wells developed on the Wagnon lease. The funding investors continue to receive a residual 20.1% working interest and a 12.17% net revenue interest for the remainder of each Wagnon Lease well's life. As a result of the repayment, the Company's back-in working interest of 53.2% and 32.22% net revenue interest in the four wells developed on the Wagnon lease has vested.

NOTE 6: PROMISSORY NOTES
________________________________________________________________________________

In June 2005 the Company obtained loans by way of promissory notes from two shareholders of the Company totaling $1,100,000 ($600,000 and $500,000).
Subsequently, an additional $65,000 was advanced to the Company by one of the shareholders. The terms of the loans were 5 years from the dates of issue with an interest rate of 10%. Payments of blended principal and interest were payable monthly over a 60 month amortization. In conjunction with the promissory note advances, 233,000 warrants, valued at $286,664 (refer to Note 8), were issued exercisable at $3.00 per share with exercise terms until May 31, 2010. The fair value of the warrants has been credited to equity. A discount on the debt of
$286,664 was also recorded, to be accreted over the term of the debt. The promissory notes were repayable at anytime without penalty, and were secured against the Company's Coal Creek oil and gas property leases. As of December 31,
2005 the original loan principal of $1,165,000 was repaid as well as all accrued interest of $31,058. The unamortized debt discount on settlement has been included in interest and finance fees.

NOTE 6: PROMISSORY NOTES - continued
________________________________________________________________________________

On December 20, 2005 the Company obtained an unsecured loan by way of promissory note from a shareholder of the Company totaling $600,000. The term of the loan is for two years with interest calculated at 10% per annum. Interest is to be paid on a quarterly basis with the principal to be repaid on or before the two year loan period. As of December 31, 2005, $1,973 of interest had accrued on this loan. The Company intends to repay this loan during 2006 and therefore it has been classified as a current liability. Subsequent to December 31, 2005, this promissory note holder became a significant shareholder of the Company.
(refer to Note 14(a))

NOTE 7: CONVERTIBLE NOTES
________________________________________________________________________________

On September 16, 2005 and on October 11, 2005 the Company issued secured and
Convertible Notes and certain warrants pursuant to a private placement with certain accredited investors, in reliance on Rule 506 promulgated under Section
4(2) of the Securities Act, for gross proceeds of $5,860,000. Introduction and legal fees associated with this financing were $938,550 and have been recorded as deferred finance fees and are amortized over the term of the Notes. Pursuant to the terms of this financing, the Company issued:

(i) An aggregate of $5,860,000 secured, convertible two-year promissory notes bearing 8% interest. The promissory notes are convertible into 5,860,000 shares of common stock on the basis of one share of common stock for every
     $1 in value of notes;

(ii) For every two shares of its common stock purchasable in accordance with the conversion provisions of the Convertible Notes, one Class A warrant, for an aggregate of 2,930,000 Class A warrants, to purchase a share of its common stock at an exercise price of $1.50 per share until December 1, 2008;

(iii)For every two shares of its common stock purchasable in accordance with the conversion provisions of the Convertible Notes, one Class B warrant, for an aggregate of 2,930,000 Class B warrants, to purchase an additional share of common stock at an exercise price of $1.25 per share until
     December 1, 2006; and

(iv) 586,000 Finder's warrants to purchase shares of the Company's common stock at an exercise price of $1.00 per share for a term until December 1, 2008.

The repayment of the notes has been guaranteed by Lexington supported by a collateral security agreement covering all the assets of Lexington.

In accordance with EITF 00-27 "Application of Issue No. 98-5 to Certain
Convertible Instruments" and EITF 98-5 "Accounting for Convertible Securities
with Beneficial Conversion Features or Contingently Adjustable Conversion
Ratios" the proceeds of the issuance have been allocated among the convertible debt and the warrants issued based upon their relative fair values. The fair value of the 6,446,000 warrants issued as of September 30, 2005 and October 11,
2005 were determined to be $6,380,771 by using the Black-Scholes option pricing model assuming an expected life of 1 - 3 years, a risk-free interest rate of
3.85% - 3.96%, an expected volatility of 140.8%, and a dividend yield of 0%. The fair value of the convertible debt has been determined to be $8,438,400, based upon 6,446,000 shares of common stock at a market value of $1.44 per share. As a result: (a) the intrinsic value of the beneficial conversion feature has been determined to be $3,336,828 and has been completely charged to interest expense and recorded as additional paid in capital because of the immediate convertibility of the debt; (b) the fair value of the warrants has been determined to be $2,523,172 and has been recorded as equity. The Company will

NOTE 7: CONVERTIBLE NOTES - continued
________________________________________________________________________________

record further interest expense over the term of the Convertible Notes of
$2,523,172 resulting from the difference between the stated value and carrying value at the date of issuance. The carrying value of the Convertible Notes will be accreted to the face value of $5,860,000 to maturity. To December 31, 2005, accrued interest of $109,334 has been included in convertible notes, and interest expense of $334,178 has been accreted. Between December 1, 2005 and
December 20, 2005, $1,024,122 in principal and interest were converted into
1,024,118 common shares of the Company. As a result, the Company immediately recorded additional interest expense of $387,093 which represented the corresponding pro rata portion of the $2,523,172 additional interest expense to be recorded.

Repayment of Convertible Promissory Notes and Accrued Interest

The Company is committed to repay convertible promissory note holders outstanding amounts of principal and interest accrued at 8% per annum on an aggregate face value of $5,860,000 in Convertible Notes. Twenty monthly principal and interest payments are payable in either cash or shares of the
Company's common stock at the rate of $1.00 per share (the "Fixed Conversion
Price") beginning on January 16, 2005 if the Company's share price is trading above $1.00 per share at the date of payment. Commencing January 16, 2005, and on the first day of each month thereafter, the Convertible Notes must be repaid in cash or shares in the amount equal to 5% of the principal amount of the Notes together with all accrued interest due and payable up to the repayment date. The
Company may be required to repay monthly principal and interest due in shares in the capital of the Company at a different rate than the Fixed Conversion Price subject to volume restrictions or alternative waiver by convertible note holders. If the volume weighted average share price (the "VWAP") of the five trading days prior to a monthly payment date is less than the Fixed Conversion
Price, then the Company may pay the monthly amount in cash or registered shares of common stock valued at 75% of the VWAP for the five trading days prior to the monthly payment date subject to volume restrictions or alternative waiver by convertible note holders. The holders of the Convertible Notes have a secured first charge interest in the assets of the Company.

Debt Repayment

As of December 31, 2005, convertible debt holders converted $1,024,118 of principal and interest at $1.00 per share resulting in the issuance of 1,024,118 of common shares in the Company. The Company has for its first three monthly principal and interest payments that were due in the first quarter of 2006, elected to repay the note holders in cash. (Refer to Note 14(g))
The aggregate amount of principal and interest payments required in each of the next two years to meet debt retirement provisions after considering known conversions that incurred between January 1, 2006 and March 20, 2006, and assuming the Company continues to repay convertible note repayment in cash is as follows:

              Year           Principal       Interest        Total
         ---------------- ---------------- ------------- --------------
                                 $              $              $
              2006              1,920,934       289,194      2,210,128
              2007              1,148,025        34,346      1,182,372
                          ---------------- ------------- --------------
                                3,068,959       323,540      3,392,500
                          ================ ============= ==============

NOTE 7: CONVERTIBLE NOTES (continued)
________________________________________________________________________________
Deferred Finance Fees on Convertible Promissory Notes
Deferred finance fees associated with this financing are comprised of introduction and legal fees of $938,550, $262,000 of which is the value of
200,000 shares issued to settle with a former financier (refer to Note 8).
During the year ended December 31, 2005, $269,025 of the deferred finance fees have been charged to interest expense and the balance of $669,525 will be expensed over the remaining term of the convertible debt.

NOTE 8: STOCKHOLDERS' EQUITY
________________________________________________________________________________
The authorized capital of the Company consists of 200,000,000 voting common shares with $0.00025 par value, and 75,000,000 non-voting preferred shares with
$0.001 par value.

Reverse Stock Split

Effective August 7, 2003 the Company completed a reverse stock split of one-for-three hundred of the Company's outstanding common stock, resulting in a reduction of the then outstanding common stock from 156,328,943 shares to
521,184 shares. The par value and the number of authorized but unissued shares of the Company's common stock was not changed as a result of the reverse stock split.

Forward Stock Split

On January 26, 2004 the Company forward split its common shares on the basis of three new shares for each common share outstanding. The par value and the number of authorized but unissued shares of the Company's common stock was not changed as a result of the forward stock split.

Unless otherwise noted, all references to common stock, common shares outstanding, average numbers of common shares outstanding and per share amounts in these financial statements and notes to financial statements prior to the effective dates of the reverse and forward stock splits have been restated to reflect the one-for-three hundred reverse split and the one-for-three forward split on a retroactive basis.

Common Stock Issuances - 2005

On July 21, 2005 the Company issued 200,000 restricted common shares to C.K.
Cooper & Co., relating to a termination and settlement agreement regarding the recent debt financing by the Company. The fair value of these shares at the date of issuance was $1.31 per share bringing the total value to $262,000. The fair value respecting the issue of 200,000 common shares has been recorded as an increase in equity and a charge to deferred finance fees which will be expensed over the term of the promissory notes. The shares were subsequently registered for resale pursuant to contractual obligations.

During the period ended June 30, 2005, 304,367 share purchase warrants were exercised at $1.68 per purchase warrant providing $495,964 in proceeds to the
Company, net of brokers' fees of $15,373 in accordance with the Company's agreements with the broker.

On May 23, 2005, 100,000 S-8 registered share options were exercised at $0.16667 per share for cash proceeds of $16,667.

On December 20, 2005, convertible debt holders converted $1,024,122 of principal and interest at $1.00 per share resulting in the issuance of 1,024,118 of common shares in the Company.

NOTE 8: STOCKHOLDERS' EQUITY - continued
________________________________________________________________________________
Common Stock Issuances - 2004

On January 22, 2004 the Company issued 1,200,000 post forward split shares of its common stock, upon the exercise of 1,200,000 post forward share split stock options at $0.167 per post forward share split share for proceeds of $200,000, which was paid by way of offset of $200,000 originally advanced to the Company by Investor Communications International, Inc. ("ICI") which was assigned by ICI to International Market Trend, Inc. ("IMT") designated option holders as described in Note 9. IMT is a private company that performs a wide range of management, administrative, financial, and business development services to the
Company.

On May 18, 2004 the Company issued 495,000 shares of its common stock, upon the exercise of 495,000 stock options at $1.00 per share for proceeds of $495,000, which was paid by way of offset of $495,000 originally advanced to the Company by ICI, which was assigned to an IMT designated option holder.
On June 25, 2004 the Company issued 320,000 shares of its common stock, upon the exercise of 320,000 stock options at $3.00 per share for cash proceeds of
$960,000.

Private Placements - 2004

On May 3, 2004 the Company concluded and issued 400,000 restricted common shares at $2.50 per share plus one-half warrant at $5.00 per share for each share purchased, with warrants terms to December 31, 2005. The total amount raised in this financing was $1,000,000. The value of the warrants was estimated to be
$45,000 and was recorded as a separate component of stockholders' equity. A finder's fee of 39,800 restricted common shares was paid pursuant to the transaction.

On September 9, 2004 the Company approved a financing of up to 4,150,000 units of restricted common shares at a price of $1.47 per share plus a full share purchase warrant exercisable at a price of $1.68 per share for each share purchased (the "September unit(s)"). The unexercised warrants expired on July
23, 2005, such date being six months from the effective date of registration of the stock and warrants issued under the offering. Brokers' fees payable on the
September units were: cash of 8% of gross proceeds, brokers' warrants equal to
4% of the gross proceeds (to be issued under the same terms as the warrants issued under the offering), and a warrant exercise fee equal to 5% of proceeds received as a result of the future exercise of the warrants by the investors. On
November 1, 2004 the Company completed the sale of an aggregate of 1,700,686 units. The Company filed a registration statement (form SB-2) with the
Securities and Exchange Commission ("SEC") on December 15, 2004, covering the resale of shares of common stock sold in the private placement or issuable upon exercise of the warrants. Under the terms of the financing, the registration statement is to become effective within 120 days after the filing date; the registration statement went effective on January 24, 2005 in less than 42 days from the filing date.

As of December 31, 2004, 1,700,686 September units had been sold for proceeds of
$2,319,264, net of an $180,746 agent fee which was charged to additional paid in capital. Of the 1,700,686 units sold, 376,318 were non-brokered and 1,324,368 were brokered. The fair value of the warrant component was estimated to be
$0.147 each and $250,001 has been recorded as a separate component of stockholders' equity. The fair value of the 46,353 broker warrants issued to date has been estimated to be $0.147 per warrant and as a result, $6,814 has been recorded as a separate component of stockholders' equity. The non-brokered units in the amount of 376,318 were issued upon: (1) settlement of a $500,000

NOTE 8: STOCKHOLDERS' EQUITY - continued
________________________________________________________________________________

convertible promissory note and accrued interest of approximately $12,637 for
348,733 units; and (2) pursuant to a non-brokered placee that paid $40,550 for
27,585 units.

Share Purchase Warrants

Share purchase warrants outstanding at December 31, 2005 are:

                                            Number of         Weighted average
                             Weighted       warrants to    remaining contractual
 Range of exercise prices  average price  purchase shares      life (in years)
--------------------------------------------------------------------------------
      $1.00 - $3.00           $1.40            6,679,000            1.90
================================================================================
A summary of the Company's  stock purchase  warrants as of December 31, 2005 and
2004, and changes during the years ended is presented below:

----------------------------------------------- ---------------- ------------------ ------------------------
                                                                 Weighted average
                                                                  exercise price       Weighted average
                                                   Number of         per share       remaining contractual
                                                   Warrants                             life (in years)
----------------------------------------------- ---------------- ------------------ ------------------------
                                                                         $
Outstanding at December 31, 2003                             -
Granted May 3, 2004                                    200,000
Granted October 31, 2004                             1,747,039
----------------------------------------------- ---------------- ------------------ ------------------------
Balance at December 31, 2004                         1,947,039         2.02                  0.60
Exercised                                             (304,367)
Granted on (May 1, Sept. 16 and Oct. 11, 2005)       6,679,000
Expired                                             (1,642,672)
----------------------------------------------- ---------------- ------------------ ------------------------
Balance at December 31, 2005                         6,679,000         1.40                  1.90
=============================================== ================ ================== ========================

From May to August, 2005 the Company issued 233,000 warrants at $3.00 per unit in conjunction with the issue of promissory notes totaling $1,165,000 to two shareholders ($600,000 and $565,000) by the Company (refer to Note 6). The term of these warrants is five years. The fair value of these warrants at the date of grant was $286,664 as estimated using the Black-Scholes option pricing model with an expected term of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 159.69% (refer to Note 6).
During the year ended December 31, 2005, 304,367 share purchase warrants were exercised at $1.68 per purchase warrant providing $495,964 in proceeds to the
Company, net of brokers' fees of $15,373.

NOTE 8: STOCKHOLDERS' EQUITY - continued
________________________________________________________________________________

During the year ended December 31, 2005 1,642,672 warrants expired unexercised.
As a result of the warrants that expired and the warrants that were exercised in the year ended December 31, 2005, the Company charged $301,815 to additional paid in capital.
In September 2005 and October 11, 2005 the Company issued: (a) 2,930,000 Class A warrants exercisable at $1.50 for 3 years; (b) 2,930,000 Class B warrants exercisable at $1.25 for 1 year; and (c) 586,000 Finder's warrants exercisable at $1.00 exercisable for 3 years in conjunction with the issue of convertible promissory notes totaling $5,860,000 (refer to Note 7).

NOTE 9: STOCK OPTION PLAN ("SOP")
________________________________________________________________________________

As of December 31, 2005, 6,700,000 options under the Company's current SOP have been granted of which 3,765,000 have been exercised.
A summary of the Company's stock options as of December 31, 2005 and 2004, and changes during the years ended is presented below:

------------------------------------ --------------------- ----------------------- -----------------------
                                                                  Weighted average        Weighted average
                                                Number of          exercise price      remaining contractual
                                               options               per share            life (in years)
------------------------------------ --------------------- ----------------------- -----------------------
                                                                         $
Outstanding at December 31, 2003                   1,350,000            0.50                   3.392
Exercised                                         (2,015,000)
Granted                                            1,200,000
------------------------------------ --------------------- ----------------------- -----------------------
Outstanding at December 31, 2004                     535,000            1.64                    4.26
Cancelled,                                          (100,000)
Granted                                            2,600,000
Exercised                                           (100,000)
------------------------------------ --------------------- ----------------------- -----------------------
Outstanding at December 31, 2005                   2,935,000            2.48                    6.48
======================================== ===================== ======================= ===================

NOTE 9: STOCK OPTION PLAN ("SOP") - continued
________________________________________________________________________________

(a) In January 2004, 1,200,000 stock options (400,000 pre-forward split shares)
were exercised at $0.167 per share ($0.50 per pre-forward split share) for proceeds of $200,000 which was paid by way of offset of $200,000 originally advanced to the Company by ICI which was assigned by ICI to IMT designated option holders.

The term of these options is five years. The fair value of these options at the date of grant of $2,989,221 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 251% and has been recorded as a consulting expense in the period. Of these options, 100,000 of the $3.00 options were granted to an officer/director of the Company and 10,000 of the
$1.00 options were granted to two directors.

(b) In April 2004 the Company registered 500,000 common stock options exercisable at $1.00 per share under an S-8 Registration Statement. On May 18,
2004, 495,000 of these stock options were exercised at $1.00 per share for proceeds of $495,000 which was paid by way of offset of $495,000 originally advanced to the Company by ICI which was assigned to a designated option holder.

(c) In June 2004 the Company registered 400,000 common stock options exercisable at $3.00 per share under an S-8 Registration Statement. And, in June 2004,
320,000 of these stock options were exercised at $3.00 per share for cash proceeds of $960,000.

(d) By Directors' Resolution dated July 2, 2004, the Company increased the authorized number of options under its SOP from 4,000,000 to 5,000,000.

(e) On July 12, 2004, 200,000 stock options were granted at $3.00 per share to
Humphreys. The term of these options is five years. The fair value of these options at the date of grant of $692,051 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 222% and in accordance with the provisions of SFAS 148, has been disclosed on a pro-forma basis in Note 2.

(f) On February 1, 2005, 500,000 options were granted at $1.00 per share to IMT.
The term of these options is five years. The fair value of these options at the date of grant of $646,054 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 239%.

(g) On February 1, 2005, 100,000 S-8 registered share options were granted at
$0.16667 per share to IMT. The term of these options is five years. The fair value of these options at the date of grant of $129,699 was estimated using the
Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0% and an expected volatility of 239%.

(h) On May 23, 2005, 100,000 S-8 registered share options were exercised at
$0.16667 per share for cash proceeds of $16,667.

(i) On August 19, 2005, 1,150,000 options were granted at $1.25 per share to
IMT. The term of these options is five years. The fair value of these options at the date of grant of $1,138,238 was estimated using the Black-Scholes option pricing model with an expected life of 5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 139%. On November 30, 2005 the 1,150,000 options to IMT were re-assigned. (refer to Note 14(c))

NOTE 9: STOCK OPTION PLAN ("SOP") - continued
________________________________________________________________________________

(j) On August 19, 2005, 850,000 stock options were granted at $1.25 per share to various officers and directors of the Company. The term of these options is five years. The fair value of these options at the date of grant of $841,307 was estimated using the Black-Scholes option pricing model with an expected life of
5 years, a risk free interest rate of 3%, a dividend yield of 0%, and an expected volatility of 139%, and in accordance with the provisions of SFAS 148, has been disclosed on a pro-forma basis in Note 2.

NOTE 10: RELATED PARTY TRANSACTIONS
________________________________________________________________________________

The Company previously entered into a one year contract with IMT on November 10,
2003, a private company that performs a wide range of management, administrative, financial, and business development services to the Company. The contract has been renewed annually. The Company incurred $130,000 in fees to IMT for the year ended December 31, 2005 (2004 - $120,000).

On February 1, 2005 IMT was granted 600,000 stock options (refer to Note 9).
On August 19, 2005 IMT was granted 1,150,000 stock options. On November 30, 2005 the 1,150,000 options to IMT were cancelled (refer to Note 9).
As of December 31, 2005 the Company owed $600,000 to a shareholder of the
Company (refer to Note 6) who is also a significant shareholder of Oak Hills
Drilling and Operating International, Inc. (Refer to Note 14)

Humphreys has been assigned a 10% carried Working Interest in each well successfully drilled on the Wagnon lease, as partial compensation for his involvement in obtaining and facilitating the execution of the Farm-Out
Agreement and to compensate for his services relating to operation and completion of wells to be located on the Wagnon Lease. (Refer to Note 3.)
During the year ended December 31, 2005 the Company incurred (a) $179,150 to its officers for management fees (2004 - $154,000); and (b) $65,000 in fees to a director (2004 - $17,500).

On January 1, 2005, the Company appointed Oak Hills as its elected operator for wells on its Wagnon Lease, and for further drilling to be conducted by
Lexington. Oak Hills Drilling and Operating, LLC replaces Oakhills Energy, Inc.
as its designated operator.
Other related party transactions are disclosed in Notes 3, 4, 8, 9 and 14.

NOTE 11: INCOME TAXES
________________________________________________________________________________

The Company has adopted FASB No. 109 for reporting purposes. As of December 31,
2005, the Company had net operating loss carry forwards of approximately
$6,875,000 that may be available to reduce future years' taxable income and will expire between the years 2006 - 2025. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

NOTE 11: INCOME TAXES - continued
________________________________________________________________________________

The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.
A reconciliation of income tax computed at the federal and state statutory tax rates and the Company's effective tax rate is as follows:

                                                      Year ended           Year ended
                                                     December 31,         December 31,
                                                         2005               2004
------------------------------------------------- -------------------- --------------------
Federal income tax provision at statutory rate              35.0%                35.0%
State income tax provision at statutory rate,
   net of federal income tax effect                          6.0                  6.0
Less valuation allowance                                   (41.0)               (41.0)
------------------------------------------------- -------------------- --------------------
Total income tax provision                                        -                    -
================================================= ==================== ====================

The tax effects of temporary differences that give rise to the Company's future tax asset (liability) are as follows:

                                     2005              2004
-------------------------------- --------------- ---------------
Loss carry forwards              $   2,819,000   $   1,330,000
Valuation allowance                 (2,819,000)     (1,330,000)
-------------------------------- --------------- ---------------
                                 $          -    $          -
================================ =============== ===============

As the criteria for recognizing future income tax assets have not been met due to the uncertainty of realization, a valuation allowance of 100% has been recorded for the current and prior year.

NOTE 12: SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS
________________________________________________________________________________
                                            Year ended            Year ended
                                        December 31, 2005      December 31, 2004
  --------------------------------- --------------------------------------------
  Cash paid during the year for:
           Interest                 $          158,828             $        -
           Income taxes             $               -              $        -
  --------------------------------- --------------------------------------------

NOTE 13: ECONOMIC DEPENDENCE
________________________________________________________________________________

During the year ended December 31, 2005, three customers accounted for 100% of the Company sales with totals of 58%, 29% and 13% respectively ( year ended
December 31, 2004 - one customer accounted for 100% of the Company's sales).

NOTE 14: SUBSEQUENT EVENTS
________________________________________________________________________________

(a) On January 23, 2006, the Company acquired 100% of the shares of Oak Hills
Drilling and Operating International, Inc., and its wholly owned operating subsidiary, Oak Hills Drilling and Operating LLC ("Oak Hills"). The companies were acquired from the vending shareholders for an aggregate of 6,000,000 restricted common shares in the capital of the Company. Assets of Oak Hills have been independently valued at approximately $5.848 million and management has determined a net tangible book value of $3.824 million as the basis for shares issued at a price per share of $0.637 and represented a 6.3% discount to the trading value of the Company's stock as at December 22 and 23, 2005, the transaction valuation date. The companies were acquired with secured promissory notes totaling $1.29 million owed to vendors of the companies. The $1.29 million in promissory notes accrue interest at 9% per annum, and require no payments of interest or principle until the end of a two year term ending January 22, 2006.
As of December 31, 2005, Oak Hills had further bank debts and equipment loans of approximately $247,400 subject to audit.

(b) On February 15, 2006 the Company entered into a one year consulting contract with a third party contractor, to provide financial and investor public relations and related matters in Germany. The Company issued 400,000 restricted common shares of the Company's stock and agreed to pay approximately $353,000
(EUR $293,000) over the term of the agreement.

(c) On March 1, 2006, 1,150,000 share options were re-assigned from IMT to two consultants of IMT at $1.25 per share in connection with business development services for the Company. The term of these options is 5 years and replaced
1,150,000 options previously granted to IMT and subsequently cancelled (see Note
9). The exercise prices, terms and conditions of the new share options issued were on the same terms and conditions as the share options cancelled.

(d) A total of 1,650,000 options were exercised (500,000 at $1.00 per share and
1,150,000 at $1.25 per share) for cash proceeds of $1,937,500. All shares issued were registered on Form S-8.

(e) On March 3, 2006, effective January 31, 2006, the Company entered into an exploration agreement with Dylan Peyton, LLC of Dallas Texas to jointly develop
Lexington's Arkoma Basin leases located in Hughes and MacIntosh Counties in the
State of Oklahoma (the "Arkoma Basin Exploration Agreement"). The property will be developed on a 50/50 equal working interest basis. An affiliate to Dylan
Peyton, LLC, named Avatar Energy, LLC, will become the operator for the project supplying at least one drilling rig to the project. The Company and Lexington have assigned 50% of the Company's undeveloped leasehold interests in Oklahoma in exchange for cash proceeds of $575,000 which equates to 50% of originally incurred leasing costs. Assignments to 50% of Lexington's leasehold interests in
Coal Creek, South Lamar, Middle Creek, and H-9 Prospects have been effected to
Dylan Peyton, LLC. Wellbores and acreage relating to previously drilled and completed wells by the Company will not form part of any assignments under the
Arkoma Basin Exploration Agreement.

NOTE 14: SUBSEQUENT EVENTS - continued
________________________________________________________________________________

(f) On March 3, 2006, effective January 31, 2006, the Company entered into an exploration agreement with Dylan Peyton, LLC of Dallas Texas to jointly develop approximately 5,000 acres of Barnett Shale and shallow gas targets in Comanche
County, Texas (the "Comanche County Exploration Agreement"). The property will be developed on a 50/50 equal working interest basis. The Company's subsidiary,
Oak Hills Drilling and Operating, LLC will become the operator of the project.
The Company will pay approximately $1,250,000 for its 50% working interest in the new acreage through a combination of $575,000 in cash and approximately
$675,000 of carried drilling costs in the first Comanche Barnett Shale test well expected to be drilled on or before September 2006.

(g) As of March 21, 2006 convertible debt holders converted a further $1,846,091 of principal and interest at $1.00 per share resulting in the issuance of
1,846,091 of common shares in the Company (refer to Note 7). The Company also repaid a further $629,405 in principal and $176,688 in interest to March 21,
2006. The outstanding balance due to the convertible debt holders at March 21,
2006 was $2,414,554.

NOTE 15: DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES (unaudited)
________________________________________________________________________________

All of the Company's Oil and Gas activities are conducted in the United States of America.

       Capitalized Costs Relating to Oil and Gas Producing Activities at:
---------------------------------------- ------------------ ------------------
                                         December 31, 2005   December 31, 2004
---------------------------------------- ------------------ ------------------
                                               Total             Total
---------------------------------------- ------------------ ------------------
---------------------------------------- ------------------ ------------------
Unproved oil and gas properties             $    4,000,024   $     1, 419,447
---------------------------------------- ------------------ ------------------
---------------------------------------- ------------------ ------------------
Proved oil and gas                          $    2,750,385   $      1,371,266
---------------------------------------- ------------------ ------------------
Accumulated depreciation, depletion, and
amortization and valuation allowances       $     (420,937)  $      (161, 328)

---------------------------------------- ------------------ ------------------
---------------------------------------- ------------------ ------------------
Net capitalized costs                       $    6,329,472   $      2,629,385
---------------------------------------- ------------------ ------------------

NOTE 15: DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES
         (unaudited) - continued
________________________________________________________________________________

Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development
Activities For the Year Ended:

----------------------------------------- ----------------- ------------------
                                          December 31, 2005 December 31, 2004
----------------------------------------- ----------------- ------------------
                                                 Total             Total
----------------------------------------- ----------------- ------------------
----------------------------------------- ----------------- ------------------
Acquisition Properties
----------------------------------------- ----------------- ------------------
- Proved                                                  -                  -
----------------------------------------- ----------------- ------------------
- Unproved                                  $     2,327,230 $        1,419,447
----------------------------------------- ----------------- ------------------
----------------------------------------- ----------------- ------------------
Exploration costs                           $             -   $              -
----------------------------------------- ----------------- ------------------
Development costs                           $     1,693,175 $        1,251,266
----------------------------------------- ----------------- ------------------
       Results of Operations for Producing Activities For the Year Ended:
------------------------------------------ ------------------ ------------------
                                           December 31, 2005  December 31, 2004
------------------------------------------ ------------------ ------------------
                                                  Total              Total
------------------------------------------ ------------------ ------------------
------------------------------------------ ------------------ ------------------
Revenues
------------------------------------------ ------------------ ------------------
- Sales                                      $       693,860 $          472,140
------------------------------------------ ------------------ ------------------
- Transfers                                                -                  -
------------------------------------------ ------------------ ------------------
      Totals                                 $       693,860    $       472,140
------------------------------------------ ------------------ ------------------
Production Costs                             $      (213,377)   $       (83,893)
------------------------------------------ ------------------ ------------------
Depreciation, depletion and amortization,
 and valuation provisions                    $      (259,609)          (161,328)
------------------------------------------ ------------------ ------------------
Income tax expense                           $             -    $             -
------------------------------------------ ------------------ ------------------
------------------------------------------ ------------------ ------------------
Results of operations from producing
activities( excluding corporate overhead
 and interest costs)                         $       220,874 $          226,919
------------------------------------------ ------------------ ------------------

NOTE 15: DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES
         (unaudited) - continued
________________________________________________________________________________
                Reserve Quantity Information For the Year Ended:
------------------------------------------   ----------------   -------------------   ----------------    ----------------
                                                   Oil                  Oil              Gas - mcf           Gas - mcf
                                            December 31, 2005    December 31, 2004   December 31, 2005   December 31, 2004
------------------------------------------   ----------------   -------------------   ----------------    ----------------
------------------------------------------   ----------------   -------------------   ----------------    ----------------
Proved developed and undeveloped reserves:
beginning of year                                        --                    --            1,350,903                --
------------------------------------------   ----------------   -------------------   ----------------    ----------------
Extensions and discoveries                               --                    --           11,375,856           1,531,026
------------------------------------------   ----------------   -------------------   ----------------    ----------------
Production                                              --                    --             (249,759)           (180,123)
------------------------------------------   ----------------   -------------------   ----------------    ----------------
Sales of minerals in place                                 --                    --                 --                  --
------------------------------------------   ----------------   -------------------   ----------------    ----------------
End of year                                              --                    --           12,477,000           1,350,903
------------------------------------------   ----------------   -------------------   ----------------    ----------------
Proved developed reserves:
    Beginning of year                                      --                    --            1,176,008                --
    End of year                                          --                    --            1,618,000           1,176,008
------------------------------------------   ----------------   -------------------   ----------------    ----------------
Oil and gas applicable to long-term supply
 agreements with government or authorities in
 which the enterprise acts as a producer:
    Proved reserves - beginning of year                  --                    --            1,350,903           1,350,903
    Received during the year                             --                    --           11,126,097                --
------------------------------------------ ---------------- ------------------- ---------------- ----------------

NOTE 15: DISCLOSURES ABOUT OIL AND GAS PRODUCING ACTIVITIES
         (unaudited) - continued
________________________________________________________________________________
Standardized Measure of Discounted Future Net Cash Flows and Changes Therein
Relating to Proved Oil and Gas Reserves at December 31, 2005

----------------------------------------------- ---------------------- ---------------------
                                                 December 31, 2005       December 31, 2004
                                                       Total                   Total
----------------------------------------------- ---------------------- ---------------------
----------------------------------------------- ---------------------- ---------------------
Future cash inflows                             $         60,228,000     $        5,273,961
----------------------------------------------- ---------------------- ---------------------
Future production and development costs         $        (22,723,000)    $       (1,642,296)
----------------------------------------------- ---------------------- ---------------------
Future income tax expense                                          -                      -
----------------------------------------------- ---------------------- ---------------------
Future net cash flows 10% annual discount For
estimated timing of cash flows                  $        (17,033,000)    $       (1,200,639)

----------------------------------------------- ---------------------- ---------------------
Standardized measure of discounted future net
cash flows                                      $         20,472,000     $        2,431,026
----------------------------------------------- ---------------------- ---------------------
Sales and transfers of oil and gas produced,
net of production costs                         $           220,874      $         226,919
----------------------------------------------- ---------------------- ---------------------
Net changes in prices and production costs                        -                      -
----------------------------------------------- ---------------------- ---------------------
Extensions, discoveries and improved
recovery, less related costs                                      -                      -
----------------------------------------------- ---------------------- ---------------------
Development costs incurred during the period    $          1,693,175      $       1,360,296
----------------------------------------------- ---------------------- ---------------------

OAK HILLS DRILLING AND OPERATING
INTERNATIONAL, INC.
CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2005 and 2004
with Report of Independent Registered Public Accounting Firm

              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Oak Hills Drilling and Operating International, Inc.

We have audited the accompanying consolidated balance sheets of Oak Hills
Drilling and Operating International, Inc. and subsidiary (the "Company") as of
December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended.
These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the
Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Oak
Hills Drilling and Operating International, Inc. and subsidiary as of December
31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Whitley Penn LLP
----------------------
Dallas, Texas
March 10, 2006

OAK HILLS DRILLING & OPERATING INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

                                                              December 31,
                                                         2005           2004
                                                  -----------    -----------
Assets
Current assets:
    Cash and cash equivalents                     $    85,035    $    24,856
    Accounts receivable:
      Trade                                           736,747           --
      Related parties                                 149,116           --
    Other current assets                               20,449         78,573
                                                  -----------    -----------
Total current assets                                  991,347        103,429
Fixed assets, net                                   1,146,746        963,715
                                                  -----------    -----------
Total assets                                      $ 2,138,093    $ 1,067,144
                                                  ===========    ===========
Liabilities and Stockholders' Deficit
Current liabilities:
    Accounts payable:
       Trade                                      $   640,948    $   151,197
       Related parties                                 41,147           --
    Accrued liabilities                               189,965        173,438
    Current portion of long-term debt                 117,069         75,951
                                                  -----------    -----------
Total current liabilities                             989,129        400,586
Long-term debt, net of current portion                108,463        149,120
Long-term debt, related parties                     1,295,961        767,203
Commitments and contingencies                            --             --
Stockholders' deficit:
    Common stock, $0.001 par value, 100,000,000
      shares authorized, 400 shares issued
      and outstanding                                    --             --
    Additional paid-in capital                         10,245         10,245
    Accumulated deficit                              (265,705)      (260,010)
                                                  -----------    -----------
Total stockholders' deficit                          (255,460)      (249,765)
                                                  -----------    -----------
Total liabilities and stockholders' deficit       $ 2,138,093    $ 1,067,144
                                                  ===========    ===========

OAK HILLS DRILLING & OPERATING INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     Year Ended December 31,
                                                       2005           2004
                                                  -----------    -----------
Revenues                                          $ 3,079,550    $      --
Operating expenses:
    Rig, well, and pulling unit expense             1,049,823         52,146
    Salaries, wages and related personnel costs     1,172,191         30,348
    Depreciation and amortization                     138,701         20,153
    General and administrative                        608,608        120,043
                                                  -----------    -----------
Total operating expenses                            2,969,323        222,690
                                                  -----------    -----------
Income (loss) from operations                         110,227       (222,690)
Interest expense                                     (115,922)       (11,409)
                                                  -----------    -----------
Net loss                                          $    (5,695)   $  (234,099)
                                                  ===========    ===========

OAK HILLS DRILLING & OPERATING INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                 Additional                        Total
                                         Common Stock              Paid-In      Accumulated     Stockholders'
                                   Shares          Amount          Capital         Deficit         Deficit
                               -------------   -------------   -------------   -------------    -------------
Balance at December 31, 2003            --     $        --     $         245   $     (25,911)   $     (25,666)
Common stock issued for cash
    and equipment                        400            --            10,000            --             10,000
    Net loss                            --              --              --          (234,099)        (234,099)
                               -------------   -------------   -------------   -------------    -------------
Balance at December 31, 2004             400            --            10,245        (260,010)        (249,765)
    Net loss                            --              --              --            (5,695)          (5,695)
                               -------------   -------------   -------------   -------------    -------------
Balance at December 31, 2005             400   $        --     $      10,245   $    (265,705)   $    (255,460)
                               =============   =============   =============   =============    =============

OAK HILLS DRILLING & OPERATING INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    Year Ended December 31,
                                                                       2005         2004
                                                                    ---------    ---------
Operating Activities
   Net loss                                                         $  (5,695)   $(234,099)
   Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities:
       Depreciation and amortization                                  138,701       20,153
       Changes in operating assets and liabilities:
          Accounts receivable, trade                                 (736,747)        --
          Accounts receivable, related parties                       (149,116)        --
          Other current assets                                         58,124      (67,778)
          Accounts payable, trade and accrued expenses                480,557      288,174
          Accounts payable, related parties                            41,147         --
                                                                    ---------    ---------
Net cash provided by (used in) operating activities                  (173,029)       6,450
Investing Activities
   Purchases of fixed assets                                         (216,050)    (758,797)
Financing Activities
   Proceeds from issuance of common stock                                --         10,000
   Payments on long-term debt                                         (79,500)        --
   Proceeds from issuance of long-term debt, related parties          528,758      767,203
                                                                    ---------    ---------
Net cash provided by financing activities                             449,258      777,203
Net increase in cash and cash equivalents                              60,179       24,856
Cash and cash equivalents at beginning of year                         24,856         --
                                                                    ---------    ---------
Cash and cash equivalents at end of year                            $  85,035    $  24,856
                                                                    =========    =========
Supplemental Disclosure of Cash Flow Information
      Cash paid during the year for interest                        $  19,637    $    --
                                                                    =========    =========
Non-cash Transactions
      Purchase of fixed assets through issuance of long-term debt   $ 105,682    $ 225,072
                                                                    =========    =========
      Settlement of long-term debt, related party, through
                assumption of accounts payable                      $  25,721    $    --
                                                                    =========    =========

Oak Hills Drilling and Operating International, Inc.
Notes to CONSOLIDATED Financial Statements
December 31, 2005 and 2004

A. Nature of Business

Oak Hills Drilling and Operating International, Inc., a Nevada corporation, was incorporated in 2004. The Company's wholly owned subsidiary, Oak Hills Drilling and Operating, LLC, began operations in 2003. The Company provides contract drilling services to companies exploring for crude oil and natural gas. The
Company's corporate office is located in Holdenville, Oklahoma.

B. Summary of Significant Accounting Policies

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Basis of Accounting

The accounts are maintained and the consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.
Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 2005 and
2004, the Company had no such investments. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation.
At December 31, 2005 and 2004, there were no uninsured portion of deposits.

Accounts Receivable

The Company performs ongoing credit evaluations of its customers' financial condition and extends credit to virtually all of its customers on an uncollateralized basis. Credit losses to date have not been significant and have been within management's expectations. Management has not established a bad debt reserve due to no accounts being deemed uncollectible. In the event of complete

B. Summary of Significant Accounting Policies - continued

non-performance by the Company's customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

Fixed Assets

Property and equipment are stated at cost. Depreciation is computed using straight-line method over the estimated useful lives of the assets for financial reporting purposes. Drilling rigs and related equipment have estimated useful lives of ten years. Automobiles, trucks, other equipment, software, furniture, fixtures and office equipment useful lives of five years. Expenditures for major renewals and betterments that extend the useful lives are capitalized.
Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are charged or credited in the accompanying consolidated statement of operations of the respective period.

Impairment of Long-Lived Assets

The Company reviews its long-term assets for impairment in accordance with
Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the
Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that, when events or circumstances indicate that the carrying amount of an asset may not be recoverable, the Company should determine if impairment of value exists. If the estimated undiscounted future net cash flows are less than the carrying amount of the assets, an impairment exists and an impairment loss must be calculated and recorded. If an impairment exists, the impairment loss is calculated based on the excess of the carrying amount of the asset over the asset's fair value.
Any impairment loss is treated as a permanent reduction in the carrying value of the assets. Through December 31, 2005, no events or circumstances have arisen which would require the Company to record a provision for impairment on its long-lived assets.

Revenue Recognition

The Company enters into contracts with customers, and revenues are earned and recognized on a per-day basis as services are rendered when collectibility is deemed probable.

Income Taxes

Deferred income taxes are determined using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income taxes are measured using enacted tax rates expected to apply to taxable income in years in which such temporary differences are expected to be recovered or settled. The effect on deferred income taxes of a change in tax rates is recognized in the statement of income of the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

Fair Value of Financial Instruments

In accordance with the reporting requirements of SFAS No. 107, Disclosures About
Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this

B. Summary of Significant Accounting Policies - continued

statement and includes this additional information in the notes to the consolidated financial statements when the fair value is different than the carrying value of those financial instruments. The estimated fair values of accounts receivable, accounts payable, and accrued expenses approximate their carrying amounts due to the relatively short maturity of these instruments. The carrying value of short- and long-term debt also approximates fair value since these instruments bear market rates of interest. None of the financial instruments are held for trading purposes.

C. Fixed Assets

Fixed assets consist of the following:

                                                 December 31,
                                              2005         2004
                                           ----------   ----------
Drilling rigs and related equipment        $  921,895   $  752,557
Automobiles and trucks                        121,882         --
Other equipment                               227,969      227,325
Software                                       21,548         --
Furniture, fixtures and office equipment       12,306        3,986
                                           ----------   ----------
                                            1,305,600      983,868
Less accumulated depreciation                 158,854       20,153
                                           ----------   ----------
Fixed assets, net                          $1,146,746   $  963,715
                                           ==========   ==========

D. Long-Term Debt

The Company has entered into notes payable to financial institutions secured by certain assets of the Company with interest rates ranging from 6.25% to 11.5%
and maturing January 2006 through October 2010.

Future maturities of long-term debt are as follows:

2006                                           $       117,069
2007                                                    46,116
2008                                                    22,718
2009                                                    22,420
2010                                                    17,209
                                              -----------------
Total future maturities of long-term debt      $       225,532
                                              =================

E. Long-Term Debt - Related Parties

The Company has entered into notes payable to stockholders secured by the assets of the Company bearing interest at a rate of 9% with total principal and interest due on maturity in 2008.

F. Income Taxes

Income tax expense for the years presented differs from the "expected" federal income tax expense computed by applying the U.S. federal statutory rate of 34%
to earnings before income taxes for the years ended December 31, as a result of the following

                                             2005        2004
                                         --------    --------
Computed expected tax benefit            $ (1,936)   $(79,594)
Other                                      11,654        --
Deferred tax asset valuation allowance
                                           (9,718)     79,594
                                         --------    --------
Total income before income taxes         $   --      $   --
                                         ========    ========

The significant components of the Company's deferred tax assets and liabilities at December 31, are as follows:

                                 2005        2004
                              --------    --------
Fixed assets                  $(10,153)   $  7,457
Net operating losses            87,026      79,134
Valuation allowance            (76,873)    (86,591)
                              --------    --------
Total deferred income taxes   $   --      $   --
                              ========    ========

The Company has established a valuation allowance to fully reserve the deferred tax assets at December 31, 2005 and 2004 due to the uncertainty of the timing and amounts of future taxable income. At December 31, 2005, the Company had net operating loss carryforwards of approximately $235,000 which expire in 2023 through 2025.

G. Concentrations

Revenue

For the year ended December 31, 2005, the Company had four customers that accounted for 10%, 10%, 13%, and 68% of total revenue. For the year ended
December 31, 2004, the Company had no revenues, as they began drilling in 2005.

Accounts Receivable

As of December 31, 2005, the Company had two customers that accounted for 48%
and 15% of the total accounts receivable balance. As of December 31, 2004, the
Company had no accounts receivable.

H. Related Party Transactions

In 2005, the Company paid approximately $17,500 in rent to a stockholder of the
Company for office space. In 2005 and 2004, the Company accrued approximately
$98,000 and $10,000, respectively, of interest expense for long-term debt due to related parties, none of which has been paid and is included in accrued expenses in the accompanying consolidated balance sheets.

I. Subsequent Event

Effective January 23, 2006, the Company was acquired by Lexington Resources,
Inc., which is a natural resource exploration and production company.

LEXINGTON RESOURCES, INC.

UNAUDITED PRO FORMA BALANCE SHEET

As of December 31, 2005

                                                                                  Oak Hills
                                                                   Lexington      Drilling &
                                                                   Resources,     Operating,       Pro Forma
                                                                      Inc.           Inc.         Adjustments        Pro Forma
                                                                 ------------    ------------    ------------       ------------
Assets
Current assets:
     Cash and cash equivalents                                   $    520,332    $     85,035    $       --         $    605,367
     Accounts receivable:
        Trade                                                         184,546         736,747            --              921,293
        Related Parties                                                  --           149,116         (68,692)(1)         80,424
     Current portion of deferred finance fees                         401,715            --              --              401,715
     Other assets                                                        --            20,449            --               20,449
                                                                 ------------    ------------    ------------       ------------
Total current assets                                                1,106,593         991,347         (68,692)         2,029,248

     Deferred finance fees                                            267,810            --              --              267,810
     Property, plant, and equipment, net                            6,331,639       1,146,746       4,152,460(2)      11,630,845
                                                                 ------------    ------------    ------------       ------------

Total assets                                                     $  7,706,042    $  2,138,093    $  4,083,768       $ 13,927,903
                                                                 ============    ============    ============       ============

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable and accrued liabilities                    $    936,265    $    872,060    $      6,308(1)(2)  $ 1,814,633
     Current portion of long-term debt & convertible debt           2,542,754         117,069            --            2,659,823
                                                                 ------------    ------------    ------------       ------------
Total current liabilities                                           3,479,019         989,129           6,308          4,474,456

     Long-term debt and convertible debt, less current portion      1,220,965       1,404,424            --            2,625,389
                                                                 ------------    ------------    ------------       ------------
Total liabilities                                                   4,699,984       2,393,553           6,308          7,099,845

Commitments and contingencies                                            --              --              --                 --

Stockholders' equity:
     Common stock, without par value                                    5,575            --              --                5,575
     Additional paid-in-capital                                    16,297,665          10,245       3,811,755(2)      20,119,665
     Common stock purchase warrants                                 2,809,836            --              --            2,809,836
     Accumulated deficit                                          (16,107,018)       (265,705)        265,705(2)     (16,107,018)
                                                                 ------------    ------------    ------------       ------------
Total stockholders' equity                                          3,006,058        (255,460)      4,077,460          6,828,058
                                                                 ------------    ------------    ------------       ------------

Total liabilities and stockholders' equity                       $  7,706,042    $  2,138,093    $  4,083,768       $ 13,927,903
                                                                 ============    ============    ============       ============

LEXINGTON RESOURCES, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Year Ended December 31, 2005

                                                               Oak Hills
                                               Lexington       Drilling &
                                               Resources,      Operating,      Pro Forma
                                                  Inc.            Inc.        Adjustments       Pro Forma
                                             ------------    ------------    ------------    ------------
Revenues                                     $    693,860    $  3,079,550    $       --      $  3,773,410

Expenses:
      Cost of revenues                            472,986       2,360,715         407,746(1)    3,241,447
      Consulting - stock based                  1,913,991            --              --         1,913,991
      Selling, general and administrative       2,070,707         608,608            --         2,679,315
                                             ------------    ------------    ------------    ------------

Total expenses                                  4,457,684       2,969,323         407,746       7,834,753
                                             ------------    ------------    ------------    ------------

Operating income (loss)                        (3,763,824)        110,227        (407,746)     (4,061,343)

Interest expense and finance fees              (4,775,039)       (115,922)           --        (4,890,961)
                                             ------------    ------------    ------------    ------------

Net loss                                     $ (8,538,863)   $     (5,695)   $   (407,746)   $ (8,952,304)
                                             ============    ============    ============    ============

Earnings (loss) per common share - basic
      and diluted                            $      (0.49)                                  $      (0.38)

Weighted average common shares outstanding     17,470,971                                      23,470,971

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2005

The following unaudited pro forma financial statements give effect to the acquisition by Lexington Resources, Inc. ("Lexington Resources") of Oak Hills Drilling & Operating International, Inc. ("Oak Hills") for 6,000,000 restricted common shares in the capital of Lexington Resources. accounted for using the purchase method.

The following unaudited pro forma statement of operations for the year ended December 31, 2005 gives effect to the aforementioned transaction as if the transaction had occurred on January 1, 2005. The following unaudited pro forma balance sheet as of December 31, 2005 gives effect to the aforementioned transaction as if the transaction had occurred as of that date. The following unaudited pro forma financial data may not be indicative of what the consolidated results of operations or financial position of Lexington Resources would have been, had the transaction to which such data gives effect been completed on the dates assumed, nor are such data necessarily indicative of the consolidated results of operations or financial position of Lexington Resources that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the consolidated financial statements and notes of Lexington Resources as of December 31, 2005 and 2004 and for each of the two years then ended appearing in Lexington Resource's Form 10-KSB, and the consolidated financial statements of Oak Hills appearing elsewhere in this filing.

Notes to Unaudited Pro Forma Statement of Operations

The Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 2005 has been adjusted to reflect the following:

(1) To adjust depreciation expense for the step-up in basis of property, plant and equipment resulting from the purchase price allocation for the acquisition of Oak Hills.

The Unaudited Pro Forma Balance Sheet as of December 31, 2005 has been adjusted to reflect the following:

(1) To remove accounts receivable due to Oak Hills from Lexington Resources.

(2) Records the acquisition of Oak Hills, as discussed above, for the total consideration of $3,897,000, comprised of the 6,000,000 restricted common stock shares valued at $3,822,000 and estimated transaction costs of $75,000:

Current assets.............................................$   991,347
Property, plant and equipment..............................  5,299,206
Current liabilities........................................   (989,129)
Long-term debt............................................. (1,404,424)
                                                           ------------

                                                           $ 3,897,000
                                                           ============

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.         INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS"), our articles of incorporation and our bylaws.

Nevada Revised Statute Section 78.7502 provides that:

    a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

    a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

    to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Nevada Revise Statute Section 78.751 provides that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) by our stockholders;

(b) by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

(d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

(e) by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company, any of our stockholders or any other for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Further, our Bylaws provide that we shall, to the fullest and broadest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto. We may, but shall not be obligated to, maintain insurance, at our expense, to protect ourself and any other person against any liability, cost or expense. We shall not indemnify persons seeking indemnity in connection with any threatened, pending or completed action, suit or proceeding voluntarily brought or threatened by such person unless such action, suit or proceeding has been authorized by a majority of the entire Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by us in connection with the preparation and filing of this registration statement. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$1,933
Accounting fees and expenses	$7,500
Legal fees and expenses	$30,000
Transfer agent and registrar fees	$1,000
Fees and expenses for qualification under state securities laws	$1,000
Miscellaneous (including Edgar filing fees)	$1,500
Total:	$42,932.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling shareholders to broker-dealers in connection with the sale of their shares.

ITEM 26.         RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have sold unregistered securities in private placement offerings, issued stock in exchange for debts or pursuant to contractual agreements as set forth below.

In April and May of 2006, we completed a private placement offering under Regulation D and Regulation S of the Securities Act pursuant to which we issued an aggregate of 7,650,000 units at a subscription price of $1.00 per unit for gross proceeds of $7,650,000. Each such unit is comprised of one common share and one non-transferable common stock purchase warrant. Each resulting warrant entitles the holder thereof to purchase an additional share of common stock (the "warrant Share") at a price of $1.25 per warrant Share. We paid finders' cash fees of $382,500 and issued 765,000 shares to certain parties (including 202,500 shares to Parc Place) in consideration for them introducing us to certain investors in connection with Regulation S transactions. We issued units to investors who were either a U.S. resident- or a non-U.S. resident. The investors executed subscription agreements and acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from our management concerning any and all matters related to acquisition of the securities. We have agreed to file a registration statement with the SEC within 60 days from the initial closing date covering the resale of shares of our common stock issued to the investors as part of the units, the finders' shares and the shares of our common stock issuable to the investors upon exercise of the warrants.

During the nine-month period ended September 30, 2006, we issued an aggregate of 3,423,747 shares of our common stock in connection with the conversion of convertible notes. An aggregate of $3,390,122 in principal and $33,625 in interest in the convertible notes was converted into 3,423,747 shares of our common stock at a conversion price of $1.00 per share. We issued the shares of common stock in reliance upon Section 4(2) of the Securities Act.

On January 23, 2006, we issued an aggregate of 6,000,000 shares of our restricted common stock to the shareholders of Oak Hills International at a price of approximately $0.637645 per share in accordance with the terms and provisions of the Oak Hills Share Exchange Agreement. The per share consideration was calculated by reference to the assets of Oak Hills obtained from the independent third party valuation, and management's further calculation of net tangible value inclusive of all other balance sheet assets, current, and long-term liabilities of the acquired companies resulting in the shares issued as consideration, with such shares issued at a 6.3% discount to the trading value of our stock as at December 22-23, 2005, the transaction valuation date. The shares were issued pursuant to an exemption from registration under Section 4(2) of the 1933 Securities Act. We also negotiated favourable terms on long term debt that formed part of the acquisition deferring payment of interest and principal for a period of two years. Oak Hills has outstanding promissory notes totalling $1,295,961, which accrue interest at 9% per annum and require no payments of interest or principal until the end of a two year term ending January 22, 2008.

On February 15, 2006, we issued an aggregate of 400,000 shares of our restricted common stock in accordance with the terms and provisions of a consulting agreement (the "Consulting Agreement"), with EurXchange Consulting Ltd., a Canadian corporation ("EurXchange"). Pursuant to the terms and provisions of the EurXchange Consulting Agreement: (i) EurXchange agreed to render to us consulting services including, but not limited to, translations of webpage, business plan and new releases into German, establishment of communication during European business hours, chat line coordination, web portal presence through Wallstreet Online, production and distribution of a MIDAS research report and a penny stock report, presentation of roadshows, production of certain mailers, and establishment of a Stock Hotline telephone line; (ii) we will pay to EurXchange a cash retainer in the aggregate amount of 293,000 EUR, with the first instalment of 153,000 EUR due on date of execution of the EurXchange Consulting Agreement and the second and third instalment of 70,000 EUR payable on April 15, 2006 and May 15, 2006, respectively; and (iii) we shall issue to EurXchange an aggregate of 400,000 shares of our restricted common stock. The shares were issued pursuant to an exemption from registration under Section 4(2) of the 1933 Securities Act.

In September and October of 2005 we issued secured and Convertible Notes pursuant to a private placement with certain accredited investors, in reliance on Rule 506 promulgated under Section 4(2) of the Securities Act, for aggregate gross proceeds of $5,860,000. The transaction costs associated with this private placement were approximately $938,550 (comprised of introduction and legal fees). In that regard we issued: (i) an aggregate of $5,860,000 in secured, convertible two-year promissory notes bearing 8% interest; (ii) for every two shares of our common stock purchasable in accordance with the conversion provisions of the Convertible Notes, one Class A warrant, for an aggregate of 2,930,000 Class A warrants, to purchase a share of our common stock at an exercise price of $1.50 per share for a three-year term after this registration statement has been declared effective by the SEC; (iii) for every two shares of our common stock purchasable in accordance with the conversion provisions of the Convertible Notes, one Class B warrant, for an aggregate of 2,930,000 Class B warrants, to purchase an additional share of our common stock at an exercise price of $1.25 per share for a one-year term after this registration statement has been declared effective by the SEC; and (iv) 586,000 Finder's warrants to purchase shares of our common stock at an exercise price of $1.00 per share for a term of three years after this registration statement has been declared effective by the SEC.

In accordance with the terms of the Convertible Notes, and by way of example, for each $1,000 of principal and interest that is converted the holder will now receive 1000 of our shares of our common stock on a fully diluted basis as of the last day preceding the conversion date. For the purposes of this calculation only, "fully diluted basis" includes all of the shares of our common stock issuable upon conversion of all of the Convertible Notes issued in that private placement as if all such Convertible Notes were fully converted on the closing date of the private placement, however, shall not thereafter include shares of common stock issued upon the actual conversion of such Convertible Notes and the exercise of the related Class A warrants, Class B warrants and Finder's warrants.

We have agreed to file a registration statement with the SEC within 30 days from the initial closing date covering the resale of shares of our common stock underlying the Convertible Notes, the Class A warrants, the Class B warrants and the Finder's warrants (collectively, the "warrants") and the shares issuable upon exercise of the warrants. The respective warrant terms begin after the registration statement filed by the Company has been declared effective by the SEC.

See our current report on Form 8-K dated September 20, 2005 for further descriptions of the Convertible Notes, warrants and finder's fee.

On July 26, 2005, which took effect on August 22, 2005, we entered into a settlement agreement with C.K. Cooper & Company, Inc. ("CKCC") (the "Settlement Agreement") relating to an engagement letter dated September 9, 2004 between CKCC and the Company (the "Engagement Letter"). Pursuant to the Engagement Letter we granted a right of first refusal to CKCC to be engaged as the managing dealer or placement agent for any subsequent offerings of our securities for a 12-month period commencing on September 30, 2004. During this 12-month period the Company issued secured and Convertible Notes pursuant to a private placement through an entity other than CKCC. Pursuant to the Settlement Agreement CKCC agreed to waive its right of first refusal under the Engagement Letter and we agreed, among other things, to issue 200,000 shares of our common stock to CKCC. We also granted certain registration rights to CKCC for the shares issued pursuant to the Settlement Agreement.

On May 23, 2005 Brent Pierce exercised options that had been assigned him by IMT to acquire 100,000 shares of common stock at a price of $0.167 per share for gross proceeds to the Company of approximately $16,667. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

During the period from June 1, 2005 to August 22, 2005 we issued long-term promissory notes (the "Long-Term Notes") to Newport Capital Corp. and Vince Aballini in the aggregate principal amount of $1,165,000 in connection with secured long-term loans. The Long-Term Notes bear interest at a rate of 10% per annum, compounded semi-annually. The principal amount and interest on the Long-Term Notes are payable by the Company on a blended monthly basis over a five-year period during the term of the Long-Term Notes. As of September 30, 2005 outstanding principal and accrued interest relating to the Long-Term Notes had been repaid and such Long-Term Notes are no longer outstanding. In connection with the Long-Term Notes, the holders of the Long-Term Notes received an aggregate of 233,000 warrants to purchase shares of our common stock at a price of $3.00 per share. The warrants expire on May 31, 2010. The investors in the Long-Term Notes are each "accredited investors" and the issuance of the Long-Term Notes and the warrants were exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act.

On November 1, 2004 we completed the sale of an aggregate of 1,700,686 units, at a purchase price of $1.47 per unit, for gross proceeds of approximately $2,319,264 net of a $180,746 agent's fee (the "November Placement"). Further, the holder of two of our outstanding promissory notes in the aggregate principal amount of $500,000, plus accrued interest of $12,637, exchanged the promissory notes and accrued interest for units, resulting in the issuance of an additional 376,318 units. Each unit consists of one share of our common stock and one September warrant to purchase a share of our common stock at an exercise price of $1.68. The November warrants were exercisable for a term of 180 days after our registration statement on Form SB-2 was declared effective by the SEC on January 21, 2005, thereby creating an expiry date of July 23, 2005. As of the date of this registration statement an aggregate of 304,367 November warrants were exercised for aggregate proceeds of $495,964 net of $15,373 in brokers' fees. The remaining 1,396,319 November warrants have expired by their terms.

CKCC served as the placement agent for the November Placement. The total commission paid or payable to CKCC in connection with the November Placement was: (i) a cash payment of approximately $155,745 (which equals 8% of the total amount of capital received by our company from investors obtained from CKCC from the sale of the units in the transaction); (ii) a cash payment of approximately $15,373 (equal to 5% of the capital to be received by us upon the exercise of the November warrants); (iii) 46,353 warrants to purchase shares of our common stock on terms and conditions equal to the November warrants issued to the unit holders; and (iv) $25,000 in reimbursed expenses incurred by CKCC.

The units were offered and sold only to accredited investors in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act. The units sold in the November Offering were not registered under the Securities Act or state securities laws, and could not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.

During the period from February 15, 2005 to April 18, 2005 certain holders of the units exercised 304,367 of the November warrants included with each unit at an exercise price of $1.68 per share, for gross proceeds to the Company of $511,336.56.

On April 26, 2004 we issued a $400,000 convertible promissory note (the "Note") to Vincenzo Abellini ("Abellini") in connection with a loan (the "Loan"). Interest on the Note accrued at a rate equal to the American Prime Lender Rate plus 1% per annum simple interest until paid in full. No payment of principal or interest was due on the Note until April 30, 2005, at which point Mr. Abellini could have demanded payment of the principal amount and all accrued and unpaid interest at any time. Mr. Abellini had the right to convert the Note into shares of our common stock at a price of $5.00 per share. We were able to prepay the Note in whole or in part at any time with ten days' prior notice without penalty. On October 26, 2004 Mr. Abellini exchanged the Note and all accrued and unpaid interest under the Note for units in the Company on the same terms as the units that were offered in the November Placement. Mr. Abellini is an "accredited investor" and the conversion of the Note to units was exempt from the registration provisions of the Securities Act under Rule 506 and Section 4(2).

On June 30, 2004 we issued a $100,000 convertible promissory note (the "Second Note") to Mr. Abellini in connection with a loan (the "Second Loan"). Interest on the Second Note accrued at a rate of the American Prime Lender Rate plus 1% per annum simple interest until paid in full. No payment of principal or interest was due on the Second Note until June 30, 2005, at which point Mr. Abellini could demand payment of the principal amount and all accrued and unpaid interest at any time. Mr. Abellini had the right to convert the Second Note into shares of our common stock at a price of $2.50 per share. We were able to prepay the Second Note in whole or in part at any time with ten days' prior notice without penalty. On October 26, 2004 Mr. Abellini exchanged the Second Note and all accrued and unpaid interest under the Second Note for units in the Company on the same terms as the units that were offered in November Placement. Mr. Abellini is an "accredited investor" and the conversion of the Second Note to units was exempt from the registration provisions of the Securities Act under Rule 506 and Section 4(2).

On June 23, 2004 Brent Pierce exercised options that had been assigned him by IMT to acquire 80,000 shares of our common stock at a price of $3.00 per share for gross proceeds to the Company of $240,000. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On June 23, 2004 Brent Pierce exercised options that had been assigned him by IMT to acquire 150,000 shares of our common stock at a price of $3.00 per share for gross proceeds to the Company of $450,000. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On June 16, 2004 Brent Pierce exercised options that had been assigned him by IMT to acquire 90,000 shares of our common stock at a price of $3.00 per share for gross proceeds to the Company of $270,000. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On May 18, 2004 we exchanged $495,000 in debt owed to ICI that had been assigned to Richard Elliot Square, a consultant for IMT, for the exercise price of 495,000 options to acquire shares of our common stock that had been assigned by IMT to Richard Elliot Square at a price of $1.00 per share. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On April 24, 2004 we sold an aggregate of 400,000 units (the "April 2004 units"), at a purchase price of $2.50 per April 2004 unit, for gross proceeds of approximately $1,000,000 (the "April 2004 Placement"). Each April 2004 unit is comprised of one share of our common stock and one-half of one non-transferable share purchase warrant (the "April 2004 warrant"). Each such whole April 2004 warrant entitles the holder thereof to purchase one additional share of common stock at an exercise price of $5.00 per share and expires on December 31, 2005. In connection with the April 2004 Placement, we issued 39,800 warrants to Eiger East Finance Ltd. as a finder's fee. The April 2004 units were offered and sold pursuant to Regulation S and Rule 506 of Regulation D of the Securities Act. No underwriter was involved in the transaction.

On January 22, 2004 we exchanged $150,000 in debt owed to ICI that had been assigned to Richard Elliot Square, a consultant for IMT, for the exercise price of 300,000 options to acquire shares of our common stock that had been assigned by IMT to Richard Elliot Square at a price of $0.50 per share. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On January 22, 2004 we exchanged $50,000 in debt owed to ICI that had been assigned to Alexander Cox, a consultant for IMT, for the exercise price of 100,000 options to acquire shares of our common stock that had been assigned to him by IMT, at a price of $0.50 per share. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2).

On January 22, 2004 we exchanged $150,000 in debt owed to ICI that had been assigned to Richard Elliot Square, a consultant for IMT, for the exercise price of 300,000 options to acquire shares of our common stock that had been assigned by IMT to Richard Elliot Square at a price of $0.50 per share. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On November 30, 2003 Intergold Corporation issued 100,000 shares of its common stock to ICI in satisfaction of $250,000 that was owed to ICI. The shares of common stock were issued to ICI in reliance on exemptions from registration under Section 4(2) of the Securities Act.

On November 26, 2003 Intergold Corporation issued 10,000 shares of its restricted common stock to Parc Place in satisfaction of $11,100 that was owed to Parc Place. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On November 26, 2003 we sold 100,000 units of the Company to James C. Dow, at a price of $2.50 per unit, for gross proceeds of $250,000. Each unit consists of one share of our common stock and one-half of one warrant to purchase a share of our common stock at a price of $5.00 per share. The shares of common stock and the warrants issued to Mr. Dow were offered and sold pursuant to Regulation S of the Securities Act. No underwriter was involved in the transaction.

On November 25, 2003 Brent Pierce exercised options that had been assigned to him by IMT to acquire 150,000 shares of our common stock at a price of $0.50 per share through the exchange of debt owed to ICI that had been assigned to Brent Pierce and cash to the Company in the amount of $40,565. The offer and sale of these securities was exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On November 24, 2003 we exchanged $175,000 in debt owed to ICI that had been assigned to Brent Pierce, a consultant for IMT, for the exercise price of 350,000 options to acquire shares of our common stock that had been assigned by IMT to Brent Pierce at a price of $0.50 per share. The offer and sale of these securities were exempt from the registration provisions of the Securities Act pursuant to Regulation S and Section 4(2) of the Securities Act.

On November 24, 2003 we exchanged $12,500 in debt owed to ICI that had been assigned to Robert Stevens, a consultant for IMT, for the exercise price of 25,000 options to acquire shares of our common stock that had been assigned to him by IMT at a price of $0.50 per share. The offer and sale of these securities was exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act.

On November 24, 2003 we exchanged $12,500 in debt owed to ICI that had been assigned to Len Braumberger, a consultant for IMT, for the exercise price of 25,000 options to acquire shares of our common stock that had been assigned to him by IMT at a price of $0.50 per share. The offer and sale of these securities was exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act.

Pursuant to the Share Exchange Agreement entered into on November 19, 2003, we issued 3,000,000 (pre-forward share split) shares of our common stock to the Lexington Oil & Gas Shareholders in proportion to their respective holdings in Lexington Oil & Gas for 100% of the issued and outstanding shares of Lexington Oil & Gas. The issuance of our shares of common was exempt from registration pursuant to Regulation S and Rule 506 of Regulation D of the Securities Act.

ITEM 27.         EXHIBITS

The following exhibits are filed with this registration statement on Form SB-2:
Exhibit Number	Description of Exhibit
2.1	Share Exchange Agreement dated November 19, 2003(1)
3.1	Articles of Incorporation(4)
3.2	Bylaws incorporated by reference to Exhibit 3.1 filed on Form 8-K dated October 1, 2004(2)
5.1	Opinion and consent of Lang Michener LLP as to legality of securities being registered(10)
10.1	Wagnon Farm-Out Agreement dated December 5, 2004(3)
10.2	South Lamar Farm-Out Agreement #1 dated April 21, 2004(3)
10.3	Assignment of South Lamar Farmouts(3)
10.4	South Lamar Farm-Out Agreement #2 dated April 21, 2004(3)
10.5	South Lamar Farm-Out Agreement #3 dated April 21, 2004(3)
10.6	SISM Research & Investment Services Agreement dated June of 2005(5)
10.7	Douglas Humphreys Consultation Agreement dated July 12, 2004(3)
10.8	Oak Hills Drilling and Operating, LLC Drilling Agreement dated November 8, 2004(3)
10.9	Form of Securities Purchase Agreement in connection with private placement of units(4)
10.10	South Lamar Farm-Out Agreement #4 dated July 14, 2004(3)
10.11	Settlement Agreement with C.K. Cooper & Company, Inc. dated July 26, 2005(6)
10.12	Exploration Agreement between Lexington Oil & Gas Ltd. Co. and Rylan Peyton, LLC dated January 31, 2006(7)
10.13	Consulting Agreement between Lexington Resources Inc. and EurXchange Consulting Ltd. dated February 15, 2006(7)
10.14	Exploration Agreement between Lexington Oil & Gas Ltd. and Dylan Peyton, LLC dated January 31, 2006, together with Comanche County assignment(7)
10.15

Share Exchange Agreement between Lexington Resources Inc., Oak Hills Drilling and Operating International, Inc., Oak Hills Drilling and Operating, LLC and shareholders of Oak Hills Drilling and Operating International, Inc. dated January 20, 2006(8)

10.16	Agreement between Lexington Resources Inc. and Pathway Investment LP dated July 14, 2005(7)
10.17	Stock Option Plan of Lexington Resources, Inc. dated February 2, 2004(4)
10.18	Lexington Resources, Inc. Amended Stock Option Plan(5)

Exhibit Number	Description of Exhibit
10.19	Form of $1.00 Unit Private Placement Subscription Agreement in connection with the private placement of units(10)
10.20	Financial Consulting Services Agreement between Lexington Resources Inc. and International Market Trend AG dated November 10, 2003(11)
10.21	Agreement dated December 29, 2006 between Oak Hills Drilling and Operating LLC and Innovative Energy Services(12)
16.1	Letter on change in Certifying Accountant from Dale Matheson Carr-Hilton LaBonte Chartered Accountants dated April 20, 2006(9)
21.1	List of Subsidiaries(10)
23.1	Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants(15)
23.2	Consent of Whitley Penn LLP(15)
23.3	Consent of Pinnacle Energy Services, LLC with respect to year-end 2005 report(13)
23.4	Consent of Pinnacle Energy Services, LLC with respect to mid-year 2006 report(14)
23.5	Consent of Lang Michener LLP (included in Exhibit 5.1)(10)
23.6	Consent of James B. Matthews(15)
24.1	Power of Attorney (included on the signature page of this registration statement)

  Incorporated by reference to Exhibit 4.1 of the Company's Form 10-KSB filed with the SEC on April 7, 2004 (SEC File No. 000-25455).

  Incorporated by reference to Exhibit 3.1 of the Company's Form 8-K filed with the SEC on October 1, 2004 (SEC File No. 000-25455).

  Filed as an Exhibit to the Company's Form SB-2, filed with the SEC on December 15, 2004 (SEC File No. 333-121301), and incorporated herein by this reference.

  Filed as an Exhibit to the Company's Form SB-2, filed with the SEC on January 19, 2005 (SEC File No. 333-121301), and incorporated herein by this reference.

  Filed as an Exhibit to the Company's Form SB-2, filed with the SEC on October 17, 2005 (SEC File No. 333-129068), and incorporated herein by this reference.

  Filed as an Exhibit to the Company's Form SB-2, filed with the SEC on November 18, 2005 (SEC File No. 333-129068), and incorporated herein by this reference.

  Filed as an Exhibit to the Company's Form 10-KSB, filed with the SEC on March 31, 2006 (SEC File No. 000-25455), and incorporated herein by this reference.

  Filed as an Exhibit to the Company's Form 8-K filed with the SEC on January 24, 2006 (SEC File No. 000-25455) and incorporated herein by this reference.

  Filed as an Exhibit to the Company's Form 8-K filed with the SEC on April 21, 2006 (SEC File No. 000-25455) and incorporated herein by this reference.

  Filed as an Exhibit to the Company's Form SB-2, filed with the SEC on July 3, 2006 (SEC File No. 333-135576), and incorporated herein by this reference.

  Filed as an Exhibit to the Company's Form 10-KSB, filed with the SEC on April 7, 2004 (SEC File No. 000-25455) and incorporated herein by this reference.

  Filed as an Exhibit to the Company's Form 8-K filed with the SEC on January 10, 2007 (SEC File No. 000-25455) and incorporated herein by this reference.

  Filed as an Exhibit to the Company's Form SB-2, filed with the SEC on July 3, 2006 (SEC File No. 333-135576), and incorporated herein by this reference.

  Filed as an Exhibit to the Company's Form SB-2, filed with the SEC on October 3, 2006 (SEC File No. 333-135576), and incorporated herein by this reference.

  Filed as an Exhibit to this registration statement.

ITEM 28.         UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)       To include any additional or changed material information with respect to the plan of distribution,

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934;

2.       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.       To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4.       That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)      Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vancouver, Province of British Columbia, Canada, on January 24, 2007.

LEXINGTON RESOURCES, INC. By: /s/ Grant R. Atkins Grant R. Atkins President, Chief Executive Officer, Chairman, Principal Executive Officer and a director

POWER OF ATTORNEY

Know all persons by these presents that that each individual whose signature appears below constitutes and appoints Grant R. Atkins as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.
Signature	Title	Date
/s/ Grant R. Atkins Grant R. Atkins	President, Chief Executive Officer, Chairman, Principal Executive Officer and a director	January 24 , 2007
/s/ Douglas Humphreys Douglas Humphreys	Director	January 24 , 2007
/s/ Normal J.R. MacKinnon Norman J.R. MacKinnon	Director, Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer	January 24 , 2007
/s/ Steve Jewett Steve Jewett	Director	January 24 , 2007
/s/ Gino Cicci Gino Cicci	Director	January 24 , 2007